UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20459

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

Datakey, Inc.
(Name of Registrant as Specified in its Charter)

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November      , 2004
Dear Datakey, Inc. Shareholder:

     You are invited to attend a Special Meeting of Shareholders of Datakey, Inc. (“Datakey”), at 407 W Travelers Trail Burnsville MN 55337, on December      , 2004, at 11:00 a.m., local time (the “Special Meeting”). At the Special Meeting, you will be asked to consider and approve the merger of Snowflake Acquisition Corp. (“Snowflake”), a wholly-owned subsidiary of SafeNet Inc. (“SafeNet”), with and into Datakey, pursuant to an Agreement and Plan of Merger dated as of September 9, 2004 (the “Merger” or the “Merger Agreement”).

     The Merger is the second and final step of SafeNet’s acquisition of Datakey. The first step was a tender offer by Snowflake for all of the outstanding shares of Common Stock of Datakey at a price of $0.65 per share, and all of the outstanding Convertible Preferred Stock at a price of $2.50 per share, net to the seller, without interest (and subject to applicable withholding taxes). This offer expired on Tuesday, October 26, 2004 (the "Tender Offer”). As a result of the Tender Offer, Snowflake now owns approximately 75% of the outstanding Common Stock of Datakey and all of the outstanding Convertible Preferred Stock.

     As described in the enclosed Information Statement, pursuant to the Merger Agreement, Snowflake will merge with and into Datakey, with Datakey surviving the Merger as a wholly-owned subsidiary of SafeNet. Each share of the Common Stock of Datakey, other than shares of Common Stock owned by Snowflake or SafeNet, and other than shares of Common Stock held by shareholders who perfect their dissenters’ rights under Minnesota law, will be converted into the right to receive $0.65 per share without interest (and subject to applicable withholding taxes)(“Merger Consideration”). As Snowflake now owns all shares of the Convertible Preferred Stock, such shares will be cancelled.

     The affirmative vote of holders of a majority of the shares of Datakey Common Stock and at least 90% of the shares of Datakey Convertible Preferred Stock outstanding and entitled to vote at the Special Meeting is necessary to approve the Merger. As a result of the Tender Offer, Snowflake now owns a sufficient number of shares of both classes of Datakey stock to assure approval of the Merger, and Snowflake will vote all of its shares in favor of the Merger. Consequently, the affirmative vote of other Datakey shareholders will not be required to approve the Merger.

     The Board of Directors of Datakey in office prior to the Tender Offer unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Tender Offer and the Merger and it also unanimously determined that the terms of the Tender Offer were, and, the Merger and the Merger Agreement, including the Merger Consideration, are, fair to and in the best interests of Datakey’s shareholders. Such Board of Directors also unanimously recommended that Datakey’s Shareholders approve the Merger.

     Among the factors considered by Datakey Board in evaluating the Tender Offer and Merger was the opinion dated September 9, 2004, of Manchester Financial Group, LLC (“Manchester”), Datakey’s financial advisors, to the effect that, as of such date, based upon and subject to the considerations and assumptions set forth therein, the Merger Consideration to be received by holders of Datakey Common Stock pursuant to the Tender Offer and the Merger was fair from a financial point of view to such shareholders. The written opinion of Manchester is attached as Appendix C to the enclosed Information Statement and you should read it carefully and in its entirety.

     The enclosed Information Statement provides you with a summary of the Merger Agreement and additional information about the parties involved. Following the approval of the Merger by Datakey shareholders at the Special Meeting, the closing of the Merger will occur as soon after as all of the other conditions to the closing of the Merger are satisfied.

     PLEASE READ THE INFORMATION STATEMENT CAREFULLY WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,
/s/ Timothy L. Russell
Chief Executive Officer

Datakey, Inc.
407 W Travelers Trail
Minneapolis, MN 55337
(612) 890-6850

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held at                     , December      , 2004

     To our Shareholders:

     NOTICE IS HEREBY GIVEN that a special meeting of our shareholders will be held at                     , located at                     , on                     , December      , 2004, at            a.m. local time. At the special meeting, shareholders will act on the following matters:

(1)	To consider and vote upon a proposal to approve the merger of Snowflake Acquisition Corp. (“Snowflake”), a wholly-owned subsidiary of SafeNet, Inc., a Delaware corporation (“SafeNet”), with and into Datakey, Inc. (“Datakey”), substantially on the terms set forth in the Agreement and Plan of Merger, dated as of September 9, 2004, by and among Datakey, Snowflake and SafeNet, (the “Merger Agreement”) and the other transactions contemplated by the Merger Agreement, all in the manner described in the enclosed Information Statement; and

(2)	To consider and vote upon any other matters that properly come before the special meeting and any adjournments or postponements of that special meeting.

     All holders of record of shares of Common Stock at the close of business on November 8, 2004 are entitled to notice of, and to vote at, the special meeting or any postponements or adjournments of the special meeting. We hope all shareholders will attend the special meeting in person.

     Our Board of Directors has unanimously approved the terms of the merger agreement and the transactions contemplated by it, including the Merger, and unanimously determined that such terms and transactions, including the Merger, are advisable and in the best interests of Datakey and our shareholders and unanimously recommends that you vote FOR approval of the merger.

     We encourage you to read this Information statement carefully. If you have any questions or need assistance, please call SafeNet/Datakey Investor Relations Department at (443) 327-1200. In addition, you may obtain information about us from the documents that we have filed with the Securities and Exchange Commission. You may also retrieve financial information from our website at www.datakey.com.

     This notice and Information statement was first mailed to shareholders on or about November,      2004.

By order of the Board of Directors,
/s/ Thomas R. King
Secretary

November      , 2004
Burnsville, Minnesota

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING INFORMATION

     This Information Statement (including information incorporated by reference) contains certain forward-looking statements, including relating to the financial condition, results of operations, plans, objectives, future performance and businesses of our company, as well as information relating to the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement, including, statements concerning the expected closing of the Merger, the conduct of the business of our company if the Merger is completed and tax consequences of the Merger. These statements include statements regarding the intent, belief or current expectations of us and members of our respective management teams, as well as the assumptions on which those statements are based. Words such as “believes,” “expects,” “anticipate,” “intends,” “plans,” “estimates” and variations of such words and similar words also identify forward-looking statements. These forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties; actual events and results may differ materially from those contemplated by the forward-looking statements.

     We caution you not to place undue reliance on any such forward-looking statements. We and SafeNet undertake no obligation to update or revise forward-looking statements in this proxy statement to reflect changes in assumptions, the occurrence of unanticipated events, or changes in future operating results over time. Such statements speak only as of the date that they are made.

TABLE OF CONTENTS

SUMMARY TERM SHEET	1
QUESTION AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING	4
THE PARTIES	6
PROPOSAL TO APPROVE THE MERGER	8
The Merger	8
Voting Requirements	9
Dissenters’ Rights	9
Background of The Merger	10
Purpose of The Merger	12
Recommendation of The Datakey Board Of Directors and Special Committee	12
Reasons for the Recommendation of the Datakey Board of Directors and Special Committee	13
Opinion of Manchester Financial Group, LLC	14
Interests of Certain Persons	8
The Merger Agreement And Other Agreements	10
Certain United States Federal Income Tax Consequences	32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT 34
OTHER MATTERS	35
STOCKHOLDER PROPOSALS	35
APPENDIX A	36
THE MERGER AGREEMENT	36
APPENDIX B	37
SECTIONS 302A.471 AND 302A.473 TO MBCA	37
APPENDIX C	38
MANCHESTER FINANCIAL GROUP, LLC WRITTEN OPINION	38

Datakey, Inc.

407 W TRAVELERS TRAIL
MINNEAPOLIS, MN 55337
(612)890-6850

INFORMATION STATEMENT

SUMMARY TERM SHEET

     This summary term sheet summarizes selected information contained elsewhere in this Information Statement but may not contain all of the information that may be important to you. You are urged to read the entire Information Statement carefully, including the attached appendices and the other documents that accompany this Information Statement. Datakey has included section references to direct you to a more complete description of the topics contained in this summary.

The Special Meeting

•	General

     This Information Statement is being furnished to the holders of shares of our capital stock for use at the special meeting, and at any adjournments or postponements thereof, in connection with the approval of the Merger of Snowflake Acquisition Corp. (“Snowflake”) with and into Datakey, Inc. (“Datakey”) pursuant to an Agreement and Plan of Merger by and among SafeNet, Inc., Snowflake and Datakey. The meeting will be held at            located                               ,              , December      , 2004 at                 a.m. local time.

•	Vote Required

     The proposal for the approval of the Merger requires the affirmative vote of (i) the holders of a majority of the outstanding shares of Common Stock and (2) the holders of at least 90% of the outstanding shares of Convertible Preferred Stock of Datakey. Snowflake holds approximately 75% of the outstanding shares of Common Stock and all of the outstanding shares of Convertible Preferred Stock and, therefore, has sufficient votes to approve the Merger. See “The Parties – Voting Requirements”.

•	Record Date and Quorum

     We have set November 8, 2004 as the record date of determining those shareholders who are entitled to notice of, and vote at, the special meeting

     The presence at the meeting, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of stock will constitute a quorum. Snowflake holds sufficient shares of both classes for a quorum.

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•	Payment Procedures

     Promptly after the completion of the merger, you will receive a letter of transmittal describing how you may exchange your stock certificates for the merger consideration. At that time, you must send in your stock certificates with your completed letter of transmittal to the paying agent. You should not send your stock certificates to us or anyone else until you receive these instructions. Promptly after surrendering your stock certificates and such other documents identified in the instructions, you will receive payment of your merger consideration in exchange for your shares.

•	Parties to the Merger

     Datakey is a Minnesota corporation that develops and markets software products that are designed to simplify and strengthen user authentication for the information security market. Datakey also distributes smartcards, tokens and readers for use with its line of access and identity software solutions. See “The Parties”.

     SafeNet develops markets, sells and supports hardware and software network security products and services that enable secure communications and data services. SafeNet’s products and services are used to create secure wide area networks and virtual private networks over the Internet to prevent security breaches that could result in unauthorized access to confidential data, invasion of privacy and financial loss. SafeNet’s security solutions allow its customers to lower the cost of deploying and managing secure, reliable wide area networks and enable the use of the Internet for secure business communications and transactions with customers, suppliers and employees. SafeNet’s Common Stock is traded on the Nasdaq National Market under the symbol “SFNT.” For additional information concerning SafeNet and Snowflake. See “The Parties”.

     Snowflake is a wholly-owned subsidiary of SafeNet, Inc., a Delaware corporation (“SafeNet”). Snowflake was formed by SafeNet to effect the offer to purchase Datakey’s shares that expired on October 26, 2004 (the “Tender Offer” or simply the “Offer") and other transactions contemplated by the Merger Agreement. See “The Parties”.

•	Merger Consideration

     In the Merger, each outstanding share of our Common Stock (not owned by Snowflake or SafeNet) will be converted into the right to receive $0.65 in cash without interest. The merger consideration is fixed and will not be adjusted for changes in the price of Common Stock prior to the closing date of the merger. The merger consideration is equal to the same price per share paid for Common Stock in the Tender Offer. The Convertible Preferred Stock will be cancelled.

Purpose of the Merger

     The purpose of the Merger is to allow Snowflake to acquire the remaining outstanding shares of Common Stock of Datakey. See “Proposal to Approve the Merger – The Merger”.

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Recommendation of Datakey Board of Directors and Special Committee.

     The Board of Directors and a Special Committee thereof of disinterested directors in office prior to the Tender Offer unanimously recommended that the Merger be approved by shareholders. See “Proposal to Approve the Merger – Recommendation of the Datakey Board of Directors and Special Committee and “Reasons for the Recommendation of the Datakey Board of Directors and Special Committee.”

Fairness Opinion

     Manchester Financial Group, LLC (“Manchester”) delivered to Datakey’s Board of Directors, prior to the execution of the Merger Agreement, its written opinion dated September 9, 2004, to the effect that, as of such date, based upon and subject to the considerations and assumptions set forth therein the $0.65 per share of Common Stock to be received by the holders of Common Stock in the Merger is fair from a financial point of view to such holders. See Appendix C – Opinion of Manchester Financial Group, LLC.

Appraisal Rights

     Under Minnesota law, appraisal rights are available to holders of Common Stock in connection with the Merger. See “Proposal to Approve the Merger – Dissenters’ Rights”.

Material Federal Income Tax Considerations

     The Merger will have tax consequences for you. The receipt of cash in exchange for your shares of Common Stock will be taxable for federal income tax purposes. Your tax consequences will depend on your personal situation. You are urged to consult your own tax advisor for a full understanding of the tax consequences of the Merger to you. See “Certain Federal United States Income Tax Consequences.”

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QUESTION AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

•	Who is offering to merge with Datakey?

     Our name is Snowflake Acquisition Corp. We are a Minnesota corporation formed by SafeNet as its direct, wholly-owned subsidiary for the purpose of acquiring all of the outstanding capital stock of Datakey. See the “The Parties.”

•	What are the classes and amounts of securities participating in the Merger?

     All issued and outstanding shares of Common Stock of Datakey, including the associated preferred stock purchase or other rights, and all issued and outstanding shares of Convertible Preferred Stock of Datakey. See “The Merger Agreement and Other Agreements.”

•	What is the purpose of the Merger?

     The Merger is the second and final step of SafeNet’s acquisition of Datakey. The first step was the Tender Offer by Snowflake to purchase all of the outstanding shares of Common Stock of Datakey and all of the outstanding Convertible Preferred Stock of Datakey. This offer expired on Tuesday, October 26, 2004. The purpose of the Merger is to acquire all outstanding shares not purchased pursuant to the Tender Offer. The transaction structure includes the Merger in order to ensure the acquisition by SafeNet of all Datakey’s outstanding shares. See “Purpose of the Merger.”

•	How much Shareholders will be paid and in what form of payment?

     The Merger consideration is $0.65, net to you in cash without interest thereon (and subject to applicable withholding taxes), for each share of Common Stock (including the associated preferred stock purchase or other rights). This is the same price as was paid by Snowflake in the Tender Offer for shares of Common Stock.

•	What are the most significant provisions of the Merger?

     The Merger Agreement provides that, following the consummation of the Tender Offer, subject to the terms and conditions thereof, at the effective time of the Merger:

•	Snowflake will be merged with and into Datakey, and, as a result of the Merger, the separate corporate existence of Snowflake will cease;

•	Datakey will be the successor or surviving corporation in the Merger and will continue to be governed by the laws of the State of Minnesota;

•	the separate corporate existence of Datakey, with all its rights, privileges, immunities, powers and franchises, will continue unaffected by the Merger; and

•	Datakey will succeed to and assume all the rights and obligations of Snowflake.

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     At the effective time of the Merger, each issued and outstanding share of Snowflake’s Common Stock will be converted into one fully paid and nonassessable share of Common Stock of Datakey. Each share of Datakey capital stock owned by SafeNet, Snowflake or any other wholly-owned subsidiary of SafeNet will be automatically cancelled and no consideration will be delivered in exchange therefor, and each issued and outstanding share of Common Stock of Datakey will be converted into $0.65 per share, without interest (and subject to applicable withholding taxes). The Convertible Preferred Stock will be cancelled. From and after the effective time of the Merger, shares of capital stock of Datakey will automatically be cancelled, and each holder of a certificate representing any shares will cease to have any rights with respect thereto, except the right to receive the Merger consideration upon the surrender of such certificate.

     In addition, the Merger Agreement contains customary provisions concerning, among others, Indemnifications and Insurance, Termination fees, Representations and Warranties, Datakey’s Option Plans, Datakey’s Board of Directors, Interim Operations and Covenants, No Solicitations, Confidentiality, and more. See “The Merger Agreement and Other Agreements” and Appendix A.

•	What does the board of directors of Datakey think of the Merger?

     The Board of Directors is now controlled by SafeNet representatives as a result of the Tender Offer. However, Datakey’s board of directors and its special committee of disinterested directors in office prior to the Tender Offer unanimously determined that $0.65, net to the seller in cash, for each share of Datakey Common Stock (including the associated preferred stock purchase or other rights) and $2.50 per share, net to the seller in cash, for each share of Datakey Convertible Preferred Stock was fair to, and in the best interests of, you and Datakey. Datakey’s board of directors unanimously recommended that you vote for the Merger. See “Introduction” to this Information Statement and “Background of the Merger.”

•	How many of Datakey shares were tendered in the Tender Offer?

     Approximately 8,799,873 shares of Datakey’s Common Stock (including the associated preferred stock purchase and other rights), representing approximately 75% of Datakey’s outstanding Common Stock, and 150,000 shares of Datakey’s Convertible Preferred Stock, representing all of Datakey’s outstanding Convertible Preferred Stock were tendered to and purchased by Snowflake, a wholly-owned subsidiary of SafeNet.

•	How will Snowflake, SafeNet’s wholly-owned subsidiary vote the tendered shares?

     Snowflake will vote all of the shares of Datakey it owns in favor of the Merger.

•	How would my vote in the Special Meeting affect the decision to merge?

     Under Minnesota law, the Merger must be submitted at the special meeting to the shareholders of Datakey. The Plan of Merger must be approved by the affirmative vote of the holders of a majority of the Common Stock and at least 90% of the Convertible Preferred Stock.

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     As discussed above, following the Tender Offer, Snowflake now owns in excess of a majority of Datakey’s shares of Common Stock and all the Convertible Preferred Stock which is sufficient to approve the Merger. This means that your vote, for or against the Merger, will not affect the decision to merge.

•	Is Snowflake’s financial condition relevant to my decision to approve the Merger?

     The Merger is not subject to any financing condition. Because the form of payment consists solely of cash and all of the funding that will be needed will come from SafeNet’s working capital, we do not think our financial condition is relevant to your decision as to whether to vote for or against the Merger. Pursuant to the Merger Agreement, SafeNet has agreed to provide Snowflake with funds necessary to consummate the Merger and to pay for any outstanding capital stock of Datakey not owned by SafeNet or Snowflake pursuant to any merger of us into Datakey.

•	As a result of the Merger, will Datakey continue as a public company?

     If Snowflake merges with and into Datakey, SafeNet will own all of the outstanding capital stock of Datakey and Datakey no longer will be publicly owned. Even if the Merger does not take place, the purchase of all of the tendered shares left so few remaining shareholders and publicly held shares of Datakey that there may not be a public trading market for Datakey stock. Datakey has requested the Securities and Exchange Commission (“SEC”) to allow it to cease making filings with the SEC and to deregister its stock. As a result, Datakey is not expected to be required to comply with the SEC rules relating to publicly held companies.

•	If I did not tender my shares, how will the Merger affect my shares?

     If you did not tender your shares in the Tender Offer and the Merger takes place, your shares will be cancelled. Unless you exercise dissenters’ rights under Minnesota law (see “Proposal to Approve the Merger — Dissenters’ Rights”. You will receive the same amount of cash per share in the Merger that you would have received had you tendered your shares in the Tender Offer.

•	Who can I talk to if I have questions about the Merger?

     You may call SafeNet/Datakey Investors Relations Department at (443)327-1200. See the back cover of this Information Statement for additional information on how to contact our Investors Relations Department.

THE PARTIES

     Datakey. Datakey is a Minnesota corporation with its principal executive office at 407 West Travelers Trail, Minneapolis, Minnesota 55337. The telephone number of Datakey at such office is (952) 890-6850. According to its Quarterly Report for the quarterly period ended June 30, 2004 on Form 10-QSB, Datakey develops and markets software products that are designed to simplify and strengthen user authentication for the information security market.

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Datakey also distributes smart cards, tokens and readers for use with its line of access and identity software solutions.

     Selected Financial Information. Consolidated financial information with respect to Datakey can be found in Datakey’s Annual Report on Form 10-KSB for the year ended December 31, 2003 and its Quarterly Report on Form 10-QSB for the three-month periods ended March 31, 2004, and June 30, 2004, each as filed with the SEC pursuant to the Exchange Act. More comprehensive financial information is included in such reports and in other documents filed by Datakey with the SEC. These filings are available at the SEC as provided below.

     Available Information. Subject to the suspension of the requirement to file reports pursuant to Section 13 or 15(a) of the Exchange Act, Datakey is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is obligated to file, proxy statements and certain other information with the SEC. Information as of particular dates concerning Datakey’s directors and officers, their remuneration, options granted to them, the principal holders of Datakey’s securities and any material interests of such persons in transactions with Datakey is required to be disclosed in proxy statements distributed to Datakey’s shareholders and filed with the SEC. Such reports, proxy statements and other information are available for inspection at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such information are obtainable by mail, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information relating to Datakey that have been filed via the EDGAR System.

     SafeNet. SafeNet is a Delaware corporation. SafeNet develops, markets, sells and supports hardware and software network security products and services that enable secure communications and data services. SafeNet’s products and services are used to create secure wide area networks and virtual private networks over the Internet to prevent security breaches that could result in unauthorized access to confidential data, invasion of privacy and financial loss. SafeNet’s security solutions allow its customers to lower the cost of deploying and managing secure, reliable wide area networks and enable the use of the Internet for secure business communications and transactions with customers, suppliers and employees. SafeNet’s principal executive offices are located at 4690 Millennium Drive, Belcamp, Maryland 21017, and its telephone number at that address is (443) 327-1200.

     Additional Available Information. In connection with the Tender Offer pursuant to Rule 14d-3 under the Exchange Act, SafeNet and Snowflake filed with the SEC a Tender Offer Statement on Schedule TO (the “Schedule TO”), and exhibits to the Schedule TO.

     Additionally, SafeNet is subject to the information and reporting requirements of the Exchange Act and is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Certain information, as of particular dates, concerning SafeNet’s business, principal physical properties, capital structure, material pending legal proceedings, operating results, financial condition, directors and officers (including their remuneration and stock options granted to them), the principal holders of

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SafeNet’s securities, any material interests of such persons in transactions with SafeNet and certain other matters is required to be disclosed in proxy statements and annual reports distributed to SafeNet’s shareholders and filed with the SEC. The Schedule TO and the exhibits thereto, as well as these other reports, proxy statements and other information, may be inspected at the SEC’s public reference library at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such information are obtainable by mail, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 450 Fifth Street, N.W., Washington D.C. 20549. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information relating to SafeNet that have been filed via the EDGAR System.

     Snowflake. Snowflake is a Minnesota corporation which was recently formed at the direction of SafeNet for the purpose of effecting the Tender Offer and the Merger. SafeNet owns all of the outstanding capital stock of Snowflake. It is not anticipated that Snowflake will have any significant assets or liabilities or engage in any activities other than those incident to the Tender Offer and the Merger. Snowflake’s principal executive offices are located at 4690 Millennium Drive, Belcamp, Maryland 21017, and its telephone number at that address is (443) 327-1200.

PROPOSAL TO APPROVE THE MERGER

     The Merger

     Pursuant to the Merger Agreement, as soon as practicable after the approval of the Merger by shareholders and the satisfaction or waiver of all conditions to the Merger (as defined below), Snowflake will be merged with and into Datakey with Datakey surviving the Merger as a wholly-owned subsidiary of SafeNet (the “Merger”). At the effective time of the Merger, each share then outstanding (other than shares owned by SafeNet, Snowflake, or by shareholders, if any, who are entitled to and properly exercise dissenters’ rights under Minnesota law) will be converted into the right to receive $0.65 per share of Common Stock, net to the seller in cash, without interest thereon (and subject to applicable withholding taxes) (such price being referred to herein as the “Merger Consideration”). The Convertible Preferred Stock will be cancelled because Snowflake owns all of the outstanding shares of Convertible Preferred Stock. Shareholders who exercise dissenters’ rights under Minnesota law will receive a judicially determined fair value for their shares, which value could be more or less than the Merger Consideration. “The Merger Agreement and the Other Agreements” and Appendix A.

     Consummation of the Merger is subject to a number of conditions, including the approval and adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and 90% of the Convertible Preferred Stock.

     As of November 9, 2004, with respect to Datakey: (1) 11,767,254 shares of Datakey Common Stock were issued and outstanding, (2) 150,000 shares of Convertible Preferred Stock were issued and outstanding, (3) no shares of Series B Preferred Stock were issued and outstanding, (4) no shares of undesignated capital stock were issued and outstanding, (5) 1,789,728 shares of Common Stock were reserved for issuance pursuant to outstanding

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Datakey options, (6) 6,593,823 shares of Common Stock were subject to issuance under Datakey warrants and (7) 83,876 shares of Common Stock were available for issuance in the purchase period ending December 31, 2004 under Datakey’s employee stock purchase plan.

Voting Requirements

     Stockholder Approval. Under the Minnesota Business Corporation Act (the “MBCA”) and Datakey’s Articles of Incorporation, the approval of the Datakey board of directors and the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and 90% of the outstanding Convertible Preferred Stock is required to adopt and approve the Merger Agreement and to implement the Merger. Approximately 8,799,873 shares of Datakey’s Common Stock (including the associated preferred stock purchase and other rights), representing approximately 75% of Datakey’s outstanding Common Stock, and 150,000 shares of Datakey’s Convertible Preferred Stock, representing all of Datakey’s outstanding Convertible Preferred Stock, have been tendered and purchased by Snowflake. On October 20, 2004, Snowflake elected three new directors, and two previous Datakey directors resigned. This represents a majority of the members of Datakey’s board of directors and now Snowflake is able to effect the Merger without the affirmative vote of any other stockholder of Datakey.

     Treatment of Abstentions and Broker Non-Votes. If you submit a ballot that indicates an abstention from voting on the Merger proposal, your shares will be counted as present for purposes of determining the existence of a quorum, but they will not be voted on the Merger proposal. An abstention from voting on the Merger proposal will therefore have the same effect as a vote against the Merger.

     Under NASD rules, your broker cannot vote your shares of Datakey Common Stock on the Merger proposal without specific instructions from you. If you do not provide instructions, your bank or broker may deliver a ballot expressly indicating that it is not voting your shares; this indication that a broker is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will be counted for the purpose of determining the existence of a quorum and will not be voted on the Merger proposal. A broker non-vote will thus have the same effect as a vote against the Merger.

     Quorum. Snowflake owns sufficient shares of Common Stock and Convertible Preferred Stock for a quorum for the Special Meeting.

     Special Meeting. A Special Meeting of the shareholders of Datakey will be held at 407 W. Travelers Trail, Minneapolis, MN 55337, on December      , 2004, at 11:00 a.m., local time (the “Special Meeting”). At the Special Meeting, Datakey Shareholders will be asked to consider and approve the Merger Agreement.

Dissenters’ Rights

     This Information Statement also notifies Datakey shareholders of the availability of dissenters’ rights pursuant to Sections 302A.471 and 302A.473 of the Minnesota Business

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Corporations Act (“MBCA”), a copy of which is attached to this Information Statement as Appendix B. If you do not wish to accept the cash Merger Consideration to which you will be entitled following completion of the Merger, you have the right to seek an appraisal of the fair value of your shares by the Minnesota courts if you properly perfect your dissenters’ rights.

     Any Datakey shareholder who wishes to preserve his or her right to seek an appraisal should carefully review Sections 302A.471 and 302A.473 of the MBCA. Datakey shareholders seeking an appraisal of the fair value of their shares should also consult with their legal advisers since failure to comply on a timely basis with the procedures set forth in Section 302A4.73 will result in the loss of dissenters’ rights.

     Among other requirements, Section 302A.473 requires a shareholder who wishes to exercise his dissenters’ rights to file with Datakey, prior to the vote on the Merger (in the Special Meeting), a written notice of intent to demand the fair value of the shares owned by him and he must not vote the shares in favor of the Merger. After the Merger has been approved by the board of directors and the shareholders, Datakey shall send to the dissenting shareholders who complied with the requirements of the MBCA a notice (the “Notice”). In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the Notice (the “Demand”). After the Merger takes effect, or after Datakey receives a valid Demand, whichever is later, Datakey shall remit to each dissenting shareholder who has complied with the relevant provisions the amount Datakey estimates to be the fair value of the shares, plus interest. If a dissenter believes that the amount remitted is less than the fair value of the shares plus interest, the dissenter may give written notice to Datakey of the dissenter’s own estimate of the fair value of the shares, plus interest, within 30 days after Datakey mails the remittance, and demand payment of the difference (the “Second Demand”). Otherwise, a dissenter is entitled only to the amount remitted by the Datakey. If Datakey receives a Second Demand, it shall, within 60 days after receiving the Second Demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with Datakey or file in court a petition requesting that the court determine the fair value of the shares, plus interest. Any such judicial determination of the fair value of the shares could be based upon factors other than, or in addition to, the price per share to be paid in the Merger or the market value of the shares. The amount of the fair value of the shares as determined by the Minnesota court could be less than, the same as or greater than the Merger Consideration.

     The foregoing summary of the dissenters’ rights under the MBCA does not purport to be a complete statement of the procedures to be followed by shareholders desiring to exercise any dissenters’ rights available under the MBCA. The preservation and exercise of dissenters’ rights require strict adherence to the applicable provisions of the MBCA. If a shareholder withdraws or loses his right to dissenters’ rights, such holder’s shares will be automatically converted into, and represent only the right to receive, the merger consideration, without interest. See Appendix B for the complete text of the MBCA’s dissenters’ rights provisions.

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Background of The Merger

     SafeNet continually explores and conducts internal discussions with regard to acquisitions and other strategic corporate transactions that are consistent with its corporate strategies.

     On July 14, 2004, Shelley Harrison of SafeNet made a telephone call to Tim Russell of Datakey to inquire about Datakey’s products and technologies. Mr. Harrison was evaluating various products and technologies to assess compatibility with SafeNet’s strategic direction and product plans.

     On July 27, 2004 at SafeNet Headquarters in Belcamp, Maryland Anthony Caputo, Shelley Harrison, and Kevin Hicks of SafeNet met with Tim Russell, Dave Feste, and Chris Schwartzbauer of Datakey to discuss business synergies between SafeNet and Datakey and to consider the terms of a potential acquisition transaction. The prospect of a loan by SafeNet to Datakey was also discussed. Mr. Caputo was present by telephone.

     On August 19, 2004 at Datakey headquarters in Minneapolis, Minnesota, Anthony Caputo and Shelley Harrison of SafeNet and Tim Russell, Dave Feste and Chris Schwartzbauer of Datakey met to further analyze the value of combining Datakey with SafeNet and to generally discuss business terms of an acquisition and terms of a loan by SafeNet to Datakey.

     On August 24, 2004 at the Omni Ambassador Hotel in Chicago, Anthony Caputo and Ken Mueller of SafeNet and Tim Russell and Dave Feste of Datakey met to negotiate terms of a possible acquisition of Datakey by SafeNet. The terms of a loan by SafeNet to Datakey were also discussed.

     On September 7, 2004, at SafeNet’s Headquarters in Belcamp, Maryland, Carole Argo and Phil Saunders of SafeNet and Tim Russell and Chris Schwartzbauer of Datakey met to review management and staffing of Datakey were it to be acquired by SafeNet.

     Between September 7, 2004, and September 9, 2004, attorneys and representatives of SafeNet and Datakey met to negotiate the terms of a definitive Agreement and Plan of Merger, Stock Option Agreement, and Secured Loan Agreement.

     After the close of financial markets on the afternoon of September 9, 2004, SafeNet and Datakey finalized and executed the definitive Merger Agreement, the Stock Option Agreement, and the Secured Loan Agreement. At the same time, certain shareholders of Datakey signed the Shareholders Agreements. A joint press release announcing the transaction was issued immediately after the signing of the definitive Merger Agreement.

     On September 21, 2004 Snowflake filed with the SEC Schedule TO of the Tender Offer to purchase for cash all outstanding shares of Common Stock (including the associated Preferred Stock Purchase Rights) and all outstanding shares of Convertible preferred Stock of Datakey. The Tender Offer which was scheduled to expire on October 19, 2004 was extended through October 26, 2004. Approximately 8,799,873 shares of Datakey’s Common Stock (including the associated preferred stock purchase and other rights), representing approximately 75% of Datakey’s outstanding Common Stock, and 150,000 shares of Datakey’s Convertible Preferred

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Stock, representing all of Datakey’s outstanding convertible preferred stock have been tendered. As a result, Snowflake has appointed the majority of the members of Datakey’s board of directors and has the voting power to effect the Merger without the affirmative vote of any other shareholder of Datakey.

Purpose of The Merger

     The purpose of the Merger is to acquire all outstanding shares not purchased pursuant to the Tender Offer. The transaction structure includes the Merger in order to ensure the acquisition by SafeNet of all Datakey’s outstanding shares.

     Upon consummation of the Merger, SafeNet’s common equity interest in Datakey will increase to 100% and SafeNet will be entitled to all the benefits resulting from that interest. These benefits include complete management with regard to the future conduct of Datakey’s business and any increase in its value. Similarly, SafeNet will also bear the risk of any losses incurred in the operation of Datakey and any decrease in the value of Datakey.

     Upon consummation of the Merger, the shareholders of Datakey will no longer have an equity interest in Datakey and instead will have only the right to receive cash consideration pursuant to the Merger Agreement. Similarly, the shareholders of Datakey will not bear the risk of any decrease in the value of Datakey after selling their shares in the Tender Offer or the subsequent Merger.

     Going Private Transactions. The SEC has adopted Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is applicable to certain “going private” transactions and which may under certain circumstances be applicable to the Merger or another business combination following the purchase of shares pursuant to the Tender Offer in which Snowflake seeks to acquire the remaining shares not held by it. Snowflake believes that Rule 13e-3 will not be applicable to the Merger because it is anticipated that the Merger will be effected within one year following the consummation of the Tender Offer and, in the Merger, shareholders will receive the same price per share as paid in the Tender Offer. When Rule 13e-3 applies, the rule requires, among other things, that certain financial information concerning Datakey and certain information relating to the fairness of the proposed transaction and the consideration offered to minority shareholders be filed with the SEC and disclosed to shareholders prior to consummation of the transaction.

     Recommendation of The Datakey Board of Directors and Special Committee.

     Pursuant to the terms of the Merger Agreement after the purchase by Snowflake of shares in the Tender Offer, Snowflake had the right to appoint a proportion of the Board equal to the proportion of the outstanding shares of capital stock of Datakey. As Snowflake acquired approximately 75% of the outstanding Common Stock and all of the Convertible Preferred Stock, representatives of Snowflake, and indirectly SafeNet, now control the Datakey Board of Directors. However, the Board of Directors of Datakey and a special committee of its disinterested directors in office prior to the Tender Offer unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Tender

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Offer and the Merger, and also unanimously determined that the terms of the Tender Offer, the Merger and the Merger Agreement are fair to and in the best interests of Datakey’s shareholders. Among the factors considered by the Datakey Board in evaluating the Merger was the opinion dated September 9, 2004, of Manchester, Datakey’s financial advisors to the effect that, as of such date, based upon and subject to the considerations and assumptions set forth therein, the Merger Consideration to be received by the holders of Datakey Common Stock pursuant to the Tender Offer and the Merger was fair from a financial point of view to such shareholders. The full text of Manchester opinion is attached as Appendix C to this Information Statement.

     Reasons for the Recommendation of the Datakey Board of Directors and Special Committee

     In reaching their recommendation described above regarding the transaction, the Datakey Board and Special Committee considered a number of factors, including without limitation, the following:

•	On October 17, 2004, the Company was required to pay the Convertible Note holders approximately $2.2 million. The Company did not have the capital resources to make the payment. It had three alternatives: (1) seek a conversion or extension from the note holders; (2) conduct another private financing; or (3) sell the Company. The representatives of the Convertible Note holders advised the Company they would only extend the notes for three months for which they would require a repricing of the note holders’ warrants and conversion rights to the then current market price of the Datakey stock. The Board would not accept these terms. In regard to seeking another private financing, the Board, after seven months, had only one non-binding term sheet for a private financing of $6.2 million (including a conversion of the convertible Notes) at $0.50 per share. This financing, if closed, and there was no guarantee the financing would be closed, would have resulted in a change of control of Datakey. The Board and Special Committee believed the sale of the Company to SafeNet was in the best interests of the shareholders.

•	The Company has not generated positive cash flow from operations since its fiscal year ended December 31, 1995. Recent Management forecasts indicated Datakey may be nominally cash flow positive by the end of 2005. Even if the proposed financing by the institutional investor had been accepted, the Company would have required additional financing late in 2005 and there was no assurance that any such financing could be obtained and, if obtained, that the financing would not be on significantly worse terms.

•	The future of the Company on its own depended primarily on the market acceptance of Datakey Axis. Sales of Datakey Axis have not met projections to date. Management believes that the disappointing sales to date are primarily attributable to Datakey’s uncertain financial status. Without substantial long-term financing, management believes that sales of Datakey Axis will continue to lag which will make any future financings on reasonable term unlikely.

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•	From August 1, 2004 through September 9, 2004, the closing price of Datakey stock ranged from a low of $.32 per share on August 31, 2004 to a high of $.53 per share on August 11, 2004. The transaction price of $.65 per share represents a 29.2% premium over the closing price of $.46 per share on September 9, the last day of trading prior to the announcement of the merger.

•	The presentation made by management, with the assistance of Manchester Financial Group, LLC, regarding the financial implications of the proposed institutional equity financing.

•	The opinion of management that in terms of the best interests of the Datakey shareholders, the SafeNet merger was superior to the proposed institutional financing.

•	The presentation made by Manchester Financial Group LLC to the Board and Special Committee of Datakey and its opinion that the price of $.65 per share to be received by the holders of the Company’s Common Stock is fair, from a financial point of view, to such shareholders.

•	There has been an ongoing and extensive review of financial and strategic alternatives since April 2003, which, for the most part, have been unsuccessful. The Board and the Special Committee took into account the substantial difficulties Datakey had in generating interest in Datakey as a strategic partner or as an investment vehicle and the significant risks it faced as a small cap stand alone information security company.

•	The Company’s ability to generate a rate of growth acceptable to the stock market depends on its ability to provide strong market coverage of its current products. Without a strong balance sheet, its ability to compete with larger, better established companies is difficult.

Opinion of Manchester Financial Group, LLC

Opinion of Datakey’s Financial Advisor

     Datakey retained Manchester Financial Group, LLC to render to Datakey’s board of directors an opinion as to the fairness, from a financial point of view, of the consideration to be received by the holders of Datakey Common Stock in the transaction.

     Manchester delivered to the board of directors of Datakey on September 9, 2004 its opinion, as of that date and based upon and subject to the assumptions, factors and limitations set forth in the written opinion and described below, the consideration proposed to be paid for shares of Datakey Common Stock in the proposed merger was fair, from a financial point of view, to those shareholders. A copy of Manchester’s written opinion is attached to this document as Appendix C and is incorporated into this document by reference.

     While Manchester rendered its opinion and provided certain analyses to the board of directors, Manchester was not requested to, and did not make, any recommendation to the board of directors as to the specific form or amount of the consideration to be received by Datakey shareholders in the proposed merger, which was determined through negotiations between

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Datakey and Safenet. Manchester’s written opinion, which was directed to the Datakey board of directors, addresses only the fairness, from a financial point of view, of the proposed consideration to be received by Datakey shareholders in the proposed merger, does not address Datakey’s underlying business decision to proceed with, or effect, the merger or structure thereof, or the relative merits of the merger compared to any alternative business strategy or transaction in which Datakey might engage and does not constitute a recommendation to any Datakey shareholder as to how to vote in the merger.

     In arriving at its opinion, Manchester’s review included:

•	a draft of the merger agreement dated September 7, 2004;

•	certain financial and other data with respect to Datakey publicly available or made available to Manchester from internal records of Datakey;

•	certain internal financial projections for Datakey on a stand-alone basis prepared for financial planning purposes and furnished to Manchester by the management of Datakey;

•	certain reported prices and trading activity of Datakey Common Stock and similar information for certain other companies deemed by Manchester to be comparable to Datakey;

•	a comparison of the financial performance of Datakey with that of certain other publicly traded companies deemed by Manchester to be comparable to Datakey; and

•	the financial terms, to the extent publicly available, of certain comparable merger transactions.

     In addition, Manchester performed a discounted cash flows analysis for Datakey on a stand-alone basis. Manchester conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as Manchester deemed necessary and appropriate in arriving at its opinion. Manchester also visited the headquarters of Datakey and discussed with members of the senior management of Datakey, members of Datakey’s board of directors, the business and prospects of Datakey on a stand-alone basis and on a combined basis following the merger.

     The following is a summary of the material analyses and other information that Manchester prepared and relied on in delivering its opinion to the board of directors of Datakey:

     Consideration

     Giving effect to the $.65 per share cash consideration and the outstanding Datakey common shares and outstanding shares convertible into Datakey common shares, Manchester calculated the aggregate equity value of Datakey in the merger to be approximately $7.8 million and the aggregate enterprise value (equity value plus debt less cash) of Datakey to be approximately $9.4 million.

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     Market Analysis

     Manchester reviewed general background information concerning Datakey, including the daily stock price and volume of Datakey Common Stock over the past year and the trading history of Datakey Common Stock at the dates or for the periods indicated below:

Closing price on September 9, 2004.	$.46
90-day trading average	.50
60-day trading average	.43
30-trading day average	.40
52 week high close	1.39
52 week low close	.32
Price on August 13, 2004	.46
Price on September 3, 2004	.34

     Comparable Company Analysis

Manchester reviewed and compared selected actual and estimated publicly available financial, operating and stock market information of Datakey with the following ten publicly traded companies in the IT security solutions industry that Manchester deemed comparable to Datakey:

Activcard Corp, Alladin Knowledge Systems Ltd., Entrust, Inc, Internet Security Systems, Inc., ION Networks, Inc., Netegrity, Inc., RSA Security, Inc., Safenet, Inc., Secure Computing Corporation and VASCO Data Security International, Inc.

     Manchester compared valuation multiples for Datakey derived from the aggregate enterprise and equity values based on the merger price and historical revenue, earnings and book value data for Datakey to valuation multiples for the selected comparable companies derived from their market valuation and historical revenue and book value data.

     This analysis produced valuation multiples as follows:

	Datakey		Comparable Companies
	Merger(1)		Min.	Mean	Median	Max.
Enterprise value to last twelve month revenues	1.6x	(2)	0.8x	2.3x	2.2x	4.4x
Price to book value.	22.2x	(3)	1.1x	5.2x	2.7x	27.9x

(1) Based on the merger consideration of $.65 per share.

(2) Based on results through June 30, 2004.

(3)	Based on Datakey’s June 30, 2004 tangible book value per share of $.03

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Comparable Transaction Analysis

     Manchester reviewed transactions involving target companies that it deemed comparable to Datakey. Manchester selected these transactions by searching databases, SEC filings, public company disclosures, press releases, industry and popular press reports and other sources and by applying the following criteria:

•	transactions involving target companies that were focused on IT security solutions

•	transactions that were announced or completed during the prior twenty four months

•	transactions in which the acquiring company purchased a controlling interest in the target.

     This group included Computer Science Innovations, Rainbow Technologies, Inc., Veridian Corporation, ValiCert, Inc. and Cylink Corporation.

     Manchester compared valuation multiples for Datakey derived from the aggregate enterprise value based on the merger price and historical data for Datakey to valuation multiples for the selected comparable transactions derived from the aggregate enterprise value implied in the comparable transaction and historical data for the acquired companies.

	Datakey	Comparable Transactions
	Merger(1)	Min.	Mean	Median	Max.
Enterprise value to last twelve month revenue (2)	1.6x	0.9x	1.7x	1.6x	3.6x

(1)	Based on the merger consideration of $.65 per share.

(2)	Last twelve month revenue ending June 30, 2004.

     Premiums Paid Analysis

     Manchester reviewed publicly available information for selected completed transactions to determine the premiums payable in the transactions over recent trading prices. It selected these transactions by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources and by applying the following criteria:

•	transactions involving a change in control

•	transactions in which the target company operated in the IT security solutions industry

•	transactions announced during the past twenty four months

     Manchester performed its analysis on 5 transactions that satisfied the criteria, and the table below shows a comparison of premiums paid in these transactions to the premium that would be paid to Datakey shareholders based on the equity value payable in the merger. The premium calculations for Datakey stock are based upon an assumed announcement date of September 10, 2004.

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	Datakey	Min	Median	Max
Five days before announcement (1)	91.2%	(5.9%)	36.9%	126.1%
Thirty days before announcement (2)	41.3%	.2%	78.5%	131.7%

(1) Datakey premium based on Datakey closing stock price of $0.34 on September 3, 2004

(2) Datakey premium based on Datakey closing stock price of $0.46 on August 13, 2004

Discounted Cash Flow Analysis

     Manchester performed a discounted cash flows analysis for Datakey in which it calculated the present value of the projected future cash flows of Datakey using internal financial planning data prepared by Datakey management. Manchester estimated a range of theoretical values for Datakey based on the net present value of Datakey’s projected annual cash flows and a terminal value for Datakey at December 31, 2009. Given the Company’s financial history, Manchester applied a range of discount rates of 40% to 50%. A range of terminal value multiples of 1.3x to 1.7x forecasted fiscal 2009 revenue was used. This analysis resulted in implied per share values of Datakey ranging from a low of $.43 to a high of $.92.

     In reaching its conclusion as to the fairness of the merger consideration and in its presentation to the board of directors, Manchester did not rely on any single analysis or factor described above, assign relative weights to the analyses or factors considered by it, or make any conclusion as to how the results of any given analysis, taken alone, supported its opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analysis or summary description. Manchester believes that its analyses must be considered as a whole and that selection of portions of its analyses and of the factors considered by it, without considering all of the factors and analyses, would create a misleading view of the processes underlying the opinion.

     The analyses of Manchester are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. Analyses relating to the value of companies do not purport to be appraisals or valuations or necessarily reflect the price at which companies may actually be sold. No company or transaction used in any analysis for purposes of comparison is identical to Datakey or the merger. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies to which Datakey was compared and other factors that could affect the public trading or comparable transaction value of the companies.

     For purposes of its opinion, Manchester relied upon and assumed the accuracy, completeness and fairness of the financial statements and other information provided to it by Datakey, or otherwise made available to it, and did not assume responsibility for the independent verification of that information. Manchester relied upon the assurances of the management of Datakey that the information provided to it by Datakey was prepared on a reasonable basis and with regard to financial planning data, estimates and other business outlook information, reflects the best currently available estimates and judgment of management, and management was not aware of any information or facts that would make the information provided to Manchester incomplete or misleading. Manchester expressed no opinion as to such financial planning data, estimates and other business outlook information or the assumptions on which they are based.

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     For the purpose of its opinion, Manchester assumed that Datakey is not a party to any material pending transactions, including any external financing, recapitalization, acquisition or merger, other than the merger. Manchester also assumed the merger will be consummated pursuant to the terms of the merger agreement without material modifications thereto and without waiver by any party of any material conditions or obligations thereunder. In arriving at its opinion, Manchester assumed that all necessary regulatory approvals and required consents for the merger will be obtained in a manner that will not adversely affect Datakey, alter the terms of the merger, or change the merger consideration.

     In arriving at its opinion, Manchester did not perform any appraisals or valuations of any specific assets or liabilities (contingent or otherwise) of Datakey and was not furnished with any such appraisals or valuations. The analyses performed by Manchester in connection with the opinion were going concern analyses. Accordingly, Manchester expressed no opinion as to the liquidation value of any entity.

     In rendering its opinion, Manchester made no analysis of the difference between Datakey’s Common Stock and convertible preferred stock and, with the consent of Datakey’s Board of Directors, Manchester treated the convertible preferred stock on a Common Stock equivalent basis.

     Manchester’s opinion addressed only the proposed consideration set forth in the merger agreement and no other term or agreement relating to the merger. Manchester’s opinion did not address the availability of cash or financing to Safenet necessary to consummate the merger. The opinion was based on information available to Manchester and the facts and circumstances as they existed and were subject to evaluation on the date of the opinion. Events occurring after that date could materially affect the assumptions used in preparing the opinion. Manchester expressed no opinion as to the value at which shares of Datakey Common Stock have traded or may trade following announcement of the merger or at any future time at the date of the opinion. Manchester has not undertaken to and is not obligated to affirm or revise its opinion or otherwise comment on any events occurring after the date it was given.

     Manchester, as a customary part of its investment banking business, engages in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and valuations for estate, corporate and other purposes.

     Manchester received a fee of $60,000 from Datakey for providing the fairness opinion. The opinion fee is not contingent upon the consummation of the merger. Whether or not the transaction is consummated, Datakey has agreed to pay the reasonable out-of-pocket expenses of Manchester and to indemnify Manchester against liabilities incurred. These liabilities include liabilities under the federal securities laws in connection with the engagement of Manchester by Datakey’s board of directors.

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Interests of Certain Persons

     Certain members of Datakey’s management and its Board of Directors that made the recommendations described above may be deemed to have interests in the transactions contemplated by the Merger Agreement that are in addition to their interests they had as Datakey shareholders generally. The Datakey Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated by the Merger Agreement. As described below, consummation of the Offer constituted a change in control of Datakey for purposes of determining the entitlements due to the executive officers to certain benefits.

Effects of the Offer and the Merger under Datakey’s Stock Option Plans and Agreements and Arrangements between Datakey, Inc. and its Executive Officers

Stock Options

     Options with exercise prices below $.65 per share will be cashed out, and options with exercise prices in excess of $.82 will terminate on the effective date of the Merger if not exercised. All other options will be converted into an option to purchase SafeNet Common Stock, par value $.01 per share having the same terms and conditions as the Datakey options (including such terms and conditions as may be incorporated by reference into the agreements evidencing the Datakey options pursuant to the plans or arrangements pursuant to which such Datakey options were granted) with certain exceptions. The summary of the treatment of stock options under the Merger Agreement is contained in “The Merger Agreement and Other Agreements.” Such summary is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A.

     Members of the Datakey Board of Directors in office prior to the Tender Offer (including directors who served on a special committee formed to review the transactions contemplated by the Merger Agreement) and certain Datakey officers hold options to purchase shares of Datakey Common Stock. The following chart provides the consideration these directors and officers will receive pursuant to the Merger Agreement for their options with an exercise price lower than the $0.65 Offer price pursuant to the Merger Agreement:

			Total Consideration
		Number of Shares of	from Offer
	Exercise	Common Stock Issuable	exceeding aggregate
Director/Officer	Price	Upon Exercise of Options	Exercise Price
Timothy L. Russell	$.01	2,771	$1,773.44
Eugene W. Courtney	.59	2,500	150.00
Terrence W. Glarner	.59	2,500	150.00
Thomas R. King	.59	2,500	150.00

     David A. Feste, Timothy Russell and Christopher Schwartzbauer also hold options to purchase 100,000, 190,000 and 135,000 shares of Datakey Common Stock, each with an exercise price of $.79 per share. These options will be converted into options to purchase SafeNet Common Stock on the terms set forth in the Merger Agreement.

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Change of Control Agreements

     Change of control agreements that contain severance provisions are in effect between Datakey and certain executive officers, including Timothy L. Russell, David A. Feste and Christopher Schwartzbauer. The following is a description of such arrangements.

     Timothy L. Russell. Datakey entered into a one-year employment agreement effective as of May 1, 2003 with Timothy L. Russell, our President and Chief Executive Officer. The agreement automatically renews for successive one-year terms if a termination notice is not given by either party, and currently provides for an annual base salary of $160,000. The agreement provides that Mr. Russell is eligible to participate in the Annual Incentive Plan or any other bonus plan for executive officers. The agreement may be terminated with or without cause by either Datakey or Mr. Russell by notice to the other 30 days prior to the end of a term. If Mr. Russell’s employment is not renewed at the end of any one-year term, or if he is terminated “without cause,” or if his employment is terminated within 12 months of a change of control, or if he resigns within 12 months of a change of control because of diminution of either position responsibilities or remuneration, Mr. Russell shall receive a severance payment equal to his annual salary in effect at the time of the change of control, payable in accordance with Datakey’s payroll periods, medical and dental coverage at Datakey’s subsidized rates for 12 months and a cash bonus payment equal to four-times the average amount of his quarterly bonus paid to him during the prior four quarters. Mr. Russell has agreed not to compete with Datakey for twelve months after termination.

     David A. Feste. Datakey entered into a one-year employment agreement effective as of August 1, 2004 with David A. Feste, Datakey’s Vice President and Chief Financial Officer. The agreement automatically renews for successive one-year terms if a termination notice is not given by either party, and currently provides for an annual base salary of $135,000. The agreement provides that Mr. Feste is eligible to participate in the Annual Incentive Plan, the Long-term Incentive Plan or any other bonus plan for executive officers. The agreement may be terminated with or without cause by either Datakey or Mr. Feste by notice to the other 30 days prior to the end of a term. If Mr. Feste’s employment is not renewed at the end of any one-year term, or if he is terminated “without cause,” Mr. Feste shall receive a severance payment equal to his base monthly salary for six months and a cash bonus payment equal to two-times the average amount of his quarterly bonus paid to him during the prior four quarters, along with medical and dental coverage at Datakey’s subsidized rates for the six-month severance period . If Mr. Feste is terminated or resigns within 12 months of a change of control because of diminution of either position responsibilities or remuneration, Mr. Feste shall receive a severance payment equal to his annual salary in effect at the time of the change of control, payable in accordance with Datakey’s payroll periods, medical and dental coverage at Datakey’s subsidized rates for 12 months and a cash bonus payment equal to four-times the average amount of his quarterly bonus paid to him during the prior four quarters. Mr. Feste has agreed not to compete with Datakey for twelve months after termination.

     Christopher A. Schwartzbauer. Datakey entered into a one-year employment agreement effective as of June 30, 2003 with Christopher A. Schwartzbauer, Datakey’s Vice President of Sales and Business Development. The agreement automatically renews for successive one-year

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terms if a termination notice is not given by either party. The agreement provides for an initial annual base salary of $150,000. The agreement provides for a quarterly performance bonus if Mr. Schwartzbauer achieves certain objectives. The agreement may be terminated with or without cause by either Datakey or Mr. Schwartzbauer by notice to the other 30 days prior to the end of a term. If Mr. Schwartzbauer’s employment is not renewed at the end of any one-year term, or if he is terminated “without cause,” Mr. Schwartzbauer shall receive severance payments equal to his monthly base salary for six months, payable in accordance with Datakey’s payroll periods, medical and dental coverage at Datakey’s subsidized rates for six months and a cash bonus payment equal to two-times the average amount of his quarterly bonus paid to him during the prior four quarters. If Mr. Schwartzbauer’s employment is terminated within 12 months of a change of control, or if he resigns within 12 months of a change of control because of diminution of either position responsibilities or remuneration, Mr. Schwartzbauer shall receive a severance payment equal to his annual salary in effect at the time of the change of control, payable in accordance with Datakey’s payroll periods, medical and dental coverage at Datakey’s subsidized rates for 12 months and a cash bonus payment equal to four-times the average amount of his quarterly bonus paid to him during the prior four quarters. Mr. Schwartzbauer has agreed not to compete with Datakey for twelve months after termination.

The Merger Agreement And Other Agreements

     The Merger Agreement

     The following summary of certain provisions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement itself, which is incorporated herein by reference and attached hereto as Appendix A. Shareholders and other interested parties should read the Merger Agreement in its entirety for a more complete description of the provisions summarized below. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Merger Agreement or any of the other agreements described herein.

     The Merger Agreement provides that, following the consummation of the Tender Offer, subject to the terms and conditions thereof, at the effective time of the Merger:

•	Snowflake will be merged with and into Datakey and, as a result of the Merger, the separate corporate existence of Snowflake will cease;

•	Datakey will be the successor or surviving corporation (sometimes referred to as the “Surviving Corporation”) in the Merger and will continue to be governed by the laws of the State of Minnesota;

•	the separate corporate existence of Datakey, with all its rights, privileges, immunities, powers and franchises, will continue unaffected by the Merger; and

•	Datakey will succeed to and assume all the rights and obligations of Snowflake.

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     The respective obligations of SafeNet and Snowflake, on the one hand, and Datakey, on the other hand, to effect the Merger are subject to the satisfaction on or prior to the closing of the Merger of each of the following conditions:

•	the Merger Agreement will have been approved and adopted by the requisite vote of the holders of the shares, to the extent required by Datakey’s Articles of Incorporation and the MBCA, in order to consummate the Merger;

•	no law will have been enacted or promulgated by any United States or other governmental entity which prohibits the consummation of the Merger, and there will be no order or injunction of a court of competent jurisdiction in effect preventing the consummation of the Merger;

     At the effective time of the Merger, each issued and outstanding share of Snowflake’s Common Stock will be converted into one fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each share that is owned by SafeNet, Snowflake or any other wholly-owned subsidiary of SafeNet will be automatically cancelled and no consideration will be delivered in exchange therefore, and each issued and outstanding share of Common Stock of Datakey will be converted into $0.65 per share, without interest (and subject to applicable withholding taxes). All shares of Convertible Preferred Stock will be cancelled because Snowflake now owns all of the outstanding shares of Convertible Preferred Stock. From and after the effective time of the Merger, none of the shares will be outstanding and will automatically be cancelled, and each holder of a certificate representing any shares will cease to have any rights with respect thereto, except the right to receive the Merger consideration upon the surrender of such certificate.

     Datakey Option Plans. Except as provided below with respect to (i) Datakey’s 1999 Employee Stock Purchase Plan (the “Datakey ESPP”), (ii) options with exercise prices exceeding $0.82, and (iii) options with exercises prices below the price per share paid in the Tender Offer ($0.65 per share of Common Stock), at the effective time of the Merger, each outstanding stock option (a “Datakey Option” or “Datakey Options”) granted under Datakey’s 1987 Stock Option Plan, 1997 Stock Option Plan and 1994 Consultant Plan (collectively, the “Datakey Option Plans”) or otherwise will (without any action on the part of the holder) automatically be converted into an option to purchase SafeNet Common Stock, par value $.01 per share (“SafeNet Common Stock”) having the same terms and conditions as Datakey Options (including such terms and conditions as may be incorporated by reference into the agreements evidencing the Datakey Options pursuant to the plans or arrangements pursuant to which such Datakey Options were granted) except as follows: as of the effective time of the Merger, each converted Datakey Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of SafeNet Common Stock equal to the product of the number of shares of Common Stock that were issuable upon exercise of the Datakey Option immediately prior to the effective time of the Merger multiplied by the Option Exchange Ratio (defined below), rounded to the nearest whole number, and the per share exercise price for the shares of SafeNet Common Stock issuable upon exercise of such Datakey Option so converted will be equal to the quotient determined by dividing the exercise price per share of Common Stock at which such Datakey Option was exercisable immediately prior to the

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effective time of the Merger by the Option Exchange Ratio, rounded to the nearest whole cent. “Option Exchange Ratio” means the quotient determined by dividing the price per share paid in the Tender Offer ($0.65 per share of Common Stock) by the average closing prices of SafeNet Common Stock on the Nasdaq National Market for the five business day period ending two days prior the effective time of the Merger. Notwithstanding the foregoing, the conversion of any Datakey Options which are “incentive stock options,” within the meaning of Section 422 of the Code, into options to purchase SafeNet Common Stock will be made so as not to constitute a “modification” of such Datakey Options within the meaning of Section 424 of the U.S. Internal Revenue Code.

     As of the effective time of the Merger, except as provided above, all rights under any provision of the Datakey Option Plans and any other plan, program, agreement or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Datakey or any subsidiary of Datakey will be cancelled. As of the effective time, the Datakey ESPP will be terminated and each participant under the Datakey ESPP shall receive a cash payment equal to the balance, if any, of any accumulated payroll deductions for which they did not receive shares.

     Each Datakey Option with an exercise price greater than $0.82 per share of Common Stock that is outstanding and unexercised at the effective time shall terminate at the effective time and shall not be assumed or replaced by Snowflake.

     Each Datakey Option with an exercise price per share of less than the Merger consideration (a “Cash Out Option”) shall be surrendered and cancelled in exchange for a payment by Snowflake equal to the product of (i) the number of shares of Common Stock to be acquired upon the exercise of such Cash Out Option, multiplied by (ii) the amount equal to (A) the price per share paid in the Tender Offer ($0.65) minus (B) the exercise price per share of such Cash Out Option, less applicable withholding.

     Datakey Warrants. If permitted under the terms of the applicable governing instruments, each holder of an outstanding warrant to purchase shares of Common Stock will have the right to receive, in lieu of the shares of Common Stock theretofore issuable upon exercise of such warrant, an amount per share equal to the excess of the price per share paid in the Tender Offer ($0.65) over the exercise price per share of such warrant; provided, however, that to the extent the foregoing is not permissible under the terms of any Datakey warrant, the warrant will, at the effective time of the Merger, be deemed to constitute a warrant to acquire, upon payment of the aggregate exercise price of such warrant, and otherwise on the same terms and conditions as were applicable under such warrant prior to the effective time of the Merger, the aggregate price per share equal to the Merger consideration, without interest thereon (and subject to applicable withholding taxes), that the holder of such warrant would have been entitled to receive had such holder exercised the warrant in full immediately prior to the effective time of the Merger.

     Datakey’s Board of Directors. The Merger Agreement provides that, effective upon the purchase of and payment for any shares by SafeNet or Snowflake or any of their affiliates pursuant to the Tender Offer, SafeNet will be entitled to elect or designate that number of directors, rounded up to the next whole number, on Datakey’s board of directors as is equal to

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the product of the total number of directors on Datakey’s board of directors multiplied by the percentage that the aggregate number of shares beneficially owned by Snowflake, SafeNet and any of their affiliates bears to the total number of shares then outstanding. Datakey will, upon SafeNet’s request, use all reasonable efforts either to promptly increase the size of Datakey’s board of directors or promptly secure the resignations of that number of its incumbent directors, or both, as is necessary to enable SafeNet’s designees to be so elected or designated to Datakey’s board of directors, and will use all reasonable efforts to cause SafeNet’s designees to be so elected or designated at such time. At such time, Datakey will also, upon SafeNet’s request, cause persons elected or designated by SafeNet to constitute the same percentage (rounded up to the next whole number) as is on Datakey’s board of directors of each committee of Datakey’s board of directors, each board of directors (or similar body) of each Datakey subsidiary, and each committee (or similar body) of each such board of directors, in each case only to the extent permitted by applicable law or the rules of any stock exchange on which Datakey Common Stock is listed or traded. On October 20, 2004, two Datakey directors, Tom King and Tim Russell resigned and SafeNet elected three new directors.

     The Merger Agreement provides that in the event that SafeNet’s designees are elected or designated to Datakey’s board of directors, then, until the effective time of the Merger, Datakey will cause its board of directors to have at least two directors who were directors on September 9, 2004, including at least two directors shall both be “disinterested” as defined in Section 302A.673, Subd. 1(d), of the MBCA (the “Independent Directors”), provided, however, that if any Independent Director is unable to serve due to death or disability, the remaining Independent Director(s) will be entitled to elect or designate another person (or persons) who served as a director on September 9, 2004 to fill such vacancy, and such person (or persons) will be deemed to be an Independent Director. If no Independent Director then remains, the other directors will designate two persons who were directors on September 9, 2004 (or, in the event there will be less than two directors available to fill such vacancies as a result of such persons’ deaths, disabilities or refusals to serve, such smaller number of persons who were directors on September 9, 2004) to fill such vacancies and such persons will be deemed Independent Directors. If SafeNet’s designees constitute a majority of Datakey board of directors after Snowflake’s acceptance for payment of shares pursuant to the Tender Offer and prior to the effective time of the Merger, then the affirmative vote of a majority of the Independent Directors (or if only one exists, then the vote of such Independent Director) will be required to take any of the following actions:

•	amend or terminate the Merger Agreement by Datakey;

•	exercise or waive any of Datakey’s rights, benefits or remedies under the Merger Agreement, if such action would substantially and adversely affect holders of shares other than SafeNet or Snowflake; or

•	waiver by Datakey of any right under the Merger Agreement, including extension of the time for the performance of any of the obligations or other acts of Snowflake or SafeNet under the Merger Agreement.

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     Shareholders’ Meeting; Merger Without a Meeting of Shareholders. Pursuant to the Merger Agreement, if required by applicable law in order to consummate the Merger, the Merger Agreement required Datakey to promptly:

•	duly call, give notice of, convene and hold a special meeting of its shareholders to consider the approval and adoption of the Merger Agreement and the approval of the Merger as soon as reasonably practicable following the acceptance for payment and purchase of shares by Snowflake pursuant to the Tender Offer for the purpose of considering and taking action upon the Merger Agreement;

•	prepare and file with the SEC under the Exchange Act a preliminary proxy or information statement relating to the Merger and the Merger Agreement and use all reasonable efforts to obtain and furnish the information required to be included by the SEC in the definitive proxy or information statement (the “Proxy Statement”) and, after SafeNet and its counsel have had a reasonable opportunity to review and comment on the Proxy Statement, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause the Proxy Statement to be mailed to its shareholders as promptly as practicable;

•	include in the Proxy Statement the recommendation of Datakey board of directors that shareholders of Datakey vote in favor of the approval of the Merger and the approval and adoption of the Merger Agreement.

This Information Statement is pursuant to such obligation.

     Interim Operations; Covenants. Until the earlier of the termination of the Merger Agreement pursuant to its terms or the effective time of the Merger, Datakey has agreed to, except to the extent that SafeNet otherwise consents in writing, carry on its business in the usual, regular and ordinary course, in substantially the same manner as previously conducted and in compliance in all material respects with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers, employees and contractors and preserve its relationships with customers, suppliers, licensors, licensees, and others with which it has business dealings.

     Pursuant to the Merger Agreement, without the prior written consent of SafeNet, during the period from the date of the Merger Agreement and continuing until the earlier of its termination or the effective time of the Merger, Datakey will not do any of the following (except as may be expressly contemplated or specifically permitted by the Merger Agreement):

•	amend or propose to amend its Articles of Incorporation or Bylaws (or comparable governing instruments);

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•	authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of or any Voting Debt of Datakey including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of Datakey, except for the issuance of shares pursuant to the exercise of stock options outstanding on the date of the Merger Agreement in accordance with their present terms. The term “Voting Debt” shall mean indebtedness having general voting rights and debt convertible into securities having such rights;

•	split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities and other than pursuant to commitments outstanding on the date of the Merger Agreement in accordance with their present terms as disclosed by Datakey in the disclosure schedule to the Merger Agreement (the “Disclosure Schedule”);

•	(a) create, incur, assume, forgive or make any changes to the terms or collateral of any debt, receivables or employee or officer loans or advances, except incurrences that constitute refinancing of existing obligations on terms that are no less favorable to Datakey than the existing terms; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any person; (c) make any capital expenditures or incur any preopening expenses, other than as set forth by Datakey in the Disclosure Schedule; (d) make any loans, advances or capital contributions to, or investments in, any other person (other than customary travel, relocation or business advances to employees); (e) acquire the stock or assets of, or merge or consolidate with, any other person; (f) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary course of business consistent with past practice; or (g) sell, transfer, mortgage, pledge, or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties (real, personal or mixed) material to Datakey other than to secure debt permitted under subclause (a) above or other than in the ordinary course of business consistent with past practice;

•	except as set forth by Datakey in the Disclosure Schedule, increase in any manner the wages, salaries, bonus, compensation or other benefits of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, termination, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any share holder, officer, director, other employee, agent, consultant or

•	affiliate other than as required pursuant to the terms of agreements in effect on the date of the Merger Agreement, or enter into or engage in any agreement, arrangement or transaction with any of its directors, officers, employees or affiliates except current compensation and benefits in the ordinary course of business, consistent with past practice;

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•	commence or settle any litigation or other proceedings with any governmental authority or other person, or make or rescind any election relating to taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, file any amended tax return or claim for refund, change any method of accounting or make any other material change in its accounting or tax policies or procedures;

•	adopt or amend any resolution or agreement concerning indemnification of its directors, officers, employees or agents;

•	transfer or license to any person or entity or otherwise extend, amend, modify, permit to lapse or fail to preserve any intellectual property rights material to Datakey’s business as presently conducted or proposed to be conducted, other than nonexclusive licenses in the ordinary course of business consistent with past practice, or disclose to any person who has not entered into a confidentiality agreement any trade secrets;

•	modify, amend or terminate any material contract, or waive, release or assign any material rights or claims thereunder, other than any such modification, amendment or termination of any such material contract or any such waiver, release or arrangement thereunder in the ordinary course of business consistent with past practice;

•	modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality agreement or non-competition agreement to which Datakey is a party;

•	commit or omit to do any act which act or omission would cause a breach of any covenant contained in the Merger Agreement or would cause any representation or warranty contained in the Merger Agreement to become untrue, as if each such representation and warranty were continuously made from and after the date hereof;

•	fail to maintain its books, accounts and records in the usual manner on a basis consistent with that heretofore employed;

•	establish any subsidiary or enter into any new line of business;

•	enter into any lease, contract or agreement pursuant to which Datakey is obligated to pay or incur obligations of more than $25,000 per year, other than the purchase of inventory in the ordinary course of business consistent with past practice;

•	make any changes to its current investment strategy, policy or practices;

•	permit any insurance policy naming Datakey as a beneficiary or a loss payee to be cancelled or terminated without notice to and consent by SafeNet;

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•	revalue any of its assets or make any change in accounting methods, principles or practices, except as required by generally accepted accounted principles after notice to SafeNet;

•	fail to make in a timely manner any filings with the SEC required under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act or the rules and regulations promulgated thereunder;

•	discharge any obligations (including accounts payable) other than on a timely basis in the ordinary course of business consistent with past practice, or delay the making of any capital expenditures from Datakey’s current capital expenditure schedule; or

•	authorize any of, or agree to commit to do any of, the foregoing actions.

     No Solicitation. The Merger Agreement required each of Datakey and its Representatives (as defined below) to cease and cause to be terminated all existing solicitations, initiations, encouragements, discussions, negotiations and communications with any persons or group with respect to any offer or proposal relating to any transaction or series of related transactions other than the transactions involving:

     • any acquisition or purchase from Datakey by any person or group of more than a 10% interest in the total outstanding voting securities of Datakey or any tender offer or exchange offer or other transaction that if consummated would result in any person or group beneficially owning 10% or more of the total outstanding voting securities of Datakey;

     • any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Datakey; or

     • any direct or indirect acquisition or purchase of assets representing 10% or more of the assets of Datakey.

     An offer or proposal (from a person other than SafeNet or Snowflake) relating to any of the foregoing transactions is referred to in the Merger Agreement as a “Company Takeover Proposal.” Except as provided in below, from September 9, 2004 until the earlier of termination of the Merger Agreement or the effective time of the Merger, the Merger Agreement prohibits Datakey from authorizing or permitting its officers, directors, employees, agents or consultants (collectively, “Representatives”) to directly or indirectly:

•	solicit, encourage, initiate or seek the making, submission or announcement of any Company Takeover Proposal;

•	furnish any non-public information regarding Datakey to any person (other than SafeNet or Snowflake or their representatives) in connection with or in response to a Company Takeover Proposal or an inquiry that Datakey believes in good faith could be expected to lead to a Company Takeover Proposal;

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•	engage in discussions or negotiations with any person with respect to any Company Takeover Proposal, except as to the existence of these provisions;

•	withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to SafeNet, the approval or recommendation by Datakey’s board of directors of the Tender Offer, the Merger Agreement or the Merger;

•	approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal; or

•	cause Datakey to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Company Takeover Proposal.

     Notwithstanding these restrictions, the Merger Agreement provided that nothing would prohibit:

     (A) Datakey, or the board of directors of Datakey, prior to the time of the first acceptance of shares for payment pursuant to the Tender Offer, from furnishing nonpublic information regarding Datakey to, or entering into discussions or negotiations with, any person in response to an unsolicited, bona fide written Company Takeover Proposal that the board of directors of Datakey concludes in good faith could reasonably be expected to result in a superior offer (as defined in the Merger Agreement) that is submitted to Datakey by such person (and not withdrawn) if:

•	neither Datakey nor any Representative of Datakey shall have violated any of the restrictions set forth in the Merger Agreement in connection with the receipt of such Company Takeover Proposal;

•	the board of directors of Datakey concludes in good faith, after consultation with its outside legal counsel, that such action with respect to such Company Takeover Proposal is required to comply with the fiduciary duties of the board of directors of Datakey to Datakey’s shareholders under applicable law;

•	Datakey gives SafeNet prompt written notice of Datakey’s intention to furnish nonpublic information to, or enter into discussions with, such person, and Datakey receives from such person an executed confidentiality agreement with provisions no less favorable to Datakey than those contain in the confidentiality agreement by and between Datakey and SafeNet; and

•	Datakey furnishes such nonpublic information to such person and to SafeNet at substantially the same time (to the extent such nonpublic information has not been previously furnished by Datakey to SafeNet); or

     (B) Datakey from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any Company Takeover Proposal.

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     The Merger Agreement provided that Datakey agreed that it would promptly, and in any event within 24 hours following receipt of a Company Takeover Proposal, notify SafeNet orally and in writing of such Company Takeover Proposal, which notice would disclose the identity of the other party and the material terms of the Company Takeover Proposal. Datakey was required to keep SafeNet informed in all material respects on a prompt basis with respect to the status of any such Company Takeover Proposal or request and any material modification or proposed material modification thereto.

     Datakey also agreed not to release any person (other than SafeNet) from or waive any provision of any confidentiality, “standstill” or similar agreement to which Datakey is a party and which relates to a Company Takeover Proposal, and will use its commercially reasonable efforts to enforce each such agreement at the request of SafeNet.

     Notwithstanding the foregoing, prior to the time of acceptance for payment of shares in the Tender Offer, Datakey’s board of directors could (subject to the terms of this and the following sentence) withdraw or modify its approval or recommendation in favor of the Tender Offer, the Merger Agreement or the Merger, or approve or recommend a Company Superior Offer if:

•	an unsolicited, bona fide written offer is made to Datakey by a third party for a Company Takeover Proposal, and such offer is not withdrawn;

•	Datakey’s board of directors determines in good faith, after consultation with its financial advisor, that such offer constitutes a Company Superior Offer;

•	following consultation with outside legal counsel, Datakey’s board of directors determines that the withdrawal or modification of its approval or recommendation of the Tender Offer, the Merger Agreement or the Merger is required to comply with the fiduciary duties of the board of directors of Company to the shareholders of Datakey under applicable law;

•	such approval or recommendation is not withdrawn or modified in a manner adverse to SafeNet at any time prior to three (3) business days after SafeNet receives written notice from Datakey confirming that Datakey’s board of directors has determined that such offer is a Company Superior Offer; and

•	at the end of such three (3) business day period, after taking into account any adjustment or modification of the terms of the Merger Agreement proposed by SafeNet (and any adjustment or modification of the terms of such Company Takeover Proposal), the board of directors of Datakey again makes the determination in good faith that the withdrawal or modification of such approval or recommendation of the Tender Offer, the Merger Agreement or the Merger is required to comply with the fiduciary duties of the board of directors of Datakey to the shareholders of Datakey under applicable Law.

     In the event that prior to termination of the Merger Agreement a bona fide Company Takeover Proposal is made known to Datakey or has been made directly to its shareholders

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generally or any person shall have publicly announced an intention to make a bona fide Company Takeover Proposal, and thereafter the Merger Agreement is terminated (for reasons specified in the Merger Agreement), then Datakey shall promptly, but in no event later than, in the case of termination by Snowflake, two days after, or in the case of termination by Datakey, immediately prior to, termination of the Merger Agreement giving rise to Datakey’s payment obligation, pay Snowflake One Million Dollars ($1,000,000), plus the reimbursement of any and all expenses (as defined in the Merger Agreement) incurred by Snowflake and SafeNet up to Three Hundred Thousand Dollars ($300,000).

     In addition to the termination fee payable to SafeNet pursuant to the Merger Agreement described above, Datakey is obligated to pay $500,000 to SafeNet pursuant to the Loan Agreement if Datakey enters into any acquisition transactions with third parties other than SafeNet or Snowflake prior to the loan being repaid (in addition to the immediate repayment of principal and interest due under the Note).

     In the event that SafeNet terminates the Merger Agreement solely because of the failure to occur of certain conditions specified in the Merger Agreement, and at the time of such termination, SafeNet does not deliver to Datakey a written certification signed by SafeNet’s Chief Executive Officer stating that such termination is based, in whole or in part, on the material unsatisfactory results, in SafeNet’s sole discretion, of SafeNet’s due diligence review of Datakey, and at the time of such termination, more than 75% of the Shares (including all of the Convertible Preferred Stock) shall have been validly tendered and not withdrawn pursuant to the Tender Offer, then SafeNet shall immediately prior to its termination of the Merger Agreement on such basis pay Datakey One Million Dollars ($1,000,000) plus the reimbursement of any and all expenses (as defined in the Merger Agreement) incurred by Datakey up to Three Hundred Thousand Dollars ($300,000).

     Indemnification and Insurance. The articles of incorporation and bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the directors, officers, agents or employees of Datakey or otherwise entitled to indemnification (“Indemnified Parties”) as those contained in the articles of incorporation and bylaws of Datakey as in effect immediately prior to the closing of the Merger, which provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time of the Merger in any manner that would adversely affect the rights thereunder of the Indemnified Parties.

     Confidentiality; Access to Information. SafeNet and Snowflake agree to hold any information which is non-public in confidence, subject to customary limitations, and, in the event the Merger Agreement is terminated for any reason, SafeNet or Snowflake shall promptly return or destroy such information. Datakey will afford SafeNet and its Representatives reasonable access during normal business hours to the properties, books, analysis, projections, plans, systems, contracts, commitments, records, personnel offices and other facilities of Datakey during the period prior to the effective time of the Merger to obtain all information concerning the business and use all reasonable efforts to make available at all reasonable times during normal business hours to SafeNet the appropriate individuals (including management personnel, attorneys, accountants and other professionals) for discussion of Datakey’s business, properties, prospects and personnel as SafeNet may reasonably request.

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     Public Disclosure. Datakey will not disseminate any press release or other public announcement concerning the Merger, the Tender Offer or the Merger Agreement or the other transactions contemplated by the Merger Agreement without the prior written consent of each of the other parties to the Merger Agreement, except where required to do so by law. If so required, Datakey will consult with Snowflake and SafeNet prior to such release or announcement.

     Reasonable Efforts; Notification. Subject to the express provisions of the no solicitation covenant and upon the terms and subject to the conditions set forth in the Merger Agreement, each of the parties agreed to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, the Merger and the other transactions contemplated by the Merger Agreement, including complying in all material respects with all applicable laws and with all rules and regulations of any governmental entity. Datakey shall also use all reasonable efforts to accomplish the following:

•	the taking of all reasonable acts necessary to cause all the conditions to the Merger (described above) and all conditions to the Tender Offer described in Section 14 of the Schedule TO to be satisfied and to consummate and make effective the Tender Offer, the Merger and the other transactions;

•	the obtaining of all necessary consents, approvals or waivers from third parties and government entities; or

•	the execution or delivery of any additional instruments necessary to consummate the transactions, and to carry out fully the purposes of, the Merger Agreement.

     Datakey is obligated to give prompt notice to SafeNet of:

•	any representation or warranty made by Datakey in the Merger Agreement that is untrue or inaccurate in any material respect at any time from the date hereof to the effective time of the Merger;

•	receipt of any notice or other communication in writing from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by the Merger Agreement, provided that such consent would have been required to have been disclosed in the Merger Agreement;

•	receipt of any material notice or other communication from any governmental authority (as defined in the Merger Agreement) in connection with the transactions contemplated by the Merger Agreement;

•	any material failure of Datakey or any Representative to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the Merger Agreement;

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•	the commencement or threat of any litigation involving or affecting Datakey, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of Datakey which, if pending on the date hereof, would have been required to have been disclosed in the Merger Agreement or which relates to the consummation of the Tender Offer or the Merger;

provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under the Merger Agreement or the Purchaser Option (as defined below).

     Employee Benefits. SafeNet will to the extent practicable either maintain and provide to Datakey’s employees the employee benefits and programs as substantially in effect as of the date of the Merger Agreement or cause the Surviving Corporation to provide employee benefits and programs to Datakey’s employees that, in the aggregate, are substantially comparable to those of SafeNet. However, the Surviving Corporation or SafeNet may amend, suspend or terminate any of its employee benefit plans or programs at any time. From and after the Merger, Surviving Corporation shall honor, in accordance with their terms, all employment and severance agreements in effect immediately prior to the Merger that are applicable to any current or former employees or directors of Datakey.

     Representations and Warranties. Pursuant to the Merger Agreement, Datakey has made customary representations and warranties to SafeNet and Snowflake with respect to, among other things, its due incorporation and good standing, its capitalization, its subsidiaries, its authority to consummate the transactions and the binding nature of the Merger Agreement, required government approvals, compliance with its charter, bylaws, and contracts, its filings with the SEC and its financial statements, the absence of changes in its business, the absence of undisclosed liabilities, its compliance with laws, its obtaining of any required permits, its involvement in litigation, any restrictions on its business activities, its contracts, any government contracts, its technology and intellectual property, its employee benefit plans, its taxes and tax returns, any finders and investment bankers used by it, its obtaining a fairness opinion, its insurance coverage, requisite votes and applicable statutes to the transactions, title to its properties, its employee matters, its customers and suppliers, its orders, commitments, and returns, its inventory, its accounts receivable, environmental matters, its rights plan, its Schedule 14D-9, documents related to the Tender Offer and any proxy statement, the absence of questionable payments, and the completeness of each of the foregoing representations and warranties.

     Certain representations and warranties in the Merger Agreement made by Datakey are qualified as to “materiality” or “Material Adverse Effect.” For purposes of the Merger Agreement and the Tender Offer, the term “Material Adverse Effect” shall mean a material adverse effect on the business, assets, condition (financial or otherwise), liabilities or the results of operations of Datakey, except in each case for any such effects resulting from, arising out of, or relating to (i) general business or economic conditions, (ii) conditions generally affecting the industry in which Datakey competes, or (iii) the taking of any action contemplated by the Merger Agreement.

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     Pursuant to the Merger Agreement, SafeNet has made customary representations and warranties to Datakey with respect to, among other things, incorporation and good standing, its authority to consummate the transactions and the binding nature of the Merger Agreement, required government approvals, compliance with its charter, bylaws, and contracts, any finders or investment bankers used by it, and its ability to finance the Merger.

     None of the representations and warranties contained in the Merger Agreement or in any schedule, instrument or other document delivered pursuant to the Merger Agreement shall survive the effective time of the Merger. Only the covenants and exhibits in the Merger Agreement that by their terms survive the effective time of the Merger.

     Termination; Fees. The Merger Agreement provided that the Merger Agreement may be terminated and the transactions contemplated by the Merger Agreement may be abandoned at any time before the effective time of the Merger, whether before or after shareholder approval thereof:

•	by mutual written consent duly authorized by the board of directors of SafeNet and the board of directors of Datakey; or

•	by either SafeNet or Datakey:

•	if a court of competent jurisdiction or other governmental entity issued an order, decree or ruling or taken any other action (including the failure to have taken an action), in each case having the effect of permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated by the Merger Agreement;

•	if the Merger shall not have been consummated prior to December 31, 2004 (the “Termination Date”), provided that the party responsible for the failure of this condition to occur may not invoke it as the basis for termination; or

•	if required under the MBCA, the vote of Datakey’s shareholders shall have been taken at a meeting duly convened therefor which is insufficient to approve the Merger and the Merger Agreement.

or

•	by SafeNet if:

•	there has been a material breach by Datakey of any representation, warranty, covenant or agreement set forth in the Merger Agreement, which breach has not been cured or such condition has not been satisfied within 20 business days after the giving of written notice thereof to;

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•	Datakey has breached in any material respect its covenant against solicitation described above;

•	Datakey’s board of directors (or special committee thereof) shall have withdrawn or modified in a manner adverse to SafeNet its approval or recommendation of the Tender Offer, the Merger or the Merger Agreement, or failed to reconfirm its recommendation within five (5) business days after a written request to do so, or approved or recommended any Company Superior Offer (or Datakey’s Board of Directors (or special committee) shall have resolved to take any of the foregoing actions);

•	on or before the expiration date of the Tender Offer (the “Decision Date”), if any one or more material consents required from third parties (other than governmental authorities) in connection with the Merger Agreement have not been obtained; or

•	other than as a result of a breach by Snowflake or SafeNet of its obligations under the Merger Agreement, if as a result of any condition to the Tender Offer set forth in the Merger Agreement failing to be satisfied, SafeNet have (i) failed to commence the Tender Offer within 30 days following the date the Merger Agreement, or (ii) terminated the Tender Offer without having accepted any shares for payment thereunder.

•	by Datakey if

•	there has been a material breach by SafeNet or Snowflake of any representation, warranty, covenant or agreement contained in the Merger Agreement which breach has not been cured or which condition has not been satisfied within 20 business days after the receipt of notice thereof; or

•	by Datakey, upon approval of its Board of Directors, if Snowflake shall have terminated the Tender Offer without having accepted any shares for payment thereunder, other than as a result of a breach by Datakey of its obligations hereunder.

     The Merger Agreement shall also be terminated without any action on the part of any party thereto on the day immediately following the Decision Date in the event that all material consents required from third parties (other than Governmental Authorities) in connection with the Merger Agreement have not been obtained by Datakey by or on the Decision Date and Snowflake (i) has not terminated the Agreement by or on the Decision Date or (ii) has not waived all such material consents which have not been obtained by Datakey by or on the Decision Date.

     Effect of Termination. In the event of the termination of the Merger Agreement, written notice thereof shall forthwith be given to the other party or parties and the Merger Agreement shall forthwith become null and void and there shall be no liability on the part of SafeNet, Snowflake or Datakey (or any of their affiliates) provided, however, that no such termination shall relieve any party hereto from any liability for any breach of the Merger Agreement prior to termination. If the Merger Agreement is terminated, each party shall use its reasonable best

36

efforts to redeliver all documents, work papers and other material (including any copies thereof) of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same.

     Snowflake Termination Fee. In the event that prior to termination of the Merger Agreement a bona fide Company Takeover Proposal shall have been made and thereafter:

     (x) the Merger Agreement is terminated by SafeNet or Datakey because the Merger shall not have been consummated by the Termination Date or the vote of Datakey’s shareholders (if required under the MBCA) shall have been taken at a meeting duly convened therefor and shall be insufficient to approve the Merger and the Merger Agreement; or

     (y) the Merger Agreement is terminated by Snowflake because of:

•	a material breach by Datakey of any representation, warranty, covenant or agreement set forth in the Merger Agreement, which breach was not cured or such condition satisfied within 20 business days after the giving of written notice thereof ;

•	a material breach by Datakey of its covenant against solicitation described above under “No Solicitation;”

•	Datakey’s board of directors (or special committee thereof) having withdrawn or modified in a manner adverse to Snowflake its approval or recommendation of the Tender Offer, the Merger or the Merger Agreement, or failed to reconfirm its recommendation within five (5) business days after a written request to do so, or approved or recommended any Company Superior Offer (or resolved to take any of these actions);

•	the failure of Datakey to obtain, on or before the Decision Date, any one or more material consents required from third parties (other than governmental authorities) in connection with the Merger Agreement; or

•	the failure of any condition to the Tender Offer set forth in the Merger Agreement to be satisfied, where SafeNet shall have (i) failed to commence the Tender Offer within 30 days following the date the Merger Agreement, or (ii) terminated the Tender Offer without having accepted any shares for payment thereunder, provided that the condition not satisfied

     (i) was related to the acquisition of Datakey by a third party or a change in the recommendation by Datakey’s board of directors of the Tender Offer or the Merger;

     (ii) involved the representations and warranties of Datakey set forth in the Agreement not having been true and correct in all material respects;

     (iii) involved Datakey’s failure to perform in all material respects any obligation or to comply in any material respect with any agreement or covenant under the Merger Agreement;

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     (iv) obligated Datakey to obtain all material consents required from third parties (other than governmental authorities); or

     (v) required that certain representations and warranties related to legal requirements applicable to the Tender Offer and the Merger be true in all respects or stated that Datakey’s Rights Plan be amended to facilitate the Tender Offer and the Merger;

     then Datakey shall promptly pay SafeNet One Million Dollars ($1,000,000), plus the reimbursement of any and all expenses incurred by Snowflake and SafeNet in connection with the transactions contemplated by the Merger Agreement up to Three Hundred Thousand Dollars ($300,000).

     In addition to the termination fee payable to SafeNet pursuant to the Merger Agreement described above, Datakey is obligated to pay SafeNet $500,000 pursuant to the Loan Agreement if Datakey enters into any acquisition transactions with third parties other than SafeNet prior to the loan being repaid (in addition to the immediate repayment of principal and interest due under the note).

     Datakey Termination Fee. In the event that (1) Snowflake terminates the Merger Agreement solely because, as a result of any condition to the Tender Offer set forth in the Merger Agreement failing to be satisfied, SafeNet shall have (i) failed to commence the Tender Offer within 30 days following the date of the Merger Agreement, or (ii) terminated the Tender Offer without having accepted any shares for payment, (2) Snowflake does not certify that its termination is based upon unsatisfactory results of its due diligence investigation, and (3) at the time of such termination, more than 75% of the shares (including all of the Convertible Preferred Stock) shall have been validly tendered and not withdrawn pursuant to the Tender Offer, then Snowflake shall pay Datakey One Million Dollars ($1,000,000) plus the reimbursement of any and all Datakey expenses incurred in connection with the transactions contemplated by the Merger Agreement up to Three Hundred Thousand Dollars ($300,000).

Shareholders Agreement

     The following summary of certain provisions of the Shareholders Agreement is qualified in its entirety by reference to the Shareholders Agreement itself, which is incorporated herein by reference and a copy of which has been filed with the SEC as Exhibit (d)(2) to the Schedule TO. Shareholders and other invested parties should read the Shareholders Agreement in its entirety for a more complete description of the provisions summarized below.

     As a condition and inducement to SafeNet’s and Snowflake’s willingness to enter into the Merger Agreement, each director of Datakey and each of Norwest Equity Partners V, Perkins Capital Management, Inc., Timothy L. Russell, Christopher A. Schwartzbauer, and David A. Feste executed the Shareholders Agreement. The Shareholders Agreement provided for the tender into the Tender Offer of all shares held by the Shareholders which represent all of the outstanding shares of Convertible Preferred Stock and approximately 23% of the issued and outstanding shares and, in addition, required that Shareholders tender shares acquired after the date of the Shareholders Agreement, whether upon the exercise of warrants or options to acquire

38

shares or otherwise. Shares subject to the Shareholders Agreement were required to be validly tendered into the Tender Offer as promptly as practicable, and in any event no later than the fifth business day, following the commencement of the Tender Offer and receipt of the applicable tender offer documentation. The Shareholders could not withdraw any shares so tendered unless the Shareholders Agreement were terminated or the Tender Offer were terminated or expired without Snowflake purchasing all shares validly tendered in the Tender Offer and not withdrawn. Notwithstanding the foregoing, each Stockholder could decline to tender, or could withdraw, any and all of such Shareholders’ Shares if, without the consent of such Stockholder, Snowflake amended the Tender Offer to reduce the Tender Offer Price, reduced the number of shares subject to the Tender Offer, changed the form of consideration payable in the Tender Offer or amended or modifies any term or condition of the Tender Offer in a manner adverse to the shareholders of Datakey (other than insignificant changes or amendments or other than to waive any condition). Notwithstanding the foregoing, SafeNet does not plan to compel the tender of more than 19.9% of the outstanding capital stock of Datakey, including but not limited to the shares.

     Prior to the termination of the Shareholders Agreement and except as otherwise provided therein, each of the Shareholders agreed not to:

•	transfer, assign, sell, gift-over, pledge, hypothecate, encumber or otherwise dispose of, or consent to any of the foregoing (“Transfer”), any or all of the shares, options, warrants or other rights to acquire Common Stock or Convertible Preferred Stock or any right or interest therein;

•	enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer;

•	grant any proxy, power-of-attorney or other authorization or consent with respect to any of the shares;

•	deposit any of the shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the shares; or

•	take any other action that would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or the transactions contemplated hereby or make any representation or warranty of such Stockholder untrue or incorrect.

     Each Stockholder during the time the Shareholders Agreement was in effect, at any meeting of the shareholders of Datakey (a “Datakey Shareholders’ Meeting”), however called, and at every adjournment or postponement thereof agreed to:

•	appear at the meeting or otherwise cause his or its shares to be counted as present thereat for purposes of establishing a quorum;

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•	vote, or execute consents in respect of, his, hers or its shares, or cause his, hers or its shares to be voted, or consents to be executed in respect thereof, in favor of the approval and adoption of the Merger Agreement (including any revised or amended Merger Agreement that has been agreed to by Datakey) and the Merger, and any action required in furtherance thereof; and

•	vote, or execute consents in respect of, his, hers or its shares, or cause his, hers or its shares to be voted, or consents to be executed in respect thereof, against any agreement or transaction relating to any acquisition proposal (other than as proposed by SafeNet or Snowflake) or any amendment of Datakey’s certificate of incorporation or bylaws or other proposal, action or transaction involving Datakey or any of its subsidiaries or any of its shareholders, which amendment or other proposal, action or transaction that could reasonably be expected to prevent or materially impede or delay the consummation of the Tender Offer or Merger or the other transactions contemplated by the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement or to deprive SafeNet of any material portion of the benefits anticipated by SafeNet to be received from the consummation of the Merger or the other transactions or the transactions contemplated by the Shareholders Agreement, or change in any manner the voting rights of Common Stock or Convertible Preferred Stock presented to the shareholders of Datakey (regardless of any recommendation of the board of directors of Datakey) or in respect of which vote or consent of the Stockholder is requested or sought, unless such transaction has been approved in advance by SafeNet or Snowflake.

     Notwithstanding the foregoing, SafeNet did not plan to restrict the vote of more than 19.9% of the outstanding capital stock of Datakey.

     As security for the Shareholders’ voting obligations, each of the Shareholders irrevocably constituted and appointed SafeNet, Kevin Hicks and its or his designees as his or its attorney and proxy in accordance with the MBCA, with full power of substitution and resubstitution, to cause the Stockholder’s shares to be counted as present at any Datakey shareholders meetings, to vote his or its shares at any Datakey shareholders meeting, however called, and to execute consents in respect of his or its shares as and to the extent provided in the Shareholders Agreement relating to the voting of the shares.

     The Shareholders Agreement, and all rights and obligations of the parties thereunder, will terminate immediately upon the termination of the Merger Agreement by SafeNet or otherwise upon the earlier to occur of (1) termination of the Merger Agreement by Datakey and (2) December 31, 2004.

The Stock Option Agreement

     The following summary of certain provisions of the Stock Option Agreement is qualified in its entirety by reference to the Stock Option Agreement itself, which is incorporated herein by reference and a copy of which has been filed with the SEC as Exhibit (d)(3) to the Schedule TO. Shareholders and other invested parties should read the Stock Option Agreement in its entirety for a more complete description of the provisions summarized below.

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     As a condition and inducement to SafeNet’s and Snowflake willingness to enter into the Merger Agreement, Datakey entered into a Stock Option Agreement, dated September 9, 2004 (the “Stock Option Agreement”), by and between SafeNet, Snowflake and Datakey, pursuant to which Datakey granted Snowflake an irrevocable option (the “Purchaser Option”) to purchase for the Tender Offer Price ($0.65 per share for Common Stock and $2.50 per share for Convertible Preferred Stock), shares of Common Stock and/or Convertible Preferred Stock, in such relative amounts as shall be determined by Snowflake in its discretion up to such number of shares which, upon exercise would result in Snowflake owning in excess of 90% of the then-outstanding shares of Common Stock and Convertible Preferred Stock on as-converted, fully diluted basis (collectively, the “Optioned Shares”). Snowflake’s exercise of the Purchaser Option for Common Stock is conditioned upon Snowflake and SafeNet owning in the aggregate, immediately following such exercise, at least 90% of the outstanding shares of Common Stock. Snowflake’s exercise of the Purchaser Option for Convertible Preferred Stock is conditioned upon Snowflake and SafeNet owning in the aggregate, immediately following such exercise, at least 90% of the outstanding shares of Convertible Stock.

     The Purchaser Option provides that Snowflake will pay for the Optioned Shares upon exercise of the Purchaser Option by delivering to Datakey the aggregate price for the par value of the Optioned Shares so purchased in official bank check or by wire transfer to a bank designated in writing by Datakey and by delivering to Datakey a promissory note of Snowflake substantially in the form attached to the Stock Option Agreement for the balance of the exercise price.

The Loan Agreement

     SafeNet and Datakey entered into a Secured Loan Purchase Agreement dated September 9, 2004 (the “Loan Agreement”), pursuant to which SafeNet agreed to loan approximately $2.2 million to Datakey to repay the principal and interest due on outstanding convertible promissory notes of Datakey.

     In connection with the loan, Datakey issued a promissory note to SafeNet bearing interest at a rate of 10% per annum. The entire outstanding principal balance of the note and all accrued and unpaid interest thereon is due and payable on September 9, 2005. The note cannot be prepaid prior to December 31, 2004 and Datakey’s obligations under the note are secured by all of the assets of Datakey pursuant to a general security agreement and an intellectual property security agreement by and between Datakey and SafeNet.

     If under certain circumstance Datakey enters into certain acquisition transactions with a party or parties other than SafeNet or its affiliates prior to the note being paid in full, then SafeNet is entitled to receive an additional $500,000 payment in addition to the principal and interest due under the note.

     On October 25, 2004, SafeNet and Datakey entered into an amendment to the Loan Agreement, pursuant to which SafeNet agreed to loan $350,000 to Datakey for general corporate purposes. In connection with the loan, Datakey issued a promissory note to SafeNet bearing interest at a rate of 10% per annum (the “Additional Note”). The entire outstanding principal balance of the Additional Note and all accrued and unpaid interest thereon is due and payable on

41

September 9, 2005. The Additional Note cannot be prepaid prior to December 31, 2004 and Datakey’s obligations under the Additional Note are secured by all of the assets of Datakey pursuant to the Security Agreement and the IP Security Agreement.

The Mutual Nondisclosure Agreement

     The following summary of certain provisions of the Mutual Nondisclosure Agreement (as defined below) is qualified in its entirety by reference to the Mutual Nondisclosure Agreement itself, which is incorporated herein by reference and a copy of which has been filed with the SEC as Exhibit (d)(4) to the Schedule TO. Shareholders and other interested parties should read the Mutual Nondisclosure Agreement in its entirety for a more complete description of the provisions summarized below.

     SafeNet and Datakey entered into a confidentiality agreement on August 3, 2004 (the “Mutual Nondisclosure Agreement”). The Mutual Nondisclosure Agreement contains customary provisions pursuant to which, among other matters, the parties agreed, subject to certain exceptions, to keep confidential all nonpublic information regarding the disclosing party which is furnished to the receiving party (the “Confidential Information”), and to use the Confidential Information, or notes, summaries, or other material derived therefrom solely for the purpose of evaluating a possible transaction involving Datakey and SafeNet. Upon termination of negotiations before the execution of a contract, the receiving party must return all Confidential Information disclosed under the Mutual Nondisclosure Agreement. The confidentiality obligations set forth in the Mutual Nondisclosure Agreement remain in effect for three years. The Mutual Nondisclosure Agreement also provides that neither party will, for one year, solicit for employment any employee of the other party or any other employee of the other party about whom the hiring received confidential information.

Anti-Takeover Statutes

     State Takeover Statutes. A number of states have adopted laws and regulations that purport to apply to attempts to acquire corporations that are incorporated in such states, or whose business operations have substantial economic effects in such states, or which have substantial assets, security holders, employees, principal executive offices or principal places of business in such states. In Edgar v. MITE Corp., the Supreme Court of the United States (the “Supreme Court”) invalidated on constitutional grounds the Illinois Business Takeover statute, which, as a matter of state securities law, made takeovers of corporations meeting certain requirements more difficult. However, in 1987, in CTS Corp. v. Dynamics Corp. of America, the Supreme Court held that the State of Indiana may, as a matter of corporate law and, in particular, with respect to those aspects of corporate law concerning corporate governance, constitutionally disqualify a potential acquiror from voting on the affairs of a target corporation without the prior approval of the remaining shareholders. The state law before the Supreme Court was by its terms applicable only to corporations that had a substantial number of shareholders in the state and were incorporated there.

     Certain provisions of Minnesota law described below could have an anti-takeover effect.

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     Section 302A.671 of the MBCA applies, with certain exceptions, to any acquisition of a corporation’s voting stock from a person, other than the corporation and other than in connection with certain mergers and exchanges to which the corporation is a party, that results in the acquiring person owning 20% or more of the corporation’s voting stock then outstanding. Similar triggering events occur at the one-third and majority ownership levels. Section 302A.671 requires approval of any such acquisition by a majority vote of the corporation’s disinterested shareholders and a majority vote of all the corporation’s shareholders. In general, shares acquired in excess of the applicable percentage threshold in the absence of such approval are denied voting rights and are redeemable at their then fair market value by the corporation during a specified time period. Because a committee of disinterested directors of Datakey approved the Tender Offer, the shares acquired in the Tender Offer will not be subject to Section 302A.671.

     Section 302A.673 of the MBCA generally prohibits a corporation or any of its subsidiaries from entering into any business combination transaction with a shareholder for a period of four years after the shareholder acquires 10% or more of the corporation’s voting stock then outstanding. An exception is provided for circumstances in which, before the 10% share-ownership threshold is reached, either the transaction or the share acquisition is approved by a committee of the corporation’s board of directors composed of one or more disinterested directors. The Tender Offer received the necessary approval to exempt Snowflake, SafeNet, and their affiliates and associates from the four-year moratorium under Section 302A.673.

     The MBCA contains a “fair price” provision in Section 302A.675. This provision provides that no person may acquire any shares of a corporation within two years following the person’s last purchase of the corporation’s shares in a takeover offer unless all shareholders are given the opportunity to dispose of their shares to the person on terms that are substantially equivalent to those in the earlier takeover offer. This provision does not apply if the acquisition is approved by a committee of disinterested directors before any shares are acquired in the takeover offer. Because the requisite approval was obtained, Section 302A.675 does not apply to the Merger.

     Section 302A.553, subdivision 3, of the Minnesota Business Corporation Act prohibits a corporation from purchasing any voting shares owned for less than two years from a holder of more than 5% of the corporation’s outstanding voting stock for more than the market value of the shares. Exceptions to this provision are provided if the share purchase is approved by a majority of the corporation’s shareholders or if the corporation makes a repurchase offer of equal or greater value to all shareholders.

Antitrust

     Neither the Tender Offer nor the Merger are subject to the Hart-Scott-Rodino Antitrust Improvements Act, which provides that certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a waiting period has elapsed.

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Litigation

     On October 15, 2004, certain holders of Datakey promissory notes filed a lawsuit against Datakey in the District Court of Hennepin County, Minnesota. The lawsuit alleges that (1) the plaintiffs are entitled to a payment of $500,000 under loan documents to which Datakey and the noteholders are parties and (2) Datakey wrongfully excluded the noteholders from meetings of its board of directors which resulted in the board’s approval of Datakey’s sale to Purchaser at a price which the Plaintiffs allege is significantly below Datakey’s fair market value. The noteholders’ lawsuit seeks unspecified damages. Datakey disputes the noteholders’ claims and intends to contest them. On November 8, 2004, Datakey filed an answer that denies all of the noteholders’ claims. Upon the closing of the Merger, SafeNet and Snowflake intend to continue to contest the noteholders’ claims.

Certain United States Federal Income Tax Consequences

     The following is a summary of certain United States federal income tax consequences of the Merger to holders of shares whose shares are converted into the right to receive cash in the Merger. This discussion is for general information purposes only and does not address all aspects of United States federal income taxation that may be relevant to particular holders of shares in light of their specific investment or tax circumstances. The tax consequences to any particular stockholder may differ depending on that stockholder’s own circumstances and tax position. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations issued thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion applies only to holders who hold shares as “capital assets” within the meaning of section 1221 of the Code, and does not apply to holders who acquired their Shares pursuant to the exercise of employee stock options or otherwise as compensation. In addition, this discussion does not apply to certain types of holders subject to special tax rules including, but not limited to, non-U.S. persons, insurance companies, tax-exempt organizations, financial institutions, brokers or dealers, holders who perfect their Dissenters’ rights, if any, or persons who held their shares as a part of a straddle, hedge, conversion, or other integrated investment. The tax consequences the Merger to holders who hold their shares through a partnership or other pass-through entity generally will depend upon such holder’s status for United States federal income tax purposes.

     Each holder is urged to consult such holder’s tax advisor regarding the specific United States federal, state, local and foreign income and other tax consequences of the Merger in light of such holder’s specific tax situation.

     The receipt of cash for shares pursuant to the Merger will be a taxable transaction for United States federal income tax purposes and may also be a taxable transaction under state, local, or foreign tax laws. In general, a holder who receives cash in exchange for shares pursuant to the Merger will recognize gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received and the holder’s tax basis in the shares exchanged. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same time and price) exchanged pursuant to the Merger. Such gain or loss will generally be capital gain or loss and generally will be long-term capital gain or loss if such shares have been held for more than one year at the time of disposition. Tendering noncorporate shareholders generally will be eligible for a maximum U.S. federal income tax rate of 15% of any long-term gains. Any claim of a deduction in respect of a capital loss is subject to limitations.

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     A stockholder (other than certain exempt shareholders including, among others, all corporations and certain foreign individuals) that tenders shares may be subject to backup withholding at a rate equal to the fourth lowest rate applicable to ordinary income of unmarried individuals (under current law, the backup withholding rate is 28%) unless the stockholder provides its TIN and certifies under penalties of perjury that such TIN is correct (or properly certifies that it is awaiting a TIN) and certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Rather, the amount of any backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a stockholder can claim a refund by filing a U.S. federal income tax return. A stockholder that does not furnish a required TIN or that does not otherwise establish a basis for an exemption from backup withholding may be subject to a penalty imposed by the IRS. Each stockholder should complete and sign the Substitute Form W-9 included as part of the Letter of Transmittal so as to provide the information and certification necessary to avoid backup withholding.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The total number of shares of Datakey’s Common Stock, and Convertible Preferred Stock outstanding as of the record date was 11,767,254 and 150,000, respectively. The following table sets forth certain information as of the record date (unless otherwise indicated) regarding the beneficial ownership of our Common Stock and Convertible Preferred Stock with respect to (i) each person known to us to be the beneficial owner of 5% or more of our outstanding shares of each class; (ii) the current executive officers; (iii) our directors; and (iv) all of our directors and executive officers as a group.

						Shares of
						Convertible
		Shares of Common				Preferred Stock
		Stock Beneficially				Owned Beneficially
		Owned as of the				as of the record
Name and Address	Position	record date**			Percent of Class	date**	Percent of Class
Directors and Executive Officers
Anthony A. Caputo*	Director	-0-			-0-	-0-	-0-
Carole D. Argo*	Director	-0-			-0-	-0-	-0-
Ken Mueller*	Director	-0-			-0-	-0-	-0-
Eugene W. Courtney	Director	37,5000	[1]		-0-	-0-	-0-
Terrence W. Glarner	Director	22,500	[1]	-0-	-0-	-0-
Timothy Russell	President and Chief	225,609	[1]		1.5%	-0-	-0-
	Executive Officer
David A. Feste	Vice President and	-0-			-0-	-0-	-0-
	Chief Financial
	Officer
Christopher A. Schwartzbauer	Vice President	37,500	[1]		2.7%	-0-	-0-
	Sales & Business
	Development
All directors and executive officers as a group (8 persons)
Shareholders Owning 5% or More
Snowflake Acquisition Corp.
4690 Millennium Drive
Belcamp, Maryland 21017		9,073,396	[2]		75.4%	150,000	100%

*	SafeNet designees

**	For the purposes of this table, a person is deemed the beneficial owner of shares of our Common Stock or Convertible Preferred Stock if that person has the right to acquire such shares within 60 days by the exercise of any stock option or any other right to convert or exchange outstanding securities. Additionally, for the purposes of this table, a person or entity shall be deemed to be a beneficial owner of shares of our Common Stock or Convertible Preferred Stock if such person or entity has or shares either investment or voting power with respect to such shares.

[1]	Represents shares that may be purchased upon exercise of options that are exercisable or will be exercisable within 60 days.

[2]	Includes 273,723 shares that may be acquired upon conversion of Convertible Preferred Stock.

46

OTHER MATTERS

     We are not aware of any business or matter other than as indicated above, which may be properly presented at the special meeting. If, however, any other matter properly comes before the special meeting, proxy holders will, in their discretion, vote thereon in accordance with their best judgment.

STOCKHOLDER PROPOSALS

     Following the completion of the Merger, Datakey will become a wholly-owned subsidiary of SafeNet and will cease to have shares registered under the Exchange Act and to conduct stockholder meetings that are subject to the proxy rules promulgated under the Exchange Act, including those relating to shareholder proposals.

47

EXECUTION COPY

APPENDIX A

AGREEMENT AND PLAN OF MERGER

By

and

Among

DATAKEY, INC.,

SNOWFLAKE ACQUISITION CORP.

and

SAFENET, INC.

Dated as of September 9, 2004

i

ii

iii

AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of September 9, 2004, by and among DataKey, Inc., a Minnesota corporation (the “Company”), SafeNet, Inc., a Delaware corporation (“Purchaser”), and Snowflake Acquisition Corp., a Minnesota corporation and wholly owned subsidiary of Purchaser (“Merger Sub”).

WITNESSETH:

     A. The respective Boards of Directors of Merger Sub, Purchaser and the Company deem it advisable and in the best interests of their respective shareholders that Purchaser acquire the Company upon the terms and subject to the conditions provided for in this Agreement.

     B. In furtherance thereof it is proposed that the acquisition be accomplished by Merger Sub commencing a cash tender offer (as it may be amended from time to time as permitted by this Agreement, the “Offer”) to purchase and acquire (i) all shares of the issued and outstanding common stock, par value $0.05 per share (the “Common Stock”), of the Company (together with any associated preferred stock or other rights (the “Rights”) issued pursuant to the Rights Agreement, dated as of October 26, 2001, between the Company and Wells Fargo Bank Minnesota, N.A. (as the same has been amended through the date hereof, the “Rights Agreement”)) for $0.65 per share of Common Stock (such amount or any greater amount per share of Common Stock paid pursuant to the Offer being hereinafter referred to as the “Common Stock Offer Price”) and (ii) all shares of the issued and outstanding convertible preferred stock, liquidation value $2.50 per share (the “Convertible Preferred Stock” and, together with the Common Stock and the associated Rights, the “Shares”), for $2.50 per share of Convertible Preferred Stock (such amount or any greater amount per share of Convertible Preferred Stock paid pursuant to the Offer being hereinafter referred to as the “Convertible Preferred Offer Price” and together with the Common Stock Offer Price, the “Offer Prices”), subject to any applicable withholding Taxes (as such term is defined in Section 2.18(g)), net to the seller in cash, upon the terms and subject to the conditions set forth in this Agreement.

     C. The Board of Directors of the Company has unanimously approved the Offer and the Merger, this Agreement and the transactions contemplated by this Agreement, the Stockholders Agreement and the Stock Option Agreement, and has determined that Offer and the Merger, this Agreement and the transactions contemplated by this Agreements, the Stockholders Agreement and the Stock Option Agreement are fair to and in the best interests of the Company and its shareholders, and has resolved to recommend that holders of Shares accept the Offer, tender their Shares to Merger Sub pursuant to the Offer and approve and adopt this Agreement and the Merger.

     D. The Board of Directors of each of Purchaser (on its own behalf and as the sole shareholder of Merger Sub), Merger Sub and the Company have each approved this Agreement and the merger of the Merger Sub with and into the Company (the “Merger”) with the Company continuing as the surviving corporation in the Merger, in the case of Purchaser, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and, in the case of the Company and Merger Sub, in accordance with the Minnesota Business Corporation Act (“MBCA”) and, in each such case, upon the terms and conditions set forth in this Agreement.

     E. The Board of Directors of the Company and a special committee of the Company’s Board of Directors formed in accordance with Section 302A.673 of the MBCA have unanimously approved the Offer and the Merger, this Agreement and the transactions contemplated by this Agreement, and such approvals are sufficient to render Sections 302A.671, 302A.673 and 302A.675 of the MBCA inapplicable to the Offer and the Merger, this Agreement and the transactions contemplated by this Agreement.

     F. Contemporaneously with the execution and delivery of this Agreement, and as a condition and inducement to Purchaser’s and Merger Sub’s willingness to enter into this Agreement, certain shareholders of the Company (each, a “Shareholder”) are entering into a Stockholders Agreement (the “Stockholders Agreement”) in the form attached hereto as Exhibit A, pursuant to which each such Shareholder has agreed, among other things, to tender his, her or its Shares in the Offer and to grant Purchaser a proxy with respect to the voting of such Shares in favor of the Merger upon the terms and subject to the conditions set forth therein.

     G. As a condition and further inducement to Purchaser and Merger Sub to enter into this Agreement and incur the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Merger Sub and the Company are entering into a Stock Option Agreement in the form of Exhibit B hereto (the “Stock Option Agreement”), pursuant to which, among other things, the Company has granted Merger Sub an option to purchase certain newly-issued shares of Common Stock, subject to certain conditions.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
TERMS OF THE MERGER

1.1. The Offer.

     (a) Provided that this Agreement shall not have been terminated in accordance with Section 7.1 and none of the events set forth in Annex A hereto shall have occurred and be continuing (and shall not have been waived by Purchaser or Merger Sub), Merger Sub shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) the Offer as promptly as reasonably practicable after the date hereof, but in no event later than five (5) business days from the date of this Agreement, and the Offer shall remain open at least twenty (20) business days (as defined in Rule 14d-1(g)(3) of the Exchange Act) from commencement of the Offer (the “Initial Expiration Date”). The obligation of Merger Sub to accept for payment and to pay for any Shares validly tendered and not withdrawn prior to the expiration of the Offer (as it may be extended in accordance with requirements of this Section 1.1(a)) shall be subject only to the satisfaction or the waiver by Purchaser or Merger Sub of the following conditions: (i) there being validly tendered and not withdrawn prior to the expiration of the Offer (x) that number of shares of Common Stock which, together with any shares of Common Stock then owned by Purchaser or Merger Sub (without giving effect to shares subject to purchase under the Stock Option Agreement or the Stockholders Agreement), represents greater than 90% of the shares of Common Stock outstanding and (y) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of shares of Convertible Preferred Stock which, together with any shares of Convertible Preferred Stock then owned by Purchaser or Merger Sub (without giving effect to shares subject to purchase under the Stock Option Agreement the Stockholders Agreement), represents 100% of the Convertible Preferred Stock outstanding (clauses (x) and (y) together, the “Minimum Condition”); and (ii) the other conditions set forth in Annex A hereto. Subject to the prior satisfaction or waiver by Purchaser or Merger Sub of the Minimum Condition and the other conditions of the Offer set forth in Annex A hereto, Merger Sub shall consummate the Offer in accordance with its terms and accept for payment and pay for all Shares tendered and not withdrawn promptly following the acceptance of Shares for payment pursuant to the Offer. The Offer shall be made by means of an offer to purchase (the “Offer to Purchase”) that contains the terms set forth in this Agreement, the Minimum Condition and the other conditions set forth in Annex A hereto. Purchaser expressly reserves the right to waive any of such conditions, to increase either or both of the Offer Prices and to make any other changes in the terms of the Offer; provided, however, that Merger Sub shall not, and Purchaser shall cause Merger Sub not to, decrease either of the Offer Prices, change the form of consideration payable in the Offer, decrease the number of Shares sought in the offer, impose additional conditions to the Offer, extend the Offer beyond the Initial Expiration Date except as set forth below, or amend any other condition of the Offer in any manner adverse to the holders of the Shares, in each case without the prior written consent of the Company (such consent to be authorized by the Company Board of Directors or a duly authorized committee thereof). Notwithstanding the foregoing, Merger Sub may, without the consent of the Company, (i) if, at any scheduled expiration of the Offer any of the conditions to Merger Sub’s obligation to accept Shares for payment shall not be satisfied or waived, extend the Offer beyond the Initial Expiration Date for a time period reasonably necessary to permit such condition to be satisfied, or (ii) extend the Offer for any period required by any rule, regulation or interpretation of the United States Securities and Exchange Commission (“SEC”), or the staff thereof, applicable to the Offer. Merger

Sub may, without the consent of the Company, extend the Offer in accordance with Rule 14d-11 under the Exchange Act. In addition, either or both of the Offer Prices may be increased and the Offer may be extended to the extent required by law in connection with such increase, in each case without the consent of the Company.

     (b) As promptly as practicable on the date of commencement of the Offer, Merger Sub shall file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the “Schedule TO”) with respect to the Offer. The Schedule TO shall contain or incorporate by reference an offer to purchase (the “Offer to Purchase”) and forms of the related letter of transmittal and all other ancillary Offer documents (collectively, together with all amendments and supplements thereto, the “Offer Documents”). Purchaser and Merger Sub shall cause the Offer Documents to be disseminated to the holders of the Shares as and to the extent required by applicable federal securities laws. Purchaser and Merger Sub, on the one hand, and the Company, on the other hand, will promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect, and Merger Sub will cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment upon the Schedule TO before it is filed with the SEC. In addition, Purchaser and Merger Sub agree to provide the Company and its counsel with any comments, whether written or oral, that Purchaser or Merger Sub or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments and to consult with the Company and its counsel prior to responding to any such comments.

     (c) Purchaser and Merger Sub will file with the Commissioner of Commerce of the State of Minnesota and disseminate to the shareholders of the Company any registration statement relating to the Offer required to be filed pursuant to Chapter 80B of the Minnesota Statutes.

1.2. Company Actions.

     (a) The Company hereby approves of and consents to the Offer and represents and warrants that the Company’s Board of Directors and a special committee of the Company’s Board of Directors formed in accordance with Section 302A.673 of the MBCA (the “Special Committee”), each at a meeting duly called and held, have (i) determined that the terms of the Offer and the Merger are fair to and in the best interests of the shareholders of the Company, (ii) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, the Stockholders Agreement and the Stock Option Agreement, and such approvals are sufficient to comply with Sections 302A.671, 302A.673 and 302A.675 of the MBCA as they apply to this Agreement and the transactions contemplated by this Agreement and (iii) resolved to recommend that the shareholders of the Company accept the Offer, tender their Shares to Merger Sub thereunder and approve and adopt this Agreement and the Merger. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Board and the approval of the Special Committee described in the immediately preceding sentence, and the Company shall not permit the recommendation of the Company’s Board or the disclosure regarding the approval of the Special Committee or any component thereof to be modified in any manner adverse to Purchaser or Merger Sub or to be withdrawn by the Company’s Board or the Special Committee, except as provided in Section 4.8(b) hereof.

     (b) As promptly as practicable on the date of commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the “Schedule 14D-9”) which shall contain the recommendation referred to in clause (iii) of Section 1.2(a) hereof. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be disseminated to holders of the Shares as and to the extent required by applicable federal securities laws. The Company, on the one hand, and each of Purchaser and Merger Sub, on the other hand, will promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect, and the Company will cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Purchaser and its counsel shall be given a reasonable opportunity to review and comment upon the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Purchaser, Merger Sub and their counsel with any comments, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments and to consult with Purchaser, Merger Sub and their counsel prior to responding to any such comments.

     (c) The Company shall promptly furnish Merger Sub with mailing labels containing the names and addresses of all record holders of Shares and with security position listings of Shares held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and non-objecting beneficial owners of Shares. The Company shall furnish Merger Sub with such additional information, including, without limitation, updated listings and computer files of holders of Shares, mailing labels and security position listings, and such other assistance as Purchaser, Merger Sub or their agents may reasonably require in communicating the Offer to the record and beneficial holders of Shares.

1.3. Directors of the Company.

     (a) Immediately upon the purchase of and payment for Shares by Merger Sub or any of its affiliates pursuant to the Offer, Purchaser shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the

Company as is equal to the product obtained by multiplying the total number of directors on such Board by the percentage that the number of Shares so purchased and paid for bears to the total number of Shares then outstanding. In furtherance thereof, the Company and its Board of Directors shall, after the purchase of and payment for Shares by Merger Sub or any of its affiliates pursuant to the Offer, upon request of Merger Sub, immediately increase the size of its Board of Directors, secure the resignations of such number of directors or remove such number of directors, or any combination of the foregoing, as is necessary to enable Purchaser’s designees to be so elected to the Company’s Board and shall cause Purchaser’s designees to be so elected and shall comply with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in connection therewith. In the event that Merger Sub requests the resignation of directors of the Company pursuant to the immediately preceding sentence, the Company shall cause such directors of the Company to resign as may be designated by Merger Sub in a writing delivered to the Company. Immediately upon the first purchase of and payment for Shares by Merger Sub or any of its affiliates pursuant to the Offer, the Company shall, if requested by Purchaser, also cause directors designated by Purchaser to constitute at least the same percentage (rounded up to the next whole number) of each committee of the Company’s Board of Directors as is on the Company’s Board of Directors. Notwithstanding the foregoing, if Shares are purchased pursuant to the Offer, there shall be until the Effective Time at least two members of the Company’s Board of Directors who are directors on the date hereof and are not employees of the Company; each such director shall both be “disinterested” as defined in Section 302A.673, Subd. 1(d), of the MBCA. The Company and its Board of Directors shall promptly take all actions as may be necessary to comply with their obligations under this Section 1.3(a), including all actions as may be permitted under the MBCA and the Company’s Bylaws.

     (b) The Company shall immediately take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under Section 1.3(a), including mailing to shareholders together with the Schedule 14D-9 the information required by such Section 14(f) and Rule 14f-1 as is necessary to enable Purchaser’s designees to be elected to the Company’s Board of Directors. Purchaser and Merger Sub will supply the Company and be solely responsible for any information with respect to them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1.

     (c) Following the election of Purchaser’s designees to the Company’s Board of Directors pursuant to this Section 1.3 and prior to the Effective Time, (i) any amendment or termination of this Agreement by the Company, (ii) any extension or waiver by the Company of the time for the performance of any of the obligations or other acts of Purchaser or Merger Sub under this Agreement, or (iii) any waiver of any of the Company’s rights hereunder shall, in any such case, require the concurrence of a majority of the directors of the Company then in office who neither were designated by Purchaser nor are employees of the Company (the “Independent Director Approval”).

1.4. The Merger.

     Upon the terms and subject to the conditions of this Agreement, the Merger shall be consummated in accordance with the MBCA. At the Effective Time (as defined below), upon the terms and subject to the conditions of this Agreement, Merger Sub shall be merged with and into the Company in accordance with the MBCA and the separate existence of Merger Sub shall thereupon cease, and the Company, as the surviving corporation in the Merger (the “Surviving Corporation”), shall continue its corporate existence under the laws of the State of Minnesota as a wholly owned subsidiary of Purchaser.

1.5. The Closing; Effective Time.

     (a) The closing of the Merger (the “Closing”) shall take place at the offices of Venable LLP, 8010 Towers Crescent Drive, Suite 300, Vienna, Virginia 22182, at 10:00 a.m. local time on a date to be specified by the parties which shall be no later than the third business day after the date that all of the closing conditions set forth in Article VI have been satisfied or waived (if waivable) unless another time, date or place is agreed upon in writing by the parties hereto.

     (b) Effective Time. Subject to the provisions of this Agreement, on the Closing Date the parties shall file with the Secretary of State of the State of Minnesota articles of merger in accordance with Section 302A.615 or 302A.621 of the MBCA as applicable (as the case may be, the “Articles of Merger”) executed in accordance with the relevant provisions of the MBCA and shall make all other filings or recordings required under the MBCA in order to effect the Merger. The Merger shall become effective upon the filing of the Articles of Merger or at such other time as is agreed by the parties hereto and specified in the Articles of Merger. The time when the Merger shall become effective is herein referred to as the “Effective Time” and the date on which the Effective Time occurs is herein referred to as the “Closing Date.”

1.6. Conversion of Securities.

     At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any securities of Merger Sub or the Company:

     (a) Each Share that is owned by Purchaser, the Company or any of their respective subsidiaries shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (b) Each issued and outstanding Share (other than Shares to be cancelled in accordance with Section 1.6(a) hereof and Dissenting Shares) shall automatically be converted into the right to receive the Common Stock Offer Price in cash (the “Merger Consideration”), payable, without interest, to the holder of such Share upon surrender, in the manner provided in Section 1.7 hereof, of the certificate that formerly evidenced such Share. All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 1.7 hereof.

     (c) Each issued and outstanding share of common stock of Merger Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

1.7. Exchange of Certificates.

     (a) Exchange Agent. Prior to the Effective Time, Purchaser shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of the Shares (other than Shares held by Purchaser, the Company and any of their respective subsidiaries and Dissenting Shares) in connection with the Merger (the “Exchange Agent”) to receive in trust, the aggregate Merger Consideration to which holders of Shares shall become entitled pursuant to Section 1.6(b) hereof. Purchaser shall deposit such aggregate Merger Consideration with the Exchange Agent promptly following the Effective Time. Such aggregate Merger Consideration shall be invested by the Exchange Agent as directed by Purchaser.

     (b) Exchange Procedures. Promptly after the Effective Time, Purchaser and the Surviving Corporation shall cause to be mailed to each holder of record, as of the Effective Time, of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the “Certificates”), whose Shares were converted pursuant to Section 1.6(b) hereof into the right to receive the Merger Consideration, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Purchaser may reasonably specify) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Purchaser, together with such letter of transmittal, properly completed and duly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid all transfer and other Taxes required by reason of the issuance to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 1.7, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration for each Share in cash as contemplated by Section 1.6(b) hereof.

     (c) Transfer Books; No Further Ownership Rights in the Shares. At the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of the Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.

     (d) Termination of Fund; No Liability. At any time following the six-month anniversary of the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Exchange Agent, and holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Exchange Agent nor any party hereto shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (e) Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate(s) to be lost, stolen or destroyed and, if required by Purchaser, the posting by such person of a bond in such sum as Purchaser may reasonably direct as indemnity against any claim that may be made against any party hereto or the Surviving Corporation with respect to such Certificate(s), the Exchange Agent will issue the Merger Consideration pursuant to Section 1.6(b) deliverable in respect of the Shares represented by such lost, stolen or destroyed Certificates.

     (f) Withholding Taxes. Purchaser and Merger Sub shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the Offer Prices or the Merger Consideration payable to a holder of Shares pursuant to the Offer or the Merger any such amounts as are required under the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Purchaser or Merger Sub, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Purchaser or Merger Sub.

1.8 Options.

     (a) Except as provided in paragraphs (b), (c) and (d) below with respect to the Company’s 1998 Employee Stock Purchase Plan, as amended (the “Company ESPP”), the Cash-Out Options (as defined in Section 1.8(d)) and certain options to purchase Common Stock at an exercise price greater than $0.82 per share, at the Effective Time, with respect to each then outstanding and unexercised option for Shares (the “Company Options”) granted under the Company’s 1987 Stock Option Plan, 1997 Stock Option Plan and 1994 Consultant Plan (collectively, the “Company Option Plans”) or otherwise, Purchaser shall cause each holder of a Company Option to receive, by virtue of the Merger and without any action on the part of the holder thereof, options (“Purchaser Replacement Options”) exercisable for shares of common stock, par value $.01 per share, of Purchaser (“Purchaser Stock”) having the same terms and conditions as the Company Options (including such terms and conditions as may be incorporated by reference into the agreements evidencing the Company Options pursuant to the plans or arrangements pursuant to which such Company Options were granted) except that the exercise price and the number of shares issuable upon exercise shall be divided and multiplied, respectively, by the Conversion Fraction, and rounded to the nearest whole cent or number, respectively. Purchaser shall use all reasonable efforts to ensure that any Company Options that qualified as incentive stock options under Section 422 of the Code prior to the Effective Time continue to so qualify after the Effective Time. Purchaser shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Purchaser Stock for delivery upon the exercise of Purchaser Replacement Options after the Effective Time. Promptly after the Effective Time, Purchaser shall file or cause to be filed all registration statements on Form S-8 or other appropriate form as may be necessary in connection with the purchase and sale of Purchaser Stock contemplated by such Purchaser Replacement Options subsequent to the Effective Time, and shall maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any of the Purchaser Replacement Options registered thereunder remain outstanding. As soon as practicable after the Effective Time, Purchaser shall qualify under applicable state securities laws the issuance of such shares of Purchaser Stock issuable upon exercise of Purchaser Replacement Options. Purchaser’s Board of Directors shall take all actions necessary on the part of Purchaser to enable the acquisition of Purchaser Stock, Purchaser Replacement Options and subsequent transactions in Purchaser Stock after the Effective Time pursuant to Purchaser Replacement Options by persons subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt from the application of Section 16(b) of the Exchange Act, to the extent permitted thereunder. For purposes of this Agreement, the term “Conversion Fraction” shall mean the quotient determined by dividing (x) the Common Stock Offer Price by (y) the average closing prices of one (1) shares of the Purchaser Stock on The Nasdaq National Market (as reported in the Wall Street Journal or, if not reported therein, any other authoritative source) for the five (5) trading days ending two (2) days prior to the Effective Time.

     (b) The offerings under the Company ESPP shall be terminated as of the date hereof, and Shares shall not be issued to participants thereunder after the date hereof. As of the Effective Time, each participant under the Company ESPP shall receive a cash payment equal to the balance, if any, of any accumulated payroll deductions for which they did not receive Shares.

     (c) Each Company Option with an exercise price greater than $0.82 per share of Common Stock that is outstanding and unexercised at the Effective Time shall terminate at the Effective Time and shall not be assumed or replaced by Purchaser.

     (d) At the Effective Time, in exchange for the surrender and cancellation of the Company Options identified on Schedule 1.8(d) to this Agreement (the “Cash-Out Options”), Purchaser shall pay to the persons identified on Schedule 1.8(d) as the holders of such Cash-Out Options cash in the amount equal to, with respect to each Cash-Out Option, the product of (i) the number of shares of Common Stock to be acquired upon the exercise of such Cash-Out Option, multiplied by (ii) the amount equal to the difference between (A) the Merger Consideration, minus (B) the exercise price of such Cash-Out Option.

     (e) From and after the date hereof until the Effective Time, the Company shall, upon the request of Purchaser, grant to employees of the Company designated by Purchaser options to purchase Common Stock available for issuance under the Company’s 1997 Stock Option Plan in such amounts and at such exercise price(s) as the Company and Purchaser agree and upon such issuance, such options shall be treated as Company Options for purposes of this Agreement.

     (f) As of the Effective Time, except as provided in this Section 1.8, all rights under any provision of the Company Option Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company shall be cancelled. The Company shall take all action necessary to ensure that, as of and after the Effective Time, except as provided in this Section 1.8, no person shall have any right under the Company Option Plans or any other plan, program or arrangement with respect to equity securities of the Company, the Surviving Corporation or any subsidiary thereof.

     (g) At or before the Effective Time, the Company shall cause to be effected any necessary amendments to the Company Option Plans and any other resolutions, consents or notices, in such form reasonably acceptable to Purchaser, required under the Company Option Plans or any Company Options to give effect to the foregoing provisions of this Section 1.8.

1.9 Warrants.

     If permitted under the terms of the applicable governing instruments, the Company shall take all necessary action such that, at the Effective Time, each holder of an outstanding warrant to purchase shares of Common Stock (collectively, the “Company Warrants”) shall have the right to receive, in lieu of the shares of Common Stock theretofore issuable upon exercise of such Company Warrant, an amount per share equal to the excess of the Merger Consideration over the exercise price per share of such Company Warrant; provided, however, that to the extent the foregoing is not permissible under the terms of any such Company Warrant, each such Company Warrant shall, at the Effective Time, be deemed to constitute a warrant to acquire, upon payment of the aggregate exercise price of such Company Warrant, and otherwise on the same terms and conditions as were applicable under such Company Warrant prior to the Effective Time, the aggregate Merger Consideration that the holder of such Company Warrant would have been entitled to receive pursuant to Article I of this Agreement had such holder exercised such Company Warrant in full immediately prior to the Effective Time. The Company shall deliver to each holder of a Company Warrant timely notice of the Merger in accordance with the provisions thereof. The Company shall take all necessary actions to provide that as of the Effective Time no holder of a Company Warrant will have the right to receive shares of common stock of the Surviving Corporation upon the exercise of any Company Warrant.

1.10 Dissenting Shares.

     Notwithstanding any provision of this Agreement to the contrary, each outstanding Share, the holder of which has demanded and perfected such holder’s right to dissent from the Merger and to be paid the fair value of such Shares in accordance with Sections 302A.471 and 302A.473 of the MBCA and, as of the Effective Time, has not effectively withdrawn or lost such dissenters’ rights (“Dissenting Shares”), shall not be converted into or represent a right to receive the Merger Consideration into which Shares are converted pursuant to Section 1.6(b) hereof, but the holder thereof shall be entitled only to such rights as are granted by the MBCA. Notwithstanding the immediately preceding sentence, if any holder of Shares who demands dissenters’ rights with respect to its Shares under the MBCA effectively withdraws or loses (through failure to perfect or otherwise) its dissenters’ rights, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder’s Shares will automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 1.6(b) hereof, without interest thereon, upon surrender of the certificate or certificates formerly representing such Shares. After the Effective Time, Purchaser shall cause the Company to make all payments to holders of Shares with respect to such demands in accordance with the MBCA. The Company shall give Purchaser (i) prompt written notice of any notice of intent to demand fair value for any Shares, withdrawals of such notices, and any other instruments served pursuant to the MBCA and received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for fair value for Shares under the MBCA. The Company shall not, except with the prior written consent of Purchaser, voluntarily make any payment with respect to any demands for fair value for Shares or offer to settle or settle any such demands.

1.11 Articles of Incorporation and Bylaws.

     Subject to Section 5.5 hereof, at and after the Effective Time until the same have been duly amended, (i) the Articles of Incorporation of the Surviving Corporation shall be identical to the Articles of Incorporation of Merger Sub in effect at the Effective Time and (ii) and the Bylaws of the Surviving Corporation shall be identical to the Bylaws of Merger Sub in effect at the Effective Time.

1.12 Directors and Officers.

     At and after the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their successors are elected or appointed and qualified. If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law.

1.13 Other Effects of Merger.

     The Merger shall have all further effects as specified in the applicable provisions of the MBCA.

1.14 Additional Actions.

     If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Merger Sub or the Company or otherwise carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Merger Sub or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Merger Sub or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

1.15 Section 16.

     Purchaser, the Surviving Corporation and the Company shall each take all such steps as may be required to provide that, with respect to each Section 16 Affiliate (as defined below), (a) the transactions contemplated by this section, and (b) any other dispositions of Company equity securities (including derivative securities) or other acquisitions of Purchaser equity securities (including derivative securities) in connection with this Agreement, shall be exempt under Rule 16b-3 promulgated under the Exchange Act, in accordance with the terms and conditions set forth in that certain No-Action Letter, dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP. For purposes of this Agreement, “Section 16 Affiliate” shall mean each individual who (a) immediately prior to the Effective Time is a director or officer of the Company or (b) at the Effective Time will become a director or officer of Purchaser or the Surviving Corporation.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the disclosure schedule to be delivered by the Company to Purchaser upon the execution of this Agreement, which sets forth certain disclosures concerning the Company and its business (the “Company Disclosure Schedule”), each section of which only qualifies the correspondingly numbered representation or warranty in this Article II, the Company hereby represents and warrants to Purchaser and Merger Sub as follows:

2.1. Due Incorporation and Good Standing.

     The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not be reasonably likely to have a Company Material Adverse Effect. For purposes of this Agreement, the term “Company Material Adverse Effect” shall mean a material adverse effect on the business, assets, condition (financial or otherwise), liabilities or the results of operations of the Company, except in each case for any such effects resulting from, arising out of, or relating to (i) general business or economic conditions, (ii) conditions generally affecting the industry in which the Company competes, or (iii) the taking of any action contemplated by this Agreement. The Company has heretofore made available to Purchaser accurate and complete copies of the Restated Articles of Incorporation, as amended, and Bylaws, as currently in effect, of the Company.

2.2 Capitalization.

     (a) The authorized capital stock of the Company consists of (i) 22,000,000 shares of Common Stock, (ii) 400,000 shares of Convertible Preferred Stock, (iii) 120,000 shares of preferred stock, par value $0.05 per share, designated as Series B Preferred Stock (the “Series B Preferred Stock”) and reserved for issuance in connection with the Rights Agreement, and (iv) 7,480,000 shares that are not designated (the “Undesignated Capital Stock” and together with the Common Stock, the Convertible Preferred Stock and the Series B Preferred Stock, the “Company Capital Stock”). As of the close of business on September 9, 2004, (i) 11,767,254 shares of Common Stock were issued and outstanding, (ii) 150,000 shares of Convertible Preferred Stock were issued and outstanding, (iii) no shares of Series B Preferred Stock were issued and outstanding, (iv) no shares of Undesignated Capital Stock were issued and outstanding, (v) 1,789,728 shares of Common Stock were reserved for issuance pursuant to outstanding Company Options, (vi) 6,593,823 shares of Common Stock were subject to issuance under Company Warrants and (vii) 83,876 shares of Common Stock were available for issuance in the purchase period ending December 31, 2004 under the Company ESPP. All of the outstanding shares of Company Capital Stock are, and all shares of Company Capital Stock which may be issued pursuant to the exercise of outstanding Company Options and Company Warrants will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. The rights, preferences and privileges of the Convertible Preferred Stock and the Series B Preferred Stock are as set forth in the Restated Articles of Incorporation, as amended. None of the outstanding securities of the Company has been issued in violation of any federal or state securities laws.

     (b) Except as set forth above or as set forth in Section 2.2(b) of the Company Disclosure Schedule, as of the date hereof, (i) there are no shares of capital stock of the Company authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, preemptive or similar rights, bonds, debentures, notes or other indebtedness having general voting rights or debt convertible into securities having such rights (“Voting Debt”) or subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company obligating the Company to issue, transfer or sell or cause to be issued, transferred, sold or repurchased any options or shares of capital stock or Voting Debt of, or other equity interest in, the Company or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Company Capital Stock, or other capital stock of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. Except for the Company’s obligations under the Rights Agreement (including the Rights) and except as otherwise expressly contemplated by this Agreement, as of the date hereof there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the issued, outstanding, authorized but unissued, or unauthorized shares of capital stock or any other security of the Company, and there is no authorized or issued security of any kind convertible into or exchangeable, for any such capital stock or other security. A true, correct and complete copy of the Rights Agreement has been delivered to Purchaser by the Company prior to the date hereof.

     (c) There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of the Company Capital Stock.

     (d) Following the Effective Time, no holder of Company Options or Company Warrants will have any right to receive shares of common stock of the Surviving Corporation upon exercise of Company Options or Company Warrants.

     (e) Except as disclosed in Section 2.2(e) of the Company Disclosure Schedule, no Indebtedness of the Company contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by the Company, or (iii) the ability of the Company to grant any lien on its properties or assets. As used in this Agreement, “Indebtedness” means (A) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (B) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument, (C) all obligations under financing leases, (D) all obligations in respect of acceptances issued or created, (E) all liabilities secured by any lien on any property and (F) all guarantee obligations.

     (f) Section 2.2(f) of the Company Disclosure Schedule lists all Company Options outstanding as of the date hereof, the name of the holder of each Company Option, the date of grant and the exercise price of such Company option, the number of shares of Common Stock as to which such Company Option has vested, the vesting schedule for such Company Option, a summary of any acceleration provisions or milestones, and whether the exercisability of such Company Option will be accelerated in any way by the transactions contemplated under this Agreement, and indicates the extent of acceleration, if any. Since July 30, 2004, the Company has not granted any Company Options to officers or directors of the Company.

     (g) No agreement or understanding requires consent or approval from the holder of any Company Option or Company Warrant to effectuate the terms of this Agreement. The Company has previously provided true and complete copies of each Company Warrant to Purchaser.

2.3 No Subsidiaries

     The Company has no subsidiaries and does not otherwise hold any equity, membership, partnership, joint venture or other ownership interest in any person.

2.4 Authorization; Binding Agreement.

     The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the Offer and the Merger, the Stockholders Agreement and the Stock Option Agreement have been duly and validly authorized by the Company’s Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby (other than the requisite approval of the Merger by the shareholders of the Company in accordance with the MBCA). This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by principles of equity regarding the availability of remedies (“Enforceability Exceptions”). The Special Committee and the Company’s Board of Directors have approved the Offer, the Merger, this Agreement, the Stockholders Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby and such approvals are sufficient so that Sections 302A.671, 302A.673 and 302A.675 of the MBCA will not impede the Offer, the Merger, this Agreement and the other transactions contemplated by this Agreement.

2.5 Governmental Approvals.

     No consent, approval, waiver or authorization of, notice to or declaration or filing with (“Consent”), any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any governmental or regulatory authority, agency, department, board, commission, administration or instrumentality, any court, tribunal or arbitrator or any self regulatory organization (“Governmental Authority”) on the part of the Company is required in connection with the execution or delivery by the Company of this Agreement, the Offer, the Merger or the consummation by the Company of the other transactions contemplated hereby other than (i) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota in accordance with the MBCA, (ii) filings with the SEC and state securities laws administrators (including the Commissioner of Commerce of the State of Minnesota), (iii) such filings as may be required in any jurisdiction where the Company is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization and (iv) those Consents that, if they were not obtained or made, would not be reasonably likely to have a Company Material Adverse Effect.

2.6 No Violations.

     The execution and delivery of this Agreement, the Offer, the Merger, the consummation of the other transactions contemplated hereby and compliance by the Company with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws or other governing instruments of the Company, (ii) except as set forth on Section 2.6 of the Company Disclosure Schedule, require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any agreement or other instrument to which the Company is a party or by which its assets are bound, (iii) result in the creation or imposition of any liens, charges, security interests, options, claims, mortgages, pledges, assessments, charges, adverse claims, rights of others or restrictions (whether on voting, sale, transfer, disposition or otherwise) or other encumbrances or restrictions of any nature whatsoever whether imposed by agreement, understanding, law or equity, or any conditional sale contract, title retention contract or other contract to give or refrain from giving any of the foregoing (“Encumbrances”) of any kind upon any of the assets of the Company or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 2.5 hereof, contravene any applicable provision of any statute, law, rule or regulation or any order, decision, injunction, judgment, award or decree (“Law”) to which the Company or any of its assets or properties is subject.

2.7 SEC Filings; Company Financial Statements.

     (a) The Company has filed all forms, reports, schedules, statements and other documents required to be filed by the Company with the SEC since October 1, 1999 under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”) and has made available to Purchaser such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof) are referred to herein as the “Company SEC Reports.” As of their respective dates, the Company SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact or disclose any matter or proceeding required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Between the date of this Agreement and the Closing Date, the Company will timely file with the SEC all documents required to be filed by it under the Exchange Act.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the “Company Financials”),

including each Company SEC Report filed after the date hereof until the Closing, (i) was prepared from, are in accordance with and accurately reflect in all material respects, the Company’s books and records as of the times and for the periods referred to therein, (ii) complied in all material respects with the published rules and regulations of the SEC with respect thereto, (iii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act), (iv) fairly presented the consolidated financial position of the Company as at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments and (v) was prepared from and in accordance with the Company’s books and records. The balance sheet of the Company contained in the Company SEC Reports as of June 30, 2004 (the “Balance Sheet Date”) as filed with the SEC before the date hereof is hereinafter referred to as the “Company Balance Sheet.”

     (c) The Company has heretofore furnished to Purchaser a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act. All public announcements in a news release issued by the Dow Jones news service, PR Newswire or any equivalent service made by the Company since the Balance Sheet Date did not and will not contain any untrue statement of a material fact or omit to state a material fact or disclose any matter or proceeding required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d) Section 2.7(d) of the Company Disclosure Schedule sets forth a complete list of all effective registration statements filed on Form S-3 or Form S-8 or otherwise relying on Rule 415 under the Securities Act.

     (e) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 promulgated under the Exchange Act) designed to ensure that material information relating to the Company is made known to the Chief Executive Officer and Chief Financial Officer. To the Company’s knowledge, there are no significant deficiencies or material weaknesses in the design or operation of Company’s internal controls which could adversely affect Company’s ability to record, process, summarize and report financial data. To the Company’s knowledge, there is no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

2.8 Absence of Certain Changes.

     Except as disclosed in Section 2.8 of the Company Disclosure Schedule, from the Balance Sheet Date to the date hereof, the Company has not:

     (a) suffered any Company Material Adverse Effect or any event or change which is reasonably expected to have or constitute a Company Material Adverse Effect;

     (b) incurred any liabilities or obligations (absolute, accrued, contingent or otherwise), except items incurred in the ordinary course of business and consistent with past practice, which exceed $50,000 in the aggregate;

     (c) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Company Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

     (d) permitted or allowed any of their properties or assets (real, personal or mixed, tangible or intangible) to be subjected to any Encumbrances, except for liens for current taxes not yet due or liens the incurrence of which would not be reasonably expected to have a Company Material Adverse Effect;

     (e) cancelled any debts or waived any claims or rights of material value;

     (f) sold, transferred, or otherwise disposed of any of their material properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business, consistent with past practice;

     (g) granted any increase in the compensation or benefits of any director, officer, employee or consultant of the Company (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation or benefits payable or to become payable to any director, officer, employee or consultant of the Company, except in the case of employees other than officers of the Company for such increases in compensation or benefits made in the ordinary course of business, consistent with past practice;

     (h) made any change in severance policy or practices;

     (i) made any capital expenditure or acquired any property, plant and equipment for a cost in excess of $50,000 in the aggregate;

     (j) declared, paid or set aside for payment any dividend or other distribution (whether in cash, stock or property) in respect of their respective capital stock or redeemed,

purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company;

     (k) (i) made any changes in any of the accounting methods used by it materially affecting its assets, liabilities or business, except for such changes required by GAAP; or (ii) made or changed any election relating to Taxes, adopted or changed any accounting method relating to Taxes, entered into any closing agreement relating to Taxes, filed any amended Tax Return, settled or consented to any claim or assessment relating to Taxes, incurred any obligation to make any payment of, or in respect of, any Taxes, except in the ordinary course of business, or agreed to extend or waive the statutory period of limitations for the assessment or collection of Taxes;

     (l) paid, loaned, modified or advanced any amount to, or sold, transferred or leased any material properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of their respective officers, directors or shareholders or any affiliate or associate of any of their officers, directors or shareholders except for directors’ fees, expense reimbursements in the ordinary course and compensation to officers at rates not inconsistent with the Company’s past practice;

     (m) written-down the value of any inventory (including write-downs by reason of shrinkage or mark-down) or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business consistent with past practice nor is any such write-down required;

     (n) suffered any impairment of any material Company Intellectual Property Rights (as defined in Section 2.16(a)) or any material adverse change in any material Intellectual Property Rights licensed from a third party, in each case, other than in the ordinary course of business consistent with past practice, or disposed of or disclosed (except as necessary in the conduct of its business) to a third party any Trade Secrets owned by the Company;

     (o) granted, issued, accelerated, paid, accrued or agreed to pay or make any accrual or arrangement for payments or benefits pursuant to, or adopted or amended, any Company Employee Plans except those made in the ordinary course of business consistent with past practice; or

     (p) agreed, whether in writing or otherwise, to take any action described in this Section 2.8.

2.9 Absence of Undisclosed Liabilities.

     Except (a) as disclosed in the Company Balance Sheet and (b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, the Company has not incurred any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise required by GAAP to be recognized or disclosed on a consolidated balance sheet of the Company or in the notes thereto

2.10 Compliance with Laws.

     The business of the Company has been operated in compliance with all Laws applicable thereto, except for any instances of non-compliance which would not be reasonably likely to have a Company Material Adverse Effect.

2.11 Permits.

     (a) The Company has all permits (including signage permits), certificates, licenses, approvals and other authorizations required in connection with the operation of its business (collectively, “Company Permits”), (b) the Company is not in violation of any Company Permit and (c) no proceedings are pending or, to the knowledge of the Company, threatened, to revoke or limit any Company Permit, except, in each case, those the absence or violation of which would not be reasonably likely to have a Company Material Adverse Effect.

2.12 Litigation.

     Except as disclosed in the Company SEC Reports filed prior to the date hereof, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation (“Litigation”) pending before any agency, court or tribunal, foreign or domestic or, to the knowledge of the Company, threatened against the Company or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against the Company or, to the knowledge of the Company, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that would reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in the Company SEC Reports filed prior to the date hereof, there is no litigation that the Company has pending against other parties. The descriptions of all litigation in the Company SEC Reports are accurate in all material respects

2.13 Restrictions on Business Activities.

     Except as set forth in Section 2.13 of the Company Disclosure Schedule, there is no agreement, judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or impairing any current business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted.

2.14 Contracts.

     (a) The Company is not a party and is not subject to any management, royalty, license, lease or joint venture agreement or any material note, bond, mortgage, indenture, contract, lease, license, agreement or instrument (“Company Material Contract”) that is not so listed in Section 2.14(a) of the Company Disclosure Schedule. All such Company Material Contracts are valid and binding and are in full force and effect and enforceable by the Company in accordance with their respective terms, subject to the Enforceability Exceptions. Neither the Company nor, to the knowledge of the Company, any other party thereto is in violation or breach of or default under any such Company Material Contract where such violation or breach would be reasonably likely to have a Company Material Adverse Effect.

     (b) Except as is listed in Section 2.14(b) of the Company Disclosure Schedule, the Company is not a party to, and none of its assets or properties is subject to, any agreement, arrangement or understanding (written or oral) with any other person (including an affiliate of the Company), which (i) provides capital, surplus, balance sheet or any other form of economic or financial support to such other person, (ii) guarantees the obligations of, or performance of any acts, by such other person, or (iii) imposes legal liability on the Company for any payments (contingent or otherwise) under any note, guarantee, debt, bond, mortgage, indenture, contract, lease, license, agreement or instrument.

2.15 Government Contracts.

     (a) Customers and Suppliers. The Company is not currently in, and the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not result in, any material violation, breach or default of any term or provision or trigger automatic or optional termination of (i) any contract with any Governmental Authority, (ii) any subcontract issued at any tier under a prime contract with any Governmental Authority, or (iii) any bid, proposal, offer or quotation relating to a contract with any Governmental Authority or a subcontract issued under a contract with any Governmental Authority, except, in the case of each of (i), (ii) and (iii) above, that with respect to the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, for any violation, breach, default or automatic or optional termination right that arises as a result of Purchaser’s failure to comply with the terms of such contract, subcontract, bid, proposal, offer or quotation. The Company is not in any material violation, breach or default of any provision of any federal order, statute, rule or regulation (including the Federal Acquisition Regulation (“FAR”), agency supplements to the FAR, the Arms Export Control Act (22 U.S.C. 277 et seq.), and agency export regulations) or any similar state or local Law or regulation governing any contract, subcontract, bid, or proposal with any Governmental Authority, as applicable. The Company has not received a cure notice, a show cause notice or a stop work notice, nor has the Company been threatened with termination for default under any contract or subcontract with any Governmental Authority. To the Company’s knowledge, no request for equitable adjustment by any of its vendors, suppliers or subcontractors against it relating to contracts or subcontracts involving any Governmental Authority exists.

     (b) Government Claims. No state of facts exists that would constitute valid grounds for the assertion of a material claim by a Governmental Authority against the Company for any of the following: (i) defective pricing, (ii) FAR and/or CAS noncompliance, (iii) fraud or (iv) false claims or false statements. To the Company’s knowledge, no state of facts exists that would constitute valid grounds for the assertion of a claim by a Governmental Authority against it for either (y) unallowable costs as defined in the FAR at Part 31, including those that may be included in indirect cost claims for prior years that have not yet been finally agreed to by the Governmental Authority; or (z) any other monetary claims relating to the performance or administration by the Company of contracts or subcontracts for any Governmental Authority.

     (c) Suspension or Debarment. The Company has not been suspended or debarred from bidding on contracts or subcontracts with any Governmental Authority in connection with the conduct of its business; no such suspension or debarment has been initiated or, to the Company’s knowledge, threatened. There is no ongoing investigation, audit, prosecution, civil or administrative proceeding or settlement negotiation, or internal investigation, relating to the contracts or subcontracts of the Company with any Governmental Authority or the violation of any federal, state or local order, statute, rule, or regulation relating to government contracts, subcontracts, or export controls.

2.16 Technology and Intellectual Property.

     (a) Definitions. The following terms shall have the meanings set forth below:

          “Company Intellectual Property Rights” means all Intellectual Property Rights in the Registered Company IP and all other Intellectual Property Rights in the Company Technology and Company Trademarks other than third party Intellectual Property Rights.

          “Company Technology” means all Technology used, or held for use, in the business of the Company, as currently conducted or contemplated to be conducted.

          “Company Trademarks” means all Trademarks used, or held for use, in the business of the Company, as currently conducted or contemplated to be conducted.

          “Computer Software” means all computer programs (whether in source code or object code form), databases, compilations and documentation (including, without limitation, user, operator and training manuals) related to the foregoing.

          “Copyrights” means U.S. and foreign copyrights (whether registered or unregistered).

          “Intellectual Property Rights” means all rights in or under Copyrights, Patents, Trade Secrets, and Trademarks.

          “License Agreements” means all agreements to which the Company is a party or otherwise bound, under which the Company is granting or is granted any Intellectual Property Right.

          “Patents” means all U.S. and foreign patents and patent applications.

          “Registered Company IP” means all (i) Patents, (ii) registered Copyrights and Copyright registration applications, and (iii) registered Trademarks and Trademark registration applications, in which the Company has an ownership interest.

          “Technology” means all processes, formulae, algorithms, data, models, plans, methodologies, theories, ideas, techniques, discoveries, disclosures, inventions, Computer Software, information or know-how.

          “Trademarks” means all U.S. and foreign trademarks, service marks, trade names, designs, logos, and slogans that are used in commerce and have source-designating significance to the relevant consumers.

          “Trade Secrets” means trade secrets as defined in applicable state Laws regarding trade secrets.

     (b) Section 2.16(b) of the Company Disclosure Schedule sets forth a true and complete list of all Registered Company IP and Internet domain names registered in the name of the Company.

     (c) The Company is listed in the records of the appropriate U.S., state or foreign agency as the sole owner of record for each item of Registered Company IP. Subject to the rights and interests granted to third parties in the License Agreements and except as set forth in Section 2.16(c) of the Company Disclosure Schedule, the Company owns all right, title and interest in and to the Registered Company IP, and owns all other Company Intellectual Property Rights, free and clear of all Encumbrances. Except as set forth in Section 2.16(c) of the Company Disclosure Schedule, the Registered Company IP is subsisting in full force and effect and, to the knowledge of the Company, has not been cancelled, expired or abandoned, and, to the knowledge of the Company, the Company Intellectual Property Rights are valid and enforceable.

     (d) With respect to any Patents that are included in the Registered Company IP: (i) to the knowledge of the Company, each has been prosecuted in material compliance with all applicable rules, policies and procedures of the U.S. Patent and Trademark Office or applicable foreign agency; and (ii) except as set forth in Section 2.16(d) of the Company Disclosure Schedule or as disclosed in an Information Disclosure Statement filed with the

U.S. Patent and Trademark Office, the Company is not aware of any prior art or other facts that could render any of the issued claims in the Patents invalid or unenforceable.

     (e) Section 2.16(e) of the Company Disclosure Schedule sets forth a true and complete list of all material License Agreements, except for software licensed under a clickthrough or shrinkwrap license or through any other written agreement for ready made software. Each License Agreement is valid and binding on the Company and, to the knowledge of the Company, each other party thereto and enforceable in accordance with its terms. Except as stated in Section 2.16(e) of the Company Disclosure Schedule, none of the License Agreements grants any third party exclusive rights to or under any Company Intellectual Property Rights or the right to sublicense any Company Intellectual Property Rights. The Company is in compliance with, and has not breached any material term of any of such License Agreements and, to the knowledge of the Company, all other parties to such License Agreements are in compliance with, and have not breached any material term of, such License Agreements.

     (f) Except as disclosed in Section 2.16(f) of the Company Disclosure Schedule, the Company has not received any written notice of infringement of any Intellectual Property Rights of a third party, received any offers for a license to a third party patent in connection with a claim of infringement, or obtained a written opinion of counsel relating to a third party patent. To the knowledge of the Company, there is no reasonable basis to allege that the Company has infringed upon, violated, misappropriated or is infringing upon, violating or misappropriating an Intellectual Property Right of a third party.

     (g) Except as disclosed in Section 2.16(g) of the Company Disclosure Schedule, the Company has not provided to a third party any notice of infringement of or conflict with any Company Intellectual Property Rights. Except as disclosed in Section 2.16(g) of the Company Disclosure Schedule, to the knowledge of the Company, no person has infringed upon, violated, misappropriated or is infringing upon, violating or misappropriating any of the Company Intellectual Property Rights.

     (h) Except as disclosed in the Company SEC Reports filed prior to the date hereof, to the knowledge of the Company, there is no pending or threatened claim, suit, arbitration or, except for pending patent applications before the U.S. Patent and Trademark Office, other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction: (i) involving the Company Intellectual Property Rights; (ii) alleging that the Company is or may be infringing upon, violating or misappropriating an Intellectual Property Right of a third party; or (iii) challenging the ownership, use, validity, enforceability or registrability of any Company Intellectual Property Rights.

     (i) To the knowledge of the Company, no material Trade Secret of the Company has been disclosed to any third party in violation of confidentiality obligations to the Company, and, to the knowledge of the Company, no party to a nondisclosure agreement with the Company is in breach or default thereof. The Company has taken reasonable measures, consistent with customary industry practice, to protect, preserve and maintain the secrecy of its Trade Secrets.

     (j) Except as disclosed in Section 2.16(j) of the Company Disclosure Schedule, there are no settlements, forbearances to sue, consents, judgments, injunctions, releases, waivers, orders or similar obligations, other than the License Agreements, that: (i) restrict any Company Intellectual Property Rights or; (ii) restrict the conduct of the business of the Company in order to accommodate Intellectual Property Rights of a third party; or (iii) grant third parties any rights under Company Intellectual Property Rights.

     (k) Except as set forth in Section 2.16(k) of the Company Disclosure Schedule, all current employees of the Company and all former employees, contractors and consultants of the Company who have developed software created within the three (3) years preceding the date of this Agreement have executed an agreement that assigns to the Company their Intellectual Property Rights in the work product developed pursuant to their employment or relationship with the Company. No current or former director, officer or employee of the Company will, after giving effect to the transactions contemplated by this Agreement, own any of the Company Intellectual Property Rights.

     (1) The execution of, the delivery of, the consummation of the transactions contemplated by, and the performance of the Company’s obligations under, this Agreement will not result in any material loss or impairment of the Company Intellectual Property Rights or any Intellectual Property Rights licensed to the Company.

     (m) The Company has not used or will not use before the purchase of the Shares pursuant to the Offer any of the prior inventions disclosed in the proprietary information and inventions agreements of its employees, and, to the Company’s knowledge, no employees of the Company or have improperly brought to the Company or used at the Company any confidential information from their prior employers.

2.17 Employee Benefit Plans.

     (a) Section 2.17 of the Company Disclosure Schedule lists, with respect to the Company and any trade or business (whether or not incorporated) which is treated as a single employer with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code (an “ERISA Affiliate”), (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) each loan to a non-officer employee in excess of $10,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs, agreements or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs, agreements or arrangements, (iv) other fringe or employee benefit plans, programs, agreements or arrangements of the Company and (v) any current or former employment, change of control, retention or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of the Company of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of the Company (together, the “Company Employee Plans” ).

     (b) The Company has delivered to Purchaser a copy of each of the Company Employee Plans and related material plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto) and has, with respect to each Company Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for 2003. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service (“IRS”) a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986, or has applied to the IRS for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under a standardized prototype plan for which an IRS opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. The Company has also delivered to Purchaser the most recent IRS determination, notification, advisory, or opinion letter issued with respect to each such Company Employee Plan, and, to the Company’s knowledge, nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Company Employee Plan subject to Code Section 401(a).

     (c) There has been no “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plan. Each Company Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all applicable Laws (including ERISA and the Code), except as would not be reasonably expected to have, in the aggregate, a Company Material Adverse Effect, and the Company and each ERISA Affiliates have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans. Neither the Company nor any ERISA Affiliates is subject to any liability or penalty under Sections 4976 through 4980 of the Code or ERISA with respect to any of the Company Employee Plans. All contributions and premiums required to be made by the Company or any ERISA Affiliates to any Company Employee Plan have been made on or before their due dates. Each Company Employee Plan can be amended, terminated or otherwise discontinued in accordance with its terms. With respect to each Company

Employee Plan subject to ERISA as either an employee pension benefit plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, the Company has prepared in good faith and timely filed all requisite material governmental reports (which, to the Company’s knowledge, were true and correct as of the date filed) and has properly and timely filed and distributed or posted all material notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of the Company is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor other than routine claims for benefits.

     (d) With respect to each Company Employee Plan, the Company and its ERISA Affiliates have complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and the regulations (including proposed regulations) thereunder, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder, except where the failure to comply with the applicable requirements of such laws and regulations would not be reasonably expected to have a Company Material Adverse Effect.

     (e) Except as disclosed in Section 2.17(e) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee, director or consultant of the Company or any ERISA Affiliates to severance benefits or any other payment, or (ii) accelerate the time of payment or vesting of Company Options, or increase the amount of compensation due any such employee, director or consultant.

     (f) No amounts payable under any of the Company Employee Plans or any other contract, agreement or arrangement with respect to which the Company may have any liability could fail to be deductible for federal income tax purposes by virtue of Section 162(m) or Section 280G of the Code. None of the Company Employee Plans contains any provision requiring a gross-up pursuant to Section 280G of the Code or similar tax provisions.

     (g) No Company Employee Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any ERISA Affiliate after retirement or other termination of service (other than (i) coverage mandated by applicable Laws, (ii) death benefits or retirement benefits under any “employee pension benefit plan,” as that term is defined in Section 3(2) of ERISA, or (iii) benefits, the full direct cost of which is borne by the current or former employee (or beneficiary thereof)).

     (h) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any ERISA Affiliates relating to, or change in participation or coverage under, any Company Employee Plan which would increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal quarter included in the Company Financials.

     (i) Neither the Company nor any ERISA Affiliate currently maintains, sponsors, participates in or contributes to, nor have they ever maintained, established, sponsored, participated in, or contributed to, any employee pension benefit plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

     (j) Neither the Company nor any ERISA Affiliate is a party to, or has ever made any contribution to or otherwise incurred any obligation to contribute to, any “multiemployer plan” as defined in Section 3(37) of ERISA.

     (k) Section 2.17(k) of the Company Disclosure Schedule sets forth for each Company Option, where applicable, the performance targets, design wins, thresholds or other measurement pursuant to which vesting or exercise of such option is contingent.

2.18 Taxes and Returns.

     (a) The Company has timely filed, or caused to be timely filed, all Tax Returns (as defined below) required to be filed by it, and has paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes (as defined below) required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financials have been established. There are no claims or assessments pending against the Company for any alleged deficiency in any Tax, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company (other than, in each case, claims or assessments for which adequate reserves in the Company Financials have been established or which are being contested in good faith or are immaterial in amount). The Company does not have any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by the Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any return. There are no liens for material amounts of Taxes on the assets of the Company except for statutory liens for current Taxes not yet due and payable.

     (b) The Company has not taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

     (c) Except as set forth in Section 2.18(c) of the Company Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (either alone or in combination with another event) will not result in any payment (whether of severance pay, unemployment compensation, golden parachute, bonus or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or director of the Company.

     (d) The Company is not and has not been a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than a group of which the Company is or was the common parent corporation.

     (e) The Company has not made any change in accounting method or received a ruling from, or signed an agreement with, any taxing authority that could reasonably be expected to have a Company Material Adverse Effect following the Closing.

     (f) The Company is not currently being audited by any taxing authority and has not been notified by any tax authority that any such audit is contemplated or pending.

     (g) For purposes of this Agreement, the term “Tax” shall mean any tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, imposed by any Governmental Authority (including, but not limited to, any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, alternative or added minimum, ad valorem, transfer or excise tax) together with any interest, addition or penalty imposed thereon. The term “Tax Return” shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Authority with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

2.19 Finders and Investment Bankers.

     Except as set forth in Section 2.19 of the Company Disclosure Schedule, neither the Company nor any of its officers or directors has employed any broker or finder or otherwise incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated hereby.

2.20 Fairness Opinion.

     The Company has received from Manchester Companies Inc., its financial advisor, a written opinion addressed to it for inclusion in the Schedule 14D-9 and the Proxy Statement to the effect that the consideration to be received in the Offer and the Merger by the Company’s shareholders is fair to the Company’s shareholders from a financial point of view.

2.21 Insurance.

     Section 2.21 of the Company Disclosure Schedule sets forth a true and complete list of all insurance policies carried by, or covering, (i) the Company with respect to their to its business, assets and properties and with respect to which records are maintained at the Company’s principal executive offices, and (ii) the directors and officers of the Company, together with, in respect of each such policy, the amount of coverage and the deductible. The Company maintains insurance policies against all risk of a character, including without limitation, business interruption insurance, and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Each insurance policy set forth on Section 2.21 of the Company Disclosure Schedule is in full force and effect and all premiums due thereon have been paid in full.

2.22 Vote Required; Ownership of Purchaser Capital Stock; State Takeover Statutes.

     (a) The affirmative vote of the holders (including Merger Sub following its acceptance of Shares for payment under the Offer) of a majority of the outstanding shares of Common Stock and of at least 90% of the outstanding shares of Convertible Preferred Stock (the “Company Shareholder Approval”) are the only votes of the holders of any class or series of the Company’s capital stock necessary to approve the Merger and the transactions contemplated hereunder (other than the Offer, in respect of which no approval is required from the holders of capital stock of the Company).

     (b) The Company does not beneficially own, either directly or indirectly, any shares of Purchaser capital stock.

     (c) The Company has taken all actions necessary under the MBCA to approve the Offer, the Merger and the other transactions contemplated by this Agreement and the transactions contemplated by each of the Stockholders Agreement and the Stock Option Agreement. The Company’s Board of Directors and the Special Committee, each at a meeting duly called and held, have approved the Offer, the Merger, this Agreement and the transactions contemplated by this Agreement, and each of the Stockholders Agreement and the Stock Option Agreement and the transactions contemplated thereby, and such approvals are sufficient so that Sections 302A.671, 302A.673 and 302A.675 of the MBCA will not impede the Offer, the Merger, this Agreement and the other transactions contemplated by this Agreement. No other “fair price,” “merger moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation or charter provision applies or purports to apply to this Agreement, the Offer or the Merger or the other transactions contemplated by this Agreement (other than Chapter 80B of the Minnesota Statutes).

2.23 Title to Properties.

     Section 2.23 of the Company Disclosure Schedule sets forth a complete list of all material real property owned in fee by Company and sets forth all material real property leased by Company as lessee as of the date hereof (such owned and leased material real property, including all improvements thereon, referred to collectively as the “Company Real Property”). The Company Real Property set forth in Section 2.23 of the Company Disclosure Schedule comprises all of the material real property necessary and/or currently used in the operations of the business of the Company. The Company has good and valid title to, or, as to Company Real Property designated as leased, a valid leasehold interest in, all of the Company Real Property. The Company Real Property is free of Encumbrances, except for: (a) liens with respect to Taxes either not delinquent or being diligently contested in appropriate proceedings; (b) mechanics’, material men’s or similar statutory liens for amounts not yet due or being diligently contested in appropriate proceedings; and (c) other exceptions with respect to title to Company Real Property (including easements of public record) that do not and would not materially interfere with the current and intended use of such Company Real Property (clauses, (a), (b), and (c) being referred to herein as “Permitted Encumbrances”); and the consummation of the transactions contemplated hereby will not create any Encumbrance (other than Permitted Encumbrances) on any of the Company Real Property. The Company enjoys peaceful and undisturbed possession under all leases of Company Real Property, except for such breaches of the right to peaceful and undisturbed possession that do not materially interfere with the ability of the Company to conduct its business on such property.

2.24 Employee Matters.

     (a) There are no actions, suits, claims, charges, labor disputes, grievances or controversies pending, or to the Company’s knowledge, threatened involving the Company and any of its employees or former employees. To the Company’s knowledge, no Governmental Authority responsible for the enforcement of labor or employment laws intends to conduct an investigation with respect to or relating to the Company and no such investigation is in progress. To the Company’s knowledge, no employee of the Company has violated any employment contract, nondisclosure agreement or noncompetition agreement by which such employee is bound due to such employee being employed by the Company and disclosing to the Company or using Trade Secrets of any other person. There has been: (i) no labor union organizing or attempting to organize any employees of the Company into one or more collective bargaining units; and (ii) no labor dispute, strike, work slowdown, work stoppage or lock out or other collective labor action by or with respect to any employees of the Company pending, or, to the Company’s knowledge, threatened against or affecting the Company. The Company is not a party to, or bound by, any collective bargaining agreements or other agreement with any labor organization applicable to the employees of the Company and no such agreement is currently being negotiated.

     (b) The Company (i) is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and is not engaged in any unfair labor practice, (ii) has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries and other payments to employees, (iii) is not liable in any material respect for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing and (iv) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice).

     (c) To the Company’s knowledge, no employee of the Company has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law involving the Company. Neither the Company nor any officer, employee, contractor, subcontractor or agent of the Company has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. Section 1514A(a).

     (d) Since June 30, 2004, the Company has not effectuated (i) a “plant closing” as defined in the Worker Adjustment and Retraining Notification Act (“WARN Act”), affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company; nor has the Company been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any state, local or foreign law or regulation similar to the WARN Act. To the Company’s knowledge, none of the Company’s employees has suffered an “employment loss” (as defined in the WARN Act) in the ninety (90) days prior to the date of this Agreement.

     (e) Section 2.24 of the Company Disclosure Schedule contains a true and complete list of (i) the names of all directors and elected and appointed officers of the Company, together with such person’s position or function, annual base salary and incentives or bonus arrangement, and (ii) the number of shares of Common Stock owned beneficially or of record, or both, by each such person and the family relationships, if any, among such persons. As of the date hereof, no key employee, director or officer of the Company has given notice to the Company, nor, is the Company otherwise aware of any information that would lead it to reasonably believe, that any such person will or may cease to be engaged by the Company for any reason prior to the Effective Time.

2.25 Customers and Suppliers.

     No single customer which individually accounted for more than 5% of the Company’s gross revenues during the 12-month period preceding the date hereof, and no single supplier of the Company, has canceled or otherwise terminated, or has advised the Company that it intends to cancel or otherwise terminate, its relationship with the

Company. Except as disclosed in Section 2.25 of the Company Disclosure Schedule, no single customer which individually accounted for more than 5% of the Company’s gross revenues during the 12-month period preceding the date hereof decreased materially its use of the services or products of the Company or advised the Company that it intends to decrease materially its use of the services or products of the Company. No single supplier of the Company has, during the 12-month period preceding the date hereof, decreased materially its services or supplies to the Company or has advised the Company that it intends to decrease materially its services or supplies to the Company. The Company has not breached, so as to provide a benefit to the Company that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of the Company.

2.26 Orders, Commitments and Returns.

     As of the date of this Agreement, there are no claims against the Company to return in excess of an aggregate of $100,000 of merchandise by reason of alleged overshipments, defective merchandise or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable.

2.27 Inventory.

     The inventories shown on the Company Financials or thereafter acquired by the Company, consisted of items of a quantity and quality usable or salable in the ordinary course of business (other than slow-moving, obsolete or unusable items which are adequately reserved for in the Company Financials to reflect realizable value). Since the Balance Sheet Date, the Company has continued to replenish inventories in a normal and customary manner consistent with past practices. The Company has not received written or oral notice that it will experience in the foreseeable future any material difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products. The values at which inventories are carried reflect the inventory valuation policy of the Company, which is consistent with its past practice and in accordance with generally accepted accounting principles applied on a consistent basis. Since the Balance Sheet Date, due provision was made on the books of the Company in the ordinary course of business consistent with past practices, to provide for all slow-moving, obsolete, or unusable inventories to their estimated useful or scrap values and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage.

2.28 Accounts Receivable.

     Subject to any reserves set forth in the Company Financials, the accounts receivable shown in the Company Financials represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. The amount carried for doubtful accounts and allowances disclosed in the Company Financials is reasonably adequate and consistent with the Company’s past practice.

2.29 Environmental Matters.

     The Company has not, and no third party has, generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on the Company Real Property, any toxic or hazardous substances or wastes, pollutants or contaminants (including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products, and any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), 42 U.S.C. (S) 9601-9657, as amended) (collectively, “Hazardous Substances”) except in material compliance with all applicable Laws, and no Hazardous Substances have been generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on the Company Real Property except in material compliance with all applicable Laws, nor has any activity been undertaken on the Company Real Property that would cause or contribute to (a) the Company Real Property becoming a treatment, storage or disposal facility in material violation of, the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. (S) 6901 et seq., or any similar state law or local ordinance, (b) a release or threatened release of toxic or hazardous wastes or substances, pollutants or contaminants from the Company Real Property in material violation of CERCLA or any similar state law or local ordinance, or (c) the discharge of pollutants or effluents into any water source or system, the dredging or filling of any waters or the discharge into the air of any emissions, for which the Company does not have all material required permits under the Federal Water Act, 33 U.S.C. (S) 1251 et seq., or the Clean Air Act, 42 U.S.C. (S) 7401 et seq., or any similar state law or local ordinance, in each case except for any such noncompliance, violations, or failures as would not be reasonably likely to have a Company Material Adverse Effect. There are no substances or conditions in or on the Company Real Property that may support a claim or cause of action under RCRA, CERCLA or any other federal, state or local environmental statutes, regulations, ordinances or other environmental regulatory requirements, except for any such claims or causes of action as would not be reasonably likely to have a Company Material Adverse Effect. There are no above ground or underground tanks that have been located under, in or about the Company Real Property which have been subsequently removed or filled. To the extent storage tanks exist on or under the Company Real Property, such storage tanks have been duly registered with all appropriate regulatory and governmental bodies and are otherwise in compliance with applicable federal, state and local statutes, regulations, ordinances and other regulatory requirements.

2.30 Rights Plan.

     The Board of Directors of the Company has amended the Rights Agreement to provide that (i) so long as this Agreement has not been terminated pursuant to Section 7.1 hereof, a Distribution Date (as such term is defined in the Rights Agreement) shall not occur or be deemed to occur, and neither Purchaser nor Merger Sub shall become an Acquiring Person (as such term is defined in the Rights Agreement) as a result of the execution, delivery or performance of this Agreement, the announcement, making or consummation of the Offer, the acquisition of Shares pursuant to the Offer, or the consummation of the Merger and the other transactions contemplated by this Agreement and (ii) the Rights shall terminate and expire immediately preceding the time of Merger Sub’s acceptance of Shares for payment under the Offer. Such amendment to the Rights Agreement is valid and binding, has not been modified or waived in any respect and remains in full force and effect.

2.31 Schedule 14D-9; Offer Documents; and Proxy Statement.

     Neither the Schedule 14D-9 nor any information supplied by the Company for inclusion in the Offer Documents will, at the respective times the Schedule 14D-9, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to shareholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement, if filed, will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to shareholders of the Company, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or will, at the time of the Special Meeting, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Special Meeting which shall have become false or misleading in any material respect. The Schedule 14D-9 and the Proxy Statement will, when filed by the Company with the SEC, comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information supplied by or on behalf of the Purchaser or Merger Sub which is contained in any of the foregoing documents.

2.32 Absence of Questionable Payments.

     Neither the Company nor any director, officer, agent, employee or other person acting on behalf of the Company, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither the Company nor to the Company’s knowledge, any current director, officer, agent, employee or other person acting on behalf of the Company, has accepted or received any unlawful contributions, payments, gifts, or expenditures. The Company is in compliance with the provisions of Section 13(b) of the Exchange Act.

2.33 Representations Complete.

     None of the representations or warranties made by the Company herein or in any Schedule hereto, including the Company Disclosure Schedule, or in any certificate furnished by the Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain upon the consummation of the Offer any untrue statement of a material fact, or omits or will omit upon the consummation of the Offer to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to the Company as follows:

3.1. Due Incorporation and Good Standing.

     Each of Purchaser and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not be reasonably likely to have a material adverse effect on the business, assets, condition (financial or otherwise), liabilities or the results of operations of Purchaser and its subsidiaries taken as a whole, and except in each case for any such effects resulting from, arising out of, or relating to (i) general business or economic conditions, (ii) conditions generally affecting the industry in which Purchaser competes, or (iii) the taking of any action contemplated by this Agreement (“Purchaser Material Adverse Effect”). Purchaser has heretofore made available to the Company accurate and complete copies of the Certificate of Incorporation and Bylaws, as currently in effect, of Purchaser.

3.2. Authorization; Binding Agreement.

     Purchaser and Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the offer and the Merger, have been duly and validly authorized by the respective Boards of Directors of Purchaser and Merger Sub, as appropriate, and no other corporate proceedings on the part of Purchaser or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby (other than the requisite approval by the sole shareholder of Merger Sub of this Agreement and the Merger). This Agreement has been duly and validly executed and delivered by each of Purchaser and Merger Sub and constitutes the legal, valid and binding agreement of Purchaser and Merger Sub, enforceable against each of Purchaser and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

3.3. Governmental Approvals.

     No Consent from or with any Governmental Authority on the part of Purchaser or Merger Sub is required in connection with the execution or delivery by Purchaser of this Agreement or the consummation by Purchaser of the transactions contemplated hereby other than (i) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota in accordance with the MBCA, (ii) filings with the SEC, state securities laws administrators (including the Commissioner of Commerce of the State of Minnesota) and the National Association of Securities Dealers, Inc. (the “NASD”), (iii) such filings as may be required in any jurisdiction where Purchaser is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization, and (iv) those Consents that, if they were not obtained or made, would not be reasonably likely to have a Purchaser Material Adverse Effect.

3.4. No Violations.

     The execution and delivery of this Agreement, the Offer, the Merger, the consummation of the other transactions contemplated hereby and compliance by Purchaser and Merger Sub with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws or other governing instruments of Purchaser or Merger Sub, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any agreement or other instrument to which Purchaser is a party or by which its assets are bound, (iii) result in the creation or imposition of any Encumbrance of any kind upon any of the assets of Purchaser or Merger Sub or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.3 hereof, contravene any Law to which Purchaser or Merger Sub or its or any of their respective assets or properties are subject, except, in the case of clauses (ii), (iii) and (iv) above, for any deviations from the foregoing which would not be reasonably likely to have a Purchaser Material Adverse Effect.

3.5. Finders and Investment Bankers.

     Neither Purchaser nor any of its officers or directors has employed any broker or finder or otherwise incurred any liability for any brokerage fees, commissions or finders, fees in connection with the transactions contemplated hereby.

3.6. Schedule TO; Offer Documents; Proxy Statement; Schedule 14D-9.

     Neither the Schedule TO nor any information supplied by Purchaser or Merger Sub for inclusion in the Schedule 14D-9 will, at the respective times the Schedule TO, the Schedule 14D-9, or any amendments or supplements thereto, are filed with the SEC or are first published, sent or given to shareholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The information supplied by Purchaser for inclusion in the Proxy Statement will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to shareholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or will, at the time of the Special Meeting, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Special Meeting which shall have become false or misleading in any material respect. The Schedule TO will, when filed by Merger Sub with the SEC, comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, Purchaser and the Merger Sub make no representation or warranty with respect to any information supplied by or on behalf of the Company which is contained in any of the Offer Documents, the Proxy Statement or any amendment or supplement thereto.

3.7. Financing.

     At or prior to the dates that Merger Sub becomes obligated to accept for payment and pay for Shares pursuant to the Offer, and at the Effective Time, Purchaser and Merger Sub will have sufficient cash resources available to pay for the Shares that the Merger Sub becomes so obligated to accept for payment and pay for pursuant to the Offer and to pay the aggregate Merger Consideration pursuant to the Merger.

3.8 Representations Complete.

     None of the representations or warranties made by Purchaser herein or in any Schedule hereto, or in any certificate furnished by Purchaser pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain upon the consummation of the Offer any untrue statement of a material fact, or omits or will omit upon the consummation of the Offer to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

ARTICLE IV
ADDITIONAL COVENANTS OF THE COMPANY

4.1. Conduct of Business of the Company.

     (a) Unless Purchaser shall otherwise agree in writing and except as expressly contemplated by this Agreement or as set forth on Section 4.1 of the Company Disclosure Schedule (the inclusion of any item having been consented to by Purchaser), during the period from the date of this Agreement to the Effective Time, (i) the Company shall conduct its business in the ordinary course and consistent with past practice, and (ii) the Company shall use its reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees, to maintain satisfactory relationships with all persons with whom it does business, and to preserve the possession, control and condition of all of its assets.

     (b) Without limiting the generality of the foregoing clause (a), the Company will not, without the prior written consent of Purchaser:

          (A) amend or propose to amend its Articles of Incorporation or Bylaws (or comparable governing instruments);

          (B) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of or any Voting Debt of the Company including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of the Company, except for the issuance of Shares pursuant to the exercise of stock options outstanding on the date of this Agreement in accordance with their present terms. For purposes of this Agreement, the term “Voting Debt” shall mean indebtedness having general voting rights and debt convertible into securities having such rights;

          (C) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities and other than pursuant to commitments outstanding on the date of this Agreement in accordance with their present terms as set forth on Schedule 4.1(b)(C) of the Company Disclosure Schedule;

          (D) (a) create, incur, assume, forgive or make any changes to the terms or collateral of any debt, receivables or employee or officer loans or advances, except incurrences that constitute refinancing of existing obligations on terms that are no less favorable to the Company than the existing terms; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any person; (c) make any capital expenditures or incur any preopening expenses, other than as set forth in Section 4.1(a)(D) of the Company Disclosure Schedule; (d) make any loans, advances or capital contributions to, or investments in, any other person (other than customary travel, relocation or business advances to employees); (e) acquire the stock or assets of, or merge or consolidate with, any other person; (f) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary course of business consistent with past practice; or (g) sell, transfer, mortgage, pledge, or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties (real, personal or mixed) material to the Company other than to secure debt permitted under subclause (a) of this clause (D) or other than in the ordinary course of business consistent with past practice;

          (E) except as set forth in Section 4.1(b)(E) of the Company Disclosure Schedule, increase in any manner the wages, salaries, bonus, compensation or other benefits of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, termination, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any share holder, officer, director, other employee, agent, consultant or affiliate other than as required pursuant to the terms of agreements in effect on the date of this Agreement, or enter into or engage in any agreement, arrangement or transaction with any of its directors, officers, employees or affiliates except current compensation and benefits in the ordinary course of business, consistent with past practice;

          (F) (i) commence or settle any litigation or other proceedings with any Governmental Authority or other person, or (ii) make or rescind any election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, change any method of accounting or make any other material change in its accounting or Tax policies or procedures.

          (G) adopt or amend any resolution or agreement concerning indemnification of its directors, officers, employees or agents;

          (H) transfer or license to any person or entity or otherwise extend, amend, modify, permit to lapse or fail to preserve any of the Company Intellectual Property Rights material to the Company’s business as presently conducted or proposed to be conducted, other than nonexclusive licenses in the ordinary course of business consistent with past practice, or disclose to any person who has not entered into a confidentiality agreement any Trade Secrets;

          (I) modify, amend or terminate any Company Material Contract, or waive, release or assign any material rights or claims thereunder, other than any such modification, amendment or termination of any such Company Material Contract or any such waiver, release or arrangement thereunder in the ordinary course of business consistent with past practice;

          (J) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality agreement or non-competition agreement to which the Company is a party;

          (K) commit or omit to do any act which act or omission would cause a breach of any covenant contained in this Agreement or would cause any representation or warranty contained in this Agreement to become untrue, as if each such representation and warranty were continuously made from and after the date hereof;

          (L) fail to maintain its books, accounts and records in the usual manner on a basis consistent with that heretofore employed;

          (M) establish any subsidiary or enter into any new line of business;

          (N) enter into any lease, contract or agreement pursuant to which the Company is obligated to pay or incur obligations of more than $25,000 per year, other than the purchase of inventory in the ordinary course of business consistent with past practice;

          (O) make any changes to its current investment strategy, policy or practices;

          (P) permit any insurance policy naming the Company as a beneficiary or a loss payee to be cancelled or terminated without notice to and consent by Purchaser;

          (Q) revalue any of its assets or make any change in accounting methods, principles or practices, except as required by GAAP after notice to Purchaser;

          (R) fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

          (S) discharge any obligations (including accounts payable) other than on a timely basis in the ordinary course of business consistent with past practice, or delay the making of any capital expenditures from the Company’s current capital expenditure schedule; or

          (T) authorize any of, or agree to commit to do any of, the foregoing actions.

     (c) The Company shall use its reasonable best efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all the Company Permits necessary for, or otherwise material to, such business.

4.2. Notification of Certain Matters.

     The Company shall give prompt notice to Purchaser if any of the following occur after the date of this Agreement: (i) any representation or warranty made by the Company in this Agreement is untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time; (ii) there has been a material failure of the Company or any of its representatives to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them hereunder; (iii) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, provided that such Consent would have been required to have been disclosed in this Agreement; (iv) receipt of any material notice or other communication from any Governmental Authority (including, but not limited to, the NASD or any securities exchange) in connection with the transactions contemplated by this Agreement; (v) the occurrence of an event which would be reasonably likely to have a Company Material Adverse Effect; or (vi) the commencement or threat of any Litigation involving or affecting the Company, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of the Company which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the Offer or the Merger. No such notice to Purchaser shall have any effect on the determination of whether or not any of the conditions to Closing or to the consummation of the offer have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

4.3. Access and Information.

     (a) Between the date of this Agreement and the Effective Time, the Company will give, and shall direct its accountants and legal counsel to give, Purchaser and its respective authorized representatives (including, without limitation, its financial advisors, accountants and legal counsel), at all reasonable times, access as reasonably requested to all offices and other facilities and to all contracts, agreements, commitments, books and records of or pertaining to the Company, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish Purchaser with (i) such financial and operating data and other information with respect to the business and properties of the Company as Purchaser may from time to time reasonably request, and (ii) a copy of each material report, schedule and other document filed or received by the Company pursuant to the requirements of applicable securities laws or the NASD; provided, however, that, between the date hereof and the time of first acceptance of Shares for payment under the Offer, (i) Purchaser may, with prior notice to the Company’s Chief Executive Officer, Chief Financial Officer or General Counsel, contact any employee of the Company directly, provided that such contact is for informational purposes only and does not unreasonably interfere with such employee’s ongoing responsibilities to the Company, and (ii) access to the Company’s offices and facilities shall only be with the sole and absolute, prior written consent of the Company’s Chief Executive Officer, Chief Financial Officer or General Counsel (provided that this Agreement shall not constitute prior written consent); and, following the time of first acceptance of Shares for payment under the Offer, Purchaser shall not be restricted in any manner in contacting employees of the Company or in accessing the Company’s offices and facilities. No such access, inspections or furnishment of information shall have any adverse effect on Purchaser or Merger Sub’s ability to assert that conditions to Closing or to the consummation of the Offer have not been satisfied.

     (b) The Chief Financial Officer of the Company shall deliver to the Purchaser immediately before the close of business on the day which is six (6) business days prior to the then-scheduled expiration date of the Offer and immediately before the close of business on the then-scheduled expiration date of the Offer, a certificate executed by such officer which sets forth the number of issued and outstanding Shares as of the date of the expiration of the Offer.

     (c) Without limiting any other provision of this Agreement, from time to time during the Offer upon the request of the Purchaser, immediately before the close of business on the day which is six (6) business days prior to the then scheduled expiration date of the Offer and immediately before the close of business on the expiration date of the Offer, the Company shall inform Purchaser orally and in writing as to the then-current status of satisfaction of the conditions to the Offer described in paragraphs (c), (e), (f), (g), (h), (i) and (1) on Annex A hereto. The President of the Company shall deliver to the Purchaser promptly following the close of business on the then-scheduled expiration date of the Offer a certificate executed by such officer to the effect that the conditions to the Offer specified in the immediately preceding sentence have been satisfied.

     (d) Prior to the execution and delivery of this Agreement, the Company shall have delivered to the Purchaser a copy of duly adopted resolutions of the Company’s Board of Directors approving the execution, delivery and performance of this Agreement and the other agreements contemplated hereby (including the Stockholders Agreement and the Stock Option Agreement) and, in each case, the transactions contemplated thereby, certified by the Secretary of the Company.

4.4. Special Meeting; Proxy Statement.

     (a) As promptly as practicable following the purchase of Shares pursuant to the Offer, if required by applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable Law:

          (i) (A) duly call, give notice of, convene and hold a special meeting of its shareholders (the “Special Meeting”) for the purposes of considering and taking action upon the approval and adoption of the Merger and this Agreement;

               (B) subject to Section 4.8(b), the Company shall, through the Company’s Board of Directors, declare advisable and recommend to its shareholders that they approve the Merger and adopt this Agreement, and shall include disclosure regarding the approvals of the Company’s Board and the Special Committee referred to in Section 2.22(c) in the Proxy Statement;

               (C) without limiting the generality of the foregoing, the Company agrees that its obligations under clause (A) of this Section 4.4(a)(i) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Company Takeover Proposal (as such term is defined in Section 4.8(a)) or the withdrawal or modification by the Board of Directors or any committee thereof of such Board’s or committee’s approval or recommendation of the Offer, the Merger or this Agreement; and

          (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with Purchaser, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendments or supplements thereto (the “Proxy Statement”) to be mailed to its shareholders at the earliest practicable date, provided that no amendments or supplements to the Proxy Statement will be made by the Company without consultation with Purchaser and its counsel.

     (b) Purchaser shall vote, or cause to be voted, all of the Shares acquired in the Offer or otherwise then owned by it, Merger Sub or any of Purchaser’s other subsidiaries in favor of the approval and adoption of the Merger and this Agreement.

     (c) Notwithstanding the provisions of paragraphs (a) and (b) above, in the event that Purchaser, Merger Sub and any other subsidiaries of Purchaser shall acquire in the aggregate at least 90% of the outstanding shares of each class of capital stock of the Company pursuant to the Offer or otherwise, the parties hereto shall, subject to Article VI hereof, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of shareholders of the Company, in accordance with Section 302A.621 of the MBCA.

4.5. Reasonable Best Efforts.

     (a) Subject to the terms and conditions herein provided, the Company agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Offer and the Merger and the other transactions contemplated by this Agreement, including, but not limited to, (i) obtaining all Consents from Governmental Authorities and other third parties required for the consummation of the Offer and the Merger and the other transactions contemplated hereby (provided that the Company shall not make any payment or amend the terms of any agreement in connection with obtaining any such Consent without the prior written approval of Purchaser) and (ii) consulting and cooperating with and providing assistance to Purchaser and Merger Sub in the preparation and filing with the SEC of the Offer Documents and all necessary amendments and supplements thereto. Upon the terms and subject to the conditions hereof, the Company agrees to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the conditions to the consummation of the Offer and the Closing set forth herein.

     (b) The Company agrees to inform Purchaser regularly, and to respond to requests of Purchaser, as to the status of whether or not each material Consent required from third parties (other than Governmental Authorities) in connection with this Agreement and the transactions contemplated hereby have been obtained. The Company shall promptly deliver to Purchaser in writing a reasonably detailed notice (the “Consent Notice”) as to the status of all such material Consents (i) immediately before the close of business on the thirteenth business day (such date, the “Consent Notice Date”) following the commencement of the Offer and (ii) immediately before the close of business on the day which is six (6) business days prior to the then-scheduled expiration date of the Offer. In the event that the Company has not obtained any one or more of such material Consents by the Consent Notice Date, then Purchaser shall have up to and including the date (the “Decision Date”) which is the actual expiration date of the Offer to (i) terminate this Agreement in accordance with Section 7.1(f) hereof or (ii) waive any such one or more material Consents by delivery of a reasonably detailed written notice to the Company (any such material Consents so waived in writing by Purchaser, collectively, the “Waived Consents”); provided, however, that in the event that Purchaser has not by or on the Decision Date either (i) terminated this Agreement in accordance with Section 7.1(f) hereof or (ii) waived all such material Consents, then this Agreement shall terminate without any action by any party hereto in accordance with Section 7.1(g) hereof. Notwithstanding any such waiver of material Consents, if Purchaser has not so terminated this Agreement, the Company shall continue to use its reasonable best efforts to actually obtain the Waived Consents pursuant to Section 4.5(a) hereof up to the Closing Date.

4.6. Public Announcements.

     So long as this Agreement is in effect, the Company shall not, and shall cause its affiliates not to, (a) issue or cause the publication of any press release or any other announcement or communication with respect to the Offer or the Merger or the other transactions contemplated hereby without the written consent of Purchaser, or (b) discuss with the press or the media this Agreement, the Offer, the Merger or the other transactions contemplated hereby (and will refer any and all questions and inquiries to Purchaser), except in any case under (a) or (b) where such release or announcement is required by applicable Law or pursuant to any applicable listing agreement with, or rules or regulations of, the NASD, in which case the Company, prior to making such announcement, will consult with Purchaser regarding the same.

4.7. Compliance.

     In consummating the Offer, the Merger and the other transactions contemplated hereby, the Company shall comply in all material respects with the provisions of the Exchange Act and the Securities Act and shall comply in all material respects with all other applicable Laws.

4.8. No Solicitation.

     (a) For purposes of this Agreement, “Company Takeover Proposal” means any inquiry, proposal or offer from any person relating to (1) any direct or indirect acquisition or purchase of assets representing 10% or more of the assets of the Company, (2) any issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 10% or more of the voting power of the Company, (3) any tender offer, exchange offer or other transaction in which, if consummated, any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any “group” (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership, of 10% or more of the outstanding voting capital stock of the Company, or (4) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement. For purposes of this Agreement, a “Company Superior Offer” means a Company Takeover Proposal on terms that the Board of Directors of the Company determines, in good faith, based upon consultations with its outside legal counsel and its financial advisor, that if consummated, is more favorable to the Company’s shareholders from a financial point of view than the Offer, this Agreement or the Merger and is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the offer and the person making the offer and would, if consummated, be in the best interests of the shareholders of the Company; provided, however, that any such Company Takeover Proposal shall not be deemed to be a Company Superior Offer if any financing required to consummate the transaction contemplated by such offer is not committed.

     (b) Except as set forth in this Section 4.8, the Company shall not, directly or indirectly, and shall not, directly or indirectly, authorize or permit any officer or director of the Company, or authorize or knowingly permit any other employee, agent or consultant of the Company to (i) solicit, encourage, initiate or seek the making, submission or announcement of any Company Takeover Proposal, (ii) furnish any non-public information regarding the Company to any person (other than Purchaser or Merger Sub or their representatives) in connection with or in response to a Company Takeover Proposal or an inquiry that the Company believes in good faith could be expected to lead to a Company Takeover Proposal, (iii) engage in discussions or negotiations with any person with respect to any Company Takeover Proposal, except as to the existence of these provisions (iv) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Purchaser, the approval or recommendation by the Company’s Board of Directors of the Offer, this Agreement or the Merger, (v) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal or (vi) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a “Company Acquisition Agreement”) related to any Company Takeover Proposal. Notwithstanding the foregoing, this Section 4.8(b) shall not prohibit (A) the Company, or the Board of Directors of the Company, prior to the time of the first acceptance of Shares for payment pursuant to the Offer, from furnishing nonpublic information regarding the Company to, or entering into discussions or negotiations with, any person in response to an unsolicited, bona fide written Company Takeover Proposal that the Board of Directors of the Company concludes in good faith could reasonably be expected to result in a Company Superior Offer that is submitted to the Company by such person (and not withdrawn) if (1) neither the Company nor any officer, director, employee, agent or consultant of the Company shall have violated any of the restrictions set forth in this Section 4.8(b) in connection with the receipt of such Company Takeover Proposal, (2) the Board of Directors of the Company concludes in good faith, after consultation with its outside legal counsel, that such action with respect to such Company Takeover Proposal is required to comply with the fiduciary duties of the Board of Directors of the Company to the Company shareholders under applicable Law, (3) the Company gives Purchaser prompt written notice of the Company’s intention to furnish nonpublic information to, or enter into discussions with, such person, and the Company receives from such person an executed confidentiality agreement with provisions no less favorable to the Company than those contain in the Mutual Non-Disclosure Agreement dated August 3, 2004 by and between the Company and Purchaser; and (4) the Company furnishes such nonpublic information to such person and to Purchaser at substantially the same time (to the extent such nonpublic information has not been previously furnished by the Company to Purchaser); or (B) the Company from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any Company Takeover Proposal.

     (c) The Company shall promptly (and in no event later than twenty-four (24) hours after the Company gains knowledge of its receipt of any Company Takeover Proposal), or any request for nonpublic information relating to it in connection with a response to a Company Takeover Proposal, advise Purchaser orally and in writing of such Company Takeover Proposal or request (including providing the identity of the person making or submitting such Company Takeover Proposal or request, and a summary of the material terms thereof, if the Company Takeover Proposal is not in writing, or a copy of the Company Takeover Proposal and any related draft agreements if it is in writing) that is made or submitted by any person during the time prior to the first acceptance of Shares for payment pursuant to the Offer. The Company shall keep Purchaser informed in all material respects on a prompt basis with respect to the status of any such Company Takeover Proposal or request and any material modification or proposed material modification thereto.

     (d) Upon the execution of this Agreement, the Company shall immediately cease and cause to be terminated any discussions existing as of the date of this Agreement with any person (other than Purchaser) that relate to any Company Takeover Proposal.

     (e) The Company agrees not to release any person (other than Purchaser) from or waive any provision of any confidentiality, “standstill” or similar agreement to which the Company is a party and which relates to a Company Takeover Proposal, and will use its commercially reasonable efforts to enforce each such agreement at the request of Purchaser.

     (f) Notwithstanding anything in this Agreement to the contrary, the Board of Directors of the Company may at any time prior to the first acceptance of Shares for payment pursuant to the Offer (subject to Company’s compliance with the provisions of this Section 4.8), (i) withdraw or modify its approval or recommendation of the Offer, this Agreement or the Merger or (y) approve or recommend a Company Superior Offer if: (A) an unsolicited, bona fide written offer is made to the Company by a third party for a Company Takeover Proposal, and such offer is not withdrawn; (B) the Company’s Board of Directors determines in good faith, after consultation with its financial advisor, that such offer constitutes a Company Superior Offer; (C) following consultation with outside legal counsel, the Company’s Board of Directors determines that the withdrawal or modification of its approval or recommendation of the Offer, this Agreement or the Merger is required to comply with the fiduciary duties of the Board of Directors of Company to the shareholders of the Company under applicable Law; (D) such approval or recommendation is not withdrawn or modified in a manner adverse to Purchaser at any time prior to three (3) business days after Purchaser receives written notice from the Company confirming that the Company’s Board of Directors has determined that such offer is a Company Superior Offer, and (E) at the end of such three (3) business day period, after taking into account any adjustment or modification of the terms of this Agreement proposed by Purchaser (and any adjustment or modification of the terms of such Company Takeover Proposal), the Board of Directors of the Company again makes the determination in good faith that the withdrawal or modification of such approval or recommendation of the Offer, this Agreement or the Merger is required to comply with the fiduciary duties of the Board of Directors of the Company to the shareholders of the Company under applicable Law.

     (g) Notwithstanding anything to the contrary contained herein, this Agreement and the Merger shall be submitted to the shareholders of the Company, in accordance with Section 4.4(a), at the meeting of such shareholders for the purpose of approving this Agreement and the Merger, and, subject to termination of this Agreement in accordance with the terms of Article VII hereof, nothing in this Agreement to the contrary shall be deemed to relieve the Company of such obligation.

4.9. SEC and Shareholder Filings.

     The Company shall send to Purchaser a copy of all public reports and materials as and when it sends the same to its shareholders, the SEC or any state or foreign securities commission.

4.10 State Takeover Laws.

     Notwithstanding any other provision in this Agreement, unless this Agreement is terminated in accordance with the terms of Article VII hereof, in no event shall the Minnesota Anti-Takeover Approval be withdrawn, revoked or modified by the Board of Directors of the Company or the Special Committee. If any state takeover statute of the MBCA not rendered inapplicable or complied with by the Minnesota Anti-Takeover Approval becomes or is deemed to become applicable to this Agreement, the Offer, the acquisition of Shares pursuant to the Offer or the Merger or the other transactions contemplated by this Agreement, the Company shall take all reasonable action necessary to render such statute inapplicable to or comply with all of the foregoing. For purposes of this Agreement, the “Minnesota Anti-Takeover Approval” shall mean the actions taken by the Company’s Board of Directors and the Special Committee referred to in Section 2.22(c) hereof causing Sections 302A.671, 302A.673 and 302A.675 of the MBCA not to impede this Agreement, the Offer, the acquisition of Shares pursuant to the Offer or the Merger or the other transactions contemplated by this Agreement.

4.11 Actions Regarding the Rights.

     The Company shall not modify or waive, except as expressly provided herein, the terms of its Rights Agreement as amended as of the date hereof, or take any action to redeem the Rights, except in connection with its entering into a Company Superior Offer pursuant to and in accordance with Section 4.8 hereof.

ARTICLE V
ADDITIONAL COVENANTS OF PURCHASER

5.1. Notification of Certain Matters.

     Purchaser shall give prompt notice to the Company if any of the following occur after the date of this Agreement: (i) any representation or warranty made by Purchaser in this Agreement is untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time; (ii) there has been a material failure of Purchaser, Merger Sub or any of their representatives to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them hereunder; (iii) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, provided that such Consent would have been required to have been disclosed in this Agreement; (iv) receipt of any material notice or other communication from any Governmental Authority (including, but not limited to, the NASD) in connection with the transactions contemplated by this Agreement; (v) the occurrence of an event which would be reasonably likely to have a Purchaser Material Adverse Effect; or (vi) the commencement or threat of any Litigation involving or affecting Purchaser or any of its subsidiaries, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of Purchaser or any of its subsidiaries which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the Offer or the Merger.

5.2. Reasonable Best Efforts.

     Subject to the terms and conditions herein provided, Purchaser agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Offer and the Merger and the other transactions contemplated by this Agreement, including, but not limited to, (i) obtaining all Consents from Governmental Authorities and other third parties required for the consummation of the offer and the Merger and the other transactions contemplated hereby and (ii) consulting and cooperating with and providing assistance to the Company in the preparation and filing with the SEC of the Schedule 14D-9 and the Proxy Statement and all necessary amendments and supplements thereto. Upon the terms and subject to the conditions hereof, Purchaser agrees to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the conditions to the consummation of the offer and the Closing set forth herein.

5.3. Compliance.

     In consummating the Offer, the Merger and the other transactions contemplated hereby, Purchaser shall comply in all material respects with the provisions of the Exchange Act and the Securities Act and shall comply, and/or cause its subsidiaries to comply or to be in compliance, in all material respects, with all other applicable Laws.

5.4. SEC and Shareholder Filings.

     Purchaser shall send to the Company a copy of all public reports and materials as and when it sends the same to its shareholders, the SEC or any state or foreign securities commission.

5.5. Indemnification.

     (a) As of the Effective Time, the indemnification and exculpation provisions contained in the Bylaws and the Articles of Incorporation of the Surviving Corporation shall be at least as favorable to individuals who immediately prior to the Closing Date were directors, officers, agents or employees of the Company or otherwise entitled to indemnification under the Company’s Bylaws or Articles of Incorporation (an “Indemnified Party”) as those contained in the Bylaws and the Articles of Incorporation of the Company, respectively, and shall not be amended, repealed or otherwise modified for a period of six (6) years after the Closing Date in any manner that would adversely affect the rights thereunder of any Indemnified Party; provided, however, that nothing contained herein shall limit Purchaser’s ability to merge the Company or the Surviving Corporation into Purchaser or any of its subsidiaries or any other person or otherwise eliminate the Company’s or the Surviving Corporation’s corporate existence. The Company hereby covenants that it shall, to the fullest extent permitted under Minnesota law and regardless of whether the Merger becomes effective, indemnify, defend and hold harmless, and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under Minnesota law, indemnify, defend and hold harmless, each Indemnified Party against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, including, without limitation, liabilities arising out of this Agreement or under the Exchange Act, occurring through the Closing Date, and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Company or the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, promptly as statements therefor are received, and (ii) the Company and the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that neither the Company nor the Surviving Corporation shall be obliged pursuant to this Section 5.5 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single action except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action. Notwithstanding anything to the contrary in this Section 5.5 or in the Bylaws or Articles of Incorporation of the Surviving Corporation, the foregoing indemnification shall not be available to an Indemnified Party to the extent that a claim arises in connection with facts or circumstances which, if known by Purchaser prior to the Effective Time, would have constituted a breach of the Company’s representations, warranties, covenants or agreements made in this Agreement; the Article of Incorporation and Bylaws shall be amended as necessary to reflect this restriction on indemnification. The Surviving Corporation shall reimburse all expenses, including reason able attorney’s fees and expenses, incurred by any person to enforce the obligations of the Surviving Corporation under this Section 5.5. To the fullest extent permitted by law, the Surviving Corporation shall advance expenses in connection with the foregoing indemnification.

     (b) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.5.

5.6. Benefit Plans and Employee Matters.

     (a) Purchaser shall to the extent practicable either maintain and provide to the Company’s employees the employee benefits and programs of the Company as substantially in effect as of the date hereof or cause the Surviving Corporation to provide employee benefits and programs to the Company’s employees that, in the aggregate, are substantially comparable to those of Purchaser. The Company shall provide Purchaser with such information as Purchaser may reasonably request regarding the Company’s employee benefits and programs in order to assist Purchaser in complying with its obligations under this Section 5.6(a). Nothing in this Section 5.6(a) shall be construed to prohibit or restrict Purchaser or the Surviving Corporation from amending, suspending or terminating any of its employee benefit plans or programs at any time.

     (b) From and after the Effective Time, the Surviving Corporation shall honor, in accordance with their terms, all employment and severance agreements in effect immediately prior to the Closing Date that are applicable to any current or former employees or directors of the Company.

ARTICLE VI
CONDITIONS

6.1. Conditions to Each Party’s Obligations.

     The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

     (a) Shareholder Approval. If required under the MBCA, the Company Shareholder Approval shall have been obtained.

     (b) No Injunction or Action. No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority since the date of this Agreement which prohibits or prevents the consummation of the Merger which has not been vacated, dismissed or withdrawn prior to the Effective Time. The Company and Purchaser shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn by the Effective Time.

     (c) Purchase of Shares. Purchaser or Merger Sub or any affiliate of either of them shall have purchased Shares pursuant to the Offer.

6.2. Conditions to Obligations of Purchaser.

     The obligations of Purchaser to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any one or more of which may be waived by Purchaser:

     (a) Company Representation and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a “material adverse effect”, “material” or other materiality qualifier, such representation or warranty shall be true and correct in all respects) as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, except those representations and warranties that speak of an earlier date, which shall be true and correct as of such earlier date (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

     (b) Performance by the Company. The Company shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by the Company at or prior to the Effective Time.

     (c) No Material Adverse Change. There shall have been no changes, conditions, events, or developments (including but not limited to with respect to any matters described in this Agreement or in the Company SEC Reports or on the Company Disclosure Schedule) that have or would reasonably be expected to have a Company Material Adverse Effect since the date of this Agreement; provided, however, that for purposes of determining whether there shall have been any such Company Material Adverse Effect, (i) any adverse change resulting from or relating to general business or economic conditions shall be disregarded, (ii) any adverse change resulting from or relating to conditions generally affecting the industry in which the Company competes shall be disregarded, and

(iii) any adverse change resulting from or relating to the taking of any action contemplated by this Agreement shall be disregarded.

     (d) Governmental Approval. All Consents of any Governmental Authority required for the consummation of the Merger and the transactions contemplated by this Agreement shall have been obtained, except as may be waived by Purchaser or those Consents the failure or which to obtain will not have a Company Material Adverse Effect or a Purchaser Material Adverse Effect.

     (e) Material Consents. Except with respect to any Waived Consents, any material Consents of any person to the Merger or the other transactions contemplated hereby shall have been obtained and be in full force and effect.

     (f) Employee Termination, Consulting and Non-Competition Agreements. Each Noncompetition Agreement shall be in full force and effect.

6.3. Frustration of Conditions.

     Neither Purchaser nor the Company may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party’s failure to comply with or perform any of its covenants or obligations set forth in this Agreement.

ARTICLE VII
TERMINATION AND ABANDONMENT

7.1 Termination.

     This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the shareholders of the Company described herein:

     (a) by mutual written consent of Purchaser and the Company;

     (b) by either Purchaser or the Company, if:

          (i) the Merger shall not have been consummated on or prior to December 31, 2004 (the “Drop Dead Date”), provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

          (ii) if required under the MBCA, the vote of the Company’s shareholders shall have been taken at a meeting duly convened therefor or at any adjournment or postponement thereof and shall be insufficient to approve the Merger and this Agreement; or

          (iii) any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Offer or the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

     (c) by Purchaser, if the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform is incapable of being cured or has not been cured within 20 business days after the giving of written notice to the Company;

     (d) by Purchaser, if (1) the Company shall have breached in any material respect its obligations set forth in Section 4.8 hereof, (2) the Board of Directors of the Company or the Special Committee, as the case may be, shall have withdrawn or modified in a manner adverse to Purchaser its approval or recommendation of the Offer, the Merger or this Agreement, or failed to reconfirm its recommendation within five (5) business days after a written request to do so, or approved or recommended any Company Superior Offer or (3) the Board of Directors of the Company or the Special Committee, as the case may be, shall have resolved to take any of the foregoing actions;

     (e) by the Company, if Purchaser shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform is incapable of being cured or has not been cured within 20 business days after the giving of written notice to Purchaser;

     (f) by Purchaser on or before the Decision Date, if any one or more material Consents required from third parties (other than Governmental Authorities) in connection with this Agreement and the transactions contemplated hereby have not been obtained;

     (g) without any action on the part of any party hereto on the day immediately following the Decision Date in the event that all material Consents required from third parties (other than Governmental Authorities) in connection with this Agreement and the transactions contemplated hereby have not been obtained by the Company by or on the Decision Date and Purchaser (i) has not terminated this Agreement by or on the Decision Date pursuant to Section 7.1(f) or (ii) has not waived all such material Consents which have not been obtained by the Company by or on the Decision Date;

     (h) by the Purchaser, other than as a result of a breach by the Purchaser or Merger Sub of its obligations hereunder, if as a result of any condition set forth in Annex A hereto failing to be satisfied, the Purchaser shall have (i) failed to commence the Offer within 30 days following the date of this Agreement, or (ii) terminated the Offer without having accepted any Shares for payment thereunder; and

     (i) by the Company, upon approval of its Board of Directors, if the Purchaser shall have terminated the Offer without having accepted any Shares for payment thereunder, other than as a result of a breach by the Company of its obligations hereunder.

     The party desiring to terminate this Agreement pursuant to the preceding paragraphs shall give written notice of such termination to the other party in accordance with Section 8.6 hereof.

7.2. Effect of Termination and Abandonment.

     (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VII, this Agreement (other than Sections 7.2, 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.13, 8.14, 8.15 and 8.16) shall become void and of no further force or effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives); provided, however, that no such termination shall relieve any party hereto from any liability for any breach of this Agreement prior to termination. If this Agreement is terminated as provided herein, each party shall use its reasonable best efforts to redeliver all documents, work papers and other material (including any copies thereof) of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same.

     (b) In the event that prior to termination of this Agreement a bona fide Company Takeover Proposal shall have been made known to the Company or has been made directly to its shareholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a bona fide Company Takeover Proposal (a “Competing Company Takeover Proposal”), and thereafter this Agreement is (x) terminated pursuant to Section 7.1(b)(i) or 7.1(b)(ii), or (y) terminated by Purchaser pursuant to Section 7.1(c), 7.1(d), 7.1(f) or 7.1(h) (provided the reason for termination under Section 7.1(h) relates to one or more of the conditions described in (e), (f), (g), (h) or (k) of Annex A), then the Company shall promptly, but in no event later than, in the case of termination by Purchaser, two days after, or in the case of termination by the Company, immediately prior to, termination of this Agreement giving rise to the Company’s payment obligation, pay Purchaser One Million Dollars ($1,000,000) (the “Company Termination Fee”), plus the reimbursement of any and all Purchaser Expenses (as defined below) incurred by Purchaser and Merger Sub up to Three Hundred Thousand Dollars ($300,000), payable by wire transfer of same day funds to an account designated by Purchaser (provided, however, that the Company Termination Fee shall not be payable if Purchaser terminates this Agreement pursuant to Section 7.1(h) and at the time of such termination more than 75% of the Shares (including all of the Convertible Preferred Stock) shall have been validly tendered and not withdrawn pursuant to the Offer). The Purchaser shall submit an accounting of the Purchaser Expenses to the Company. For purposes of this Agreement, the term “Purchaser Expenses” shall mean any and all costs, fees and expenses incurred by Purchaser and Merger Sub in connection with the preparation, negotiation, execution, performance and consummation of this Agreement, the Stockholders Agreement, the Stock Option Agreement and any other agreements executed in connection herewith or therewith or in connection with any of the transactions contemplated by any such agreements and documents (including, without limitation, attorneys’, information agent’s and accountants’ fees and expenses, Purchaser’s internal time allocation relating to its employees, Purchaser’s internal costs and expenses, governmental filing fees, and printing and mailing costs). The Company acknowledges that the agreements contained in this Section 7.2(b) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Purchaser would not have entered into this Agreement. Notwithstanding the foregoing, no fee or expense reimbursement shall be paid pursuant to this Section 7.2(b) if Purchaser shall be in material breach of its obligations hereunder.

     (c) In the event that (i) Purchaser terminates this Agreement solely pursuant to Section 7.1(h), (ii) at the time of such termination, Purchaser does not deliver to the Company a written certification signed by the Chief Executive Officer stating that such termination is based, in whole or in part, on the material unsatisfactory results, in Purchaser’s sole discretion, of Purchaser’s due diligence review of the Company, and (iii) at the time of such termination, more than 75% of the Shares (including all of the Convertible Preferred Stock) shall have been validly tendered and not withdrawn pursuant to the Offer, then Purchaser shall immediately prior to its termination of this Agreement pursuant to Section 7.1(h) pay the Company One Million Dollars ($1,000,000) (the “Purchaser Termination Fee”), plus the reimbursement of any and all Company Expenses (as defined below) incurred by the Company up to Three Hundred Thousand Dollars ($300,000), payable by wire transfer of same day funds to an account designated by the Company. The Company shall submit an accounting of the Company Expenses to Purchaser. For purposes of this Agreement, the term “Company Expenses” shall mean any and all costs, fees and expenses incurred by the Company in connection with the preparation, negotiation, execution, performance and consummation of this Agreement, the Stockholders Agreement, the Stock Option Agreement and any other agreements executed in connection herewith or therewith or in connection with any of the transactions contemplated by any such agreements and documents (including, without limitation, attorneys’, information agent’s and accountants’ fees and expenses, the Company’s internal time allocation relating to its employees, the Company ‘s internal costs and expenses, governmental filing fees, and printing and mailing costs). Purchaser acknowledges that the agreements contained in this Section 7.2(c) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Company would not have entered into this Agreement. Notwithstanding the foregoing, no fee or expense reimbursement shall be paid pursuant to this Section 7.2(c) if the Company shall be in material breach of its obligations hereunder.

     (d) Purchaser acknowledges that payments made under Section 7.2(b) hereof shall constitute its exclusive remedy with respect to any termination of this Agreement that gives rise to such payment obligation. The Company acknowledges that payments made under Section 7.2(c) hereof shall constitute its exclusive remedy with respect to any termination of this Agreement that gives rise to such payment obligation.

ARTICLE VIII
MISCELLANEOUS

8.1. Confidentiality.

     Unless (i) otherwise expressly provided in this Agreement, (ii) required by applicable Law or any listing agreement with, or the rules and regulations of, any applicable securities exchange or the NASD, (iii) necessary to secure any required Consents as to which the other party has been advised or (iv) consented to in writing by Purchaser and the Company, any information or documents furnished in connection herewith shall be kept strictly confidential by the Company, Purchaser and their respective officers, directors, employees and agents. Prior to any disclosure pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party regarding the nature and extent of the disclosure. Nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by applicable Law. To the extent required by such disclosure obligations, Purchaser or the Company, after consultation with the other party, may file with the SEC a Report on Form 8-K pursuant to the Exchange Act with respect to the Offer and the Merger, which report may include, among other things, financial statements and pro forma financial information with respect to the other party. Purchaser and the Company shall cooperate with the other and provide such information and documents as may be required in connection with any filings with the SEC. In the event the Merger is not consummated, each party shall return to the other any documents furnished by the other and all copies thereof any of them may have made and will hold in absolute confidence any information obtained from the other party except to the extent (i) such party is required to disclose such information by Law or such disclosure is necessary or desirable in connection with the pursuit or defense of a claim, (ii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure or (iii) such information becomes generally available to the public other than by breach of this Section 8.1. Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the name in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

8.2. Amendment and Modification.

     This Agreement may be amended, modified or supplemented only by a written agreement among the Company, Purchaser and Merger Sub.

8.3. Waiver of Compliance; Consents.

     Any failure of the Company on the one hand, or Purchaser on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Purchaser on the one hand, or the Company on the other hand, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.3.

8.4. Survival.

     The respective representations, warranties, covenants and agreements of the Company and Purchaser contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement, notwithstanding any investigation made or information obtained by the other party, but shall terminate at the Effective Time, except for those covenants contained in Sections 1.6(b), 1.7, 1.8, 1.9, 1.12, 1.13, 5.5, 8.1 and 8.14 hereof, which shall survive beyond the Effective Time in accordance with their terms.

8.5. Notices.

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Company, to: DataKey, Inc. 407 West Travelers Trail Minneapolis, Minnesota 55337 Attention: David A. Feste Facsimile: (952) 890-6850

with a copy to (but which shall not constitute notice to the Company):

Fredrikson & Byron, P.A. 200 South 6th Street, #400 Minneapolis, Minnesota 55402-1425 Attention: Thomas R. King, Esq.

Facsimile: 612-492-7077

(ii)	if to Purchaser or Merger Sub, to:

SafeNet, Inc. 4690 Millennium Drive Belcamp, Maryland 21017 Attention: Chief Executive Officer Facsimile: (443) 327-1207

with a copy to (but which shall not constitute notice to Purchaser)

Venable LLP 8010 Towers Crescent Drive Suite 300 Vienna, Virginia 22182 Attention: Elizabeth R. Hughes, Esq. Facsimile: 703-821-8949

8.6. Binding Effect; Assignment.

     This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time without the prior written consent of the other parties hereto.

8.7. Expenses.

     All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses; provided; however, that the parties hereto agree that the costs of printing the Offer to Purchase (and related documents) and the Schedule 14D-9 (and related documents), the costs of mailing all such documents to shareholders of the Company, and the fees and expenses of Innisfree M&A Incorporated shall be split equally between Purchaser, on the one hand, and the Company, on the other hand.

8.8. Governing Law.

     This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of Delaware (except to the extent that a particular matter is the proper subject of the MBCA, in which event the MBCA shall govern). Each of the Company, Purchaser and Merger Sub hereby irrevocably and unconditionally consents to submit to the jurisdiction of the federal and state courts located in Delaware for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in such courts and agrees not to plead or claim in any such court that such litigation brought therein has been brought in an inconvenient forum.

8.9. Counterparts.

     This Agreement may be executed in one or more counterparts, each of which together be deemed an original, but all of which together shall constitute one and the same instrument.

8.10. Interpretation.

     The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a Governmental Authority and any other entity, (ii) unless otherwise specified herein, the term “affiliate,” with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person, (iii) the term “subsidiary” of any specified person shall mean any corporation any of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity any of the total equity interest of which, is directly or indirectly owned by such specified person, other than in any such case any entity which may be deemed to be a “subsidiary” of such specified person solely by reason of the ownership of equity securities of such entity which are registered under the Exchange Act and held by such specified person for investment purposes only, (iv) the term “knowledge,” when used with respect to the Company, shall mean the knowledge of the directors and executive officers of the Company and, when used with respect to Purchaser, shall mean the knowledge of the directors and executive officers of Purchaser, and (v) the term “including” shall mean “including, without limitation.” The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

8.11. Entire Agreement.

     This Agreement and the documents or instruments referred to herein, including, but not limited to, the Exhibit(s) attached hereto and the Disclosure Schedules referred to herein, which Exhibit(s) and Disclosure Schedules are incorporated herein by reference, and any other written agreement entered into contemporaneously herewith embody the entire agreement and under standing of the parties hereto in respect of the subject matter contained therein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to therein. This Agreement and such other agreements supersede all prior agreements and the understandings between the parties with respect to such subject matter.

8.12. Severability.

     In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

8.13. Specific Performance.

     The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

8.14. Third Parties.

     Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party; provided however, that the parties hereto specifically acknowledge that the provisions of Sections 5.5 and 5.6(b) hereof are intended to be for the benefit of, and shall be enforceable by, the current or former employees, officers and directors of the Company affected thereby and their heirs and representatives.

8.15. Disclosure Schedules.

     The Company and Purchaser acknowledge that the Company Disclosure Schedule (i) relates to certain matters concerning the disclosures required and transactions contemplated by this Agreement, (ii) is qualified in their entirety by reference to specific provisions of this Agreement and (iii) is not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to the Company, except to the extent required by this Agreement.

8.16. Obligation of Purchaser.

     Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Purchaser to cause Merger Sub to take such action.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement and Plan of Merger to be signed and delivered by their respective duly authorized officers as of the date first above written.

SAFENET, INC.
By:	/s/ Ken Mueller
	Name:	Ken Mueller
	Title:	Chief Financial Officer

DATAKEY, INC.
By:	/s/ Timothy L. Russell
	Name:	Timothy L. Russell
	Title:	President and Chief Executive Officer

SNOWFLAKE ACQUISITION CORP.
By:	/s/ Ken Mueller
	Name:	Ken Mueller
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

ANNEX A
Conditions to the Offer

     The capitalized terms used but not defined in this Annex A and which are defined in the attached Agreement and Plan of Merger shall have the meanings ascribed to such terms in such attached agreement. Notwithstanding any other provision of the Offer, Merger Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) promulgated under the Exchange Act (relating to Merger Sub’s obligation to pay for or return tendered Shares promptly after termination or withdrawal of the offer), pay for, and may postpone the acceptance for payment of and payment for Shares tendered, and, except as set forth in the Agreement, terminate the Offer as to any Shares not then paid for if (i) the Minimum Condition shall not have been satisfied at the scheduled expiration date of the offer or (ii) immediately prior to the expiration of the Offer, any of the following conditions shall exist:

     (a) there shall have been entered, enforced, instituted, pending, threatened, or issued by any Governmental Authority, any judgment, order, injunction, ruling, proceeding, action, suit, charge or decree: (i) which could reasonably be expected to make illegal, restrain or prohibit or make materially more costly the making of the offer, the acceptance for payment of, or payment for, any Shares by Purchaser, the Merger Sub or any other affiliate of Purchaser, or the consummation of the Merger; (ii) which could reasonably be expected to prohibit or limit the ownership or operation by the Company, Purchaser or any of their subsidiaries of all or any material portion of the business or assets of the Company, Purchaser or any of their subsidiaries, or which could reasonably be expected to compel the Company, Purchaser or any of their subsidiaries to dispose of or hold separate all or any portion of the business or assets of the Company, Purchaser or any of their subsidiaries; (iii) which could reasonably be expected to impose or confirm limitations on the ability of Purchaser, the Merger Sub or any other affiliate of Purchaser to exercise full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by the Purchaser pursuant to the Offer or otherwise on all matters presented to the Company’s shareholders, including, without limitation, the approval and adoption of the Agreement and the Merger; (iv) which could reasonably be expected to require divestiture by Purchaser, Merger Sub or any other affiliate of Purchaser of any Shares; or (v) which otherwise could reasonably be expected to have a Company Material Adverse Effect or a Purchaser Material Adverse Effect;

     (b) there shall have been any statute, rule, regulation, judgment, order, legislation or interpretation of any nature pending, proposed, enacted, enforced, promulgated, amended or issued by any Governmental Authority or deemed by any Governmental Authority applicable to (i) Purchaser, the Company or any subsidiary or affiliate of Purchaser or the Company or (ii) any transaction contemplated by the Agreement, which is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

     (c) there shall have occurred any changes, conditions, events or developments that would have, or be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect;

     (d) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange or NASDAQ other than a shortening of trading hours or any coordinated trading halt triggered solely as a result of a specified increase or decrease in a market index, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any limitation (whether or not mandatory) on the extension of credit by banks or other lending institutions in the United States, (iv) the commencement of a war, armed hostilities or any other international or national calamity involving the United States or (v) in the case of any of the foregoing existing at the time of the commencement of the offer, a material acceleration or worsening thereof;

     (e) (i) it shall have been publicly disclosed or the Purchaser shall have otherwise learned that any person, other than Purchaser or Merger Sub, shall have acquired or entered into a definitive agreement or agreement in principle to acquire beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding Shares, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership 50% or more of any of the then outstanding Shares, or (ii) the Board of Directors of the Company, the Special Committee or any other committee thereof shall have (A) withdrawn, modified or changed, in a manner adverse to Purchaser or Merger Sub, the recommendation by such Board of Directors or approval by such committee of the Offer, the Merger or this Agreement, including, without limitation, the Minnesota Anti-Takeover Approval of the Special Committee, (B) approved or recommended, or proposed publicly to approve or recommend, a Company Takeover Proposal, (C) caused the Company to enter into any agreement relating to any Company Takeover Proposal, or (D) resolved to do any of the foregoing;

     (f) the representations and warranties of the Company set forth in the Agreement shall not be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a “material adverse effect”, “material” or other materiality qualifier, such representation or warranty shall not be true and correct in all respects) as of the date of the Agreement and as of such time on or after the date of the Agreement, except those representations and warranties that speak of an earlier date, which shall not be true and correct as of such earlier date (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of the Agreement shall be disregarded);

     (g) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under the Agreement;

     (h) all material Consents required from third parties (other than Governmental Authorities) in connection with the Agreement and the transactions contemplated thereby have not been obtained by the Company by or on the Decision Date and Purchaser has not waived all such unobtained material Consents;

     (i) the Agreement shall have been terminated in accordance with its terms;

     (j) Merger Sub and the Company shall have agreed that Merger Sub shall terminate the Offer or postpone the acceptance for payment of or payment for Shares thereunder; or

     (k) any one or more of the representations and warranties contained in any one or both of Sections 2.22(a), 2.22(c) or 2.30 of the Agreement shall have been breached in any respect or are inaccurate in any respect; which, in the good faith judgment of the Merger Sub in any such case, and regardless of the circumstances (including any action or inaction by Purchaser or any of its affiliates) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment; or

     (l) any non-competition or similar obligations of the Company could reasonably be expected to prohibit or restrict Purchaser or any of Purchaser’s subsidiaries from developing, manufacturing, marketing or selling any of the current products of Purchaser or its subsidiaries or any products of Purchaser or its subsidiaries currently in design or development.

     The foregoing conditions are for the benefit of Purchaser and Merger Sub and may be asserted by Purchaser or Merger Sub regardless of the circumstances giving rise to any such condition or may be waived by Purchaser or Merger Sub in whole or in part at any time and from time to time in their reasonable discretion. The failure by Purchaser or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

APPENDIX B

MINNESOTA BUSINESS CORPORATION ACT

DISSENTERS’ RIGHTS PROVISIONS

302A.471 Rights of dissenting stockholders.

      Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder’s shares in the event of, any of the following corporate actions:

      (a) unless otherwise provided in the articles, an amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

(1) alters or abolishes a preferential right of the shares;

(2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

(3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

(4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section; or

(5) eliminates the right to obtain payment under this subdivision;

      (b) a sale, lease, transfer, or other disposition of property and assets of the corporation, that requires shareholder approval under section 302A.661, subdivision 2, but not including a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the stockholders in accordance with their respective interests within one year after the date of disposition;

      (c) a plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a constituent organization, except as provided in subdivision 3, and except for a plan of merger adopted under section 302A.626;

      (d) a plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, except as provided in subdivision 3;

      (e) a plan of conversion adopted by the corporation; or

      (f) any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting stockholders may obtain payment for their shares.

Subd. 2.	Beneficial owners.

      (a) A shareholder shall not assert dissenters’ rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different stockholders.

      (b) A beneficial owner of shares who is not the shareholder may assert dissenters’ rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

Subd. 3.	Rights not to apply.

      (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of (1) the surviving corporation in a merger with respect to shares of the shareholder that are not entitled to be voted on the merger and are not canceled or exchanged in the merger or (2) the corporation whose shares will be acquired by the acquiring corporation in a plan of exchange with respect to shares of the shareholder that are not entitled to be voted on the plan of exchange and are not exchanged in the plan of exchange.

      (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of stockholders entitled to receive notice of and to vote on an action described in subdivision 1, only stockholders as of the date fixed, and beneficial owners as of the date fixed who hold through stockholders, as provided in subdivision 2, may exercise dissenters’ rights.

      (c) Notwithstanding subdivision 1, the right to obtain payment under this section, other than in connection with a plan of merger adopted under section 302A.621, is limited in accordance with the following provisions:

(1) The right to obtain payment under this section is not available for the holders of shares of any class or series of shares that is listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(2) The applicability of clause (1) is determined as of:

(i) the record date fixed to determine the stockholders entitled to receive notice of, and to vote at, the meeting of stockholders to act upon the corporate action described in subdivision 1; or

(ii) the day before the effective date of corporate action described in subdivision 1 if there is no meeting of stockholders.

(3) Clause (1) is not applicable, and the right to obtain payment under this section is available pursuant to subdivision 1, for the holders of any class or series of shares who are required by the terms of the corporate action described in subdivision 1 to accept for such shares anything other than shares, or cash in lieu of fractional shares, of any class or any series of shares of the corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in clause (1) at the time the corporate action becomes effective.

      Subd. 4.     Other rights. The stockholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473 Procedures for asserting dissenters’ rights.

Subdivision 1.	Definitions.

      (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

      (b) “Corporation” means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

      (c) “Fair value of the shares” means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

      (d) “Interest” means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

      Subd. 2.     Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

      Subd. 3.     Notice of dissent. If the proposed action must be approved by the stockholders and the corporation holds a shareholder meeting, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters’ rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

      Subd. 4.     Notice of procedure; deposit of shares.

      (a) After the proposed action has been approved by the board and, if necessary, the stockholders, the corporation shall send to (i) all stockholders who have complied with subdivision 3, (ii) all stockholders who did not sign or consent to a written action that gave effect to the action creating the right to obtain payment under section 302A.471, and (iii) all stockholders entitled to dissent if no shareholder vote was required, a notice that contains:

(1) the address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

(2) any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

(3) a form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

(4) a copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

      (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

Subd. 5.	Payment; return of shares.

      (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

(1) the corporation’s closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

(2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

(3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

      (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

      (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

      Subd. 6.     Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter’s own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

      Subd. 7.     Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure.

      Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or stockholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all stockholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

Subd. 8.	Costs; fees; expenses.

      (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

      (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

      (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

APPENDIX C

September 9, 2004

Board of Directors
DATAKEY, INC.
407 West Travelers Trail
Minneapolis, MN 55337-2558

To the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock of Datakey, Inc. (the “Company”) of the consideration to be received by holders of common stock in the Transaction described below, pursuant to an Agreement and Plan of Merger (the “Agreement”) to be entered into by the Company, Safenet, Inc. (“Purchaser”) and Snowflake Acquisition Corp. (“Acquisition”), a wholly-owned subsidiary of Purchaser. The Agreement provides for the commencement by Acquisition of a tender offer (the “Tender Offer”) to purchase shares of Company stock outstanding at a price of $0.65 per share, net to seller in cash (the “Offer Price”), and the subsequent merger (the “Merger”) of Acquisition into the Company in which the remaining shares of Company common stock will be converted and exchanged for cash equal to the Offer Price. The Tender Offer and the Merger are collectively referred to as the “Transaction.” The terms and conditions of the Transaction are more fully set forth in the Agreement.

Manchester Financial Group, LLC (“MFG”), a wholly-owned subsidiary of Manchester Companies, Inc. (“Manchester”), as part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers, acquisitions and divestitures, private placements and for corporate and other purposes. MFG will receive a fee for providing this opinion. The opinion fee is not contingent upon consummation of the Transaction. In addition, MFG will be indemnified against certain liabilities that may arise from activities related to its engagement by the Company.

In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to the Company, including the consolidated financial statements from December 31, 2001 through December 31, 2003 and un-audited interim financial statements for the six months ended June 30, 2004, and certain other relevant financial and operating data relating to the Company made available to us from published sources and from the internal records of the Company; (ii) reviewed the draft dated September 7, 2004 of the Agreement; (iii) reviewed certain publicly available information concerning the trading of the Company’s common stock as well as other companies in the industry; (iv) compared the Company from a financial point of view with certain other companies that we deemed to be comparable; (v) considered the financial terms, to the extent publicly available, of selected acquisitions of public companies, which we deemed to be comparable, in whole or in part, to the Transaction;

* Services provided by Manchester Financial Group, LLC, Member NASD and SIPC

Datakey, Inc.
September 9, 2004

(vi) reviewed and discussed with the management of the Company and certain members of the Company’s board of directors certain information of a business and financial nature regarding the Company, furnished to us by them, including financial planning data and related assumptions of the Company; (vii) discussed with the management of the Company certain information concerning the financial condition, current operating results and business outlook of the Company; (viii) performed a discounted cash flow analysis of the Company; and (ix) performed such other analyses and examinations as we have deemed appropriate, including our assessment of general economic, market and monetary conditions.

      In conducting our review and in rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independent verification of such information. We have relied upon the assurances of the management of the Company that the financial planning data and other business outlook information provided to us has been prepared on a reasonable basis and in accordance with industry practice and reflects the best currently available estimates. We have further relied upon the assurances of management of the Company that they are not aware of any facts that would make the information supplied to us, or publicly available, inaccurate or misleading. In rendering our opinion, we express no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based.

      For purposes of rendering our opinion, we have assumed that, in all respects material to our analysis, the representations and warranties of the parties contained in the Agreements are true and correct, each party will perform all of the covenants and agreements to be performed by it under the Agreements and all conditions to the obligations of each party to consummate the Transaction will be satisfied without any material waiver thereof. We have also assumed that all material governmental, regulatory, shareholder or other approvals and consents required in connection with the consummation of the Transaction will be obtained in a manner that will not adversely affect the Company or alter the terms of the Transaction.

      In arriving at our opinion, we did not perform any appraisal or valuation, or make any physical inspection, of the assets or liabilities (contingent or otherwise) of the Company and we have not been furnished with any such appraisals or valuations. We express no opinion regarding the liquidation value of any entity. The analyses performed by MFG in connection with this opinion were going concern analyses of an entity. We were not requested to opine, and no opinion is hereby rendered, as to whether any analysis of an entity, other than as a going concern, is appropriate in the circumstance and, accordingly, we have performed no such analyses.

      This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion. We are not expressing any opinion herein as to the price at which shares of capital stock of the Company have traded or may trade following announcement or consummation.

      In rendering our opinion, we have made no analysis of the difference between the Company’s common stock and convertible preferred stock and, with your consent, we have treated the convertible preferred stock on a common stock equivalent basis.

      This opinion is directed solely to the Board of Directors of the Company in its consideration of the Transaction. It is not intended to be and does not constitute a recommendation to any shareholder as to whether to tender shares of the Company’s stock in the Tender Offer or as to how such shareholder should vote with respect to the Merger. This opinion may not otherwise be relied upon, used or referred to by, or quoted or disclosed to, any person in any manner, without our prior written consent. However, notwithstanding the foregoing, we consent to the inclusion of this opinion in the Schedule TO and Schedule 14D-9 relating to the Tender Offer and the proxy statement (if any) relating to the Merger. This opinion addresses only the fairness from a financial point of view to the holders of common stock of the Company of the consideration to be received in the Transaction and does not address the relative merits of the Transaction and any alternatives

Datakey, Inc.
September 9, 2004

to the Transaction, the Company’s underlying decision to proceed with or effect the Transaction, the process by which the Transaction was originated, negotiated, approved or consummated, or any other term, condition or aspect of the Transaction. Without limiting the generality of the foregoing, we express no opinion as to whether the terms of the Transaction are the most beneficial terms from the Company’s perspective that could under the circumstances be negotiated among the parties to the Transaction, and no opinion is expressed whether any alternative transaction might produce proceeds to the Company or any class of its shareholders in an amount in excess of that to be received by the Company in the Transaction. We were not authorized to, and did not, solicit interest in, negotiate or structure the Transaction or any alternative transaction, by any person.

      Based upon and subject to the foregoing, and other matters that we considered relevant, it is our opinion that, as of the date hereof, the consideration proposed to be paid in the Transaction pursuant to the Agreement for the common stock of the Company is fair, from a financial point of view, to the holders of common stock of the Company as of the date hereof.

Very truly yours,

MANCHESTER FINANCIAL GROUP, LLC